EXECUTION VERSION

Exhibit 2.1

ASSET ACQUISITION AGREEMENT

between

SYNGEN INC.

and

THERMOGENESIS CORP.

dated as of

July 7, 2017

i

Exhibits

Exhibit A – Bill of Sale

Exhibit B – Assignment and Assumption Agreement

Exhibit C – IP Assignment Agreement

Exhibit D – Release Agreement

Exhibit E – Voting Agreement

Exhibit F – Investors’ Rights Agreement

Exhibit G – Management Rights Letter

Exhibit H – Right of First Refusal and Co-Sale Agreement

Exhibit I – Amended and Restated Charter

Exhibit J – Coelho Employment Agreement

ASSET ACQUISITION AGREEMENT

This Asset Acquisition Agreement (this “Agreement”), dated as of July 7, 2017 (the “Effective Date”), is entered into between SynGen Inc., a Delaware corporation (“Transferor”), and ThermoGenesis Corp., a Delaware corporation (“Acquiror”).

RECITALS

WHEREAS, Transferor is engaged in the business of advanced cell separation tools and accessories, applying innovative design to aid regenerative medicine workflows (the “Business”);

WHEREAS, Acquiror is a newly-formed corporation that has agreed to acquire the assets comprising Acquiror’s Business as more particularly described in that certain Contribution Agreement of even date herewith between Cesca and Acquiror (the “Cesca Contribution Agreement”); and

WHEREAS, in connection with and as part of the transaction described in the preceding paragraph, Transferor wishes to contribute and assign to Acquiror immediately following the Dropdown (as defined below), and Acquiror wishes to acquire and assume from Transferor immediately following the Dropdown, the Acquired Assets and the Assumed Liabilities, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

ARTICLE I
DEFINITIONS

The following terms have the meanings specified or referred to in this ARTICLE I:

“Acquired Assets” has the meaning set forth in Section 2.01.

“Acquiror” has the meaning set forth in the preamble.

“Acquiror Balance Sheet” has the meaning in Section 5.08(a).

“Acquiror Closing Certificate” has the meaning set forth in Section 7.03(f).

“Acquiror Indemnitees” has the meaning set forth in Section 8.02.

“Acquiror Material Adverse Effect” means any event, occurrence, fact, condition or change that, individually or together with other events or occurrences, is materially adverse to (a) the business, results of operations, financial condition or assets of Acquiror, taken as a whole, or (b) the ability of Acquiror to consummate the transactions contemplated hereby; provided, however, that “Acquiror Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Acquiror operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or the other Transaction Documents or any action taken (or omitted to be taken) with the written consent of or at the written request of Transferor; (vi) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (vii) the announcement, pendency or completion of the transactions contemplated by this Agreement and the other Transaction Documents, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Acquiror; (viii) any natural or man-made disaster or acts of God; or (ix) any failure by the Acquiror to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded).

“Acquiror’s Business” means the design, manufacture and sale of advanced devices created specifically for the regenerative medicine bioprocessing market, including biologic collection, transport, processing/washing, characterization/analysis and cryopreservation.

“Acquisition Consideration” means the value of the Stock Consideration plus the Cash Consideration, as determined in accordance with Section 2.05.

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Amended and Restated Charter” means that certain First Amended and Restated Certificate of Incorporation of Acquiror, substantially in the form attached hereto as Exhibit I.

“Assigned Contracts” has the meaning set forth in Section 2.01(b).

“Assignment and Assumption Agreement” means that certain Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit B.

“Assumed Liabilities” has the meaning set forth in Section 2.03.

“Balance Sheet” has the meaning set forth in Section 4.04.

“Balance Sheet Date” has the meaning set forth in Section 4.04.

“Bay City” means each of Bay City Capital Fund V, L.P. and Bay City Capital Fund V Co-Investment Fund, L.P. and any of their Affiliates.

“Benefit Plan” has the meaning set forth in Section 4.14(a).

“Bill of Sale” means that certain General Assignment, Bill of Sale and Assumption of Liabilities, substantially in the form attached hereto as Exhibit A.

“Books and Records” has the meaning set forth in Section 2.01(j).

“Business” has the meaning set forth in the recitals.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York City, New York are authorized or required by Law to be closed for business.

“Cash Consideration” has the meaning set forth in Section 2.05.

“Cesca” means Cesca Therapeutics Inc., a Delaware corporation and the sole stockholder of Acquiror.

“Cesca Contribution Agreement” has the meaning set forth in the recitals.

“Closing” has the meaning set forth in Section 3.01.

“Closing Date” has the meaning set forth in Section 3.01.

“COC Bonus Plan” means that certain SynGen Inc. Change of Control Bonus Plan, effective as of April 6, 2017, as amended to date.

“Coelho Employment Agreement” means an Employment Agreement between Acquiror and Philip Coelho in substantially the form attached as Exhibit J hereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means shares of common stock, par value $0.001 of Acquiror.

“Confidentiality Agreement” means the Non-Disclosure and Confidentiality Agreement, dated as of May 2, 2017, between Acquiror and Transferor, as amended.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Contributions” has the meaning set forth in Section 6.13(b).

“Direct Claim” has the meaning set forth in Section 8.05(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by Transferor and Acquiror concurrently with the execution and delivery of this Agreement.

“Dollars” or “$” means the lawful currency of the United States.

“Drop Dead Date” has the meaning set forth in Section 9.01(b)(i).

“Dropdown” means the contribution of the assets comprising the Acquiror’s Business from Cesca to Acquiror, in accordance with the Cesca Contribution Agreement.

“Effective Date” has the meaning set forth in the preamble.

“Employee” means those Persons employed by Transferor who worked exclusively for the Business immediately prior to the Closing.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, deed of trust, easement, encroachment, right of way or restriction of any kind.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Transferor or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code.

“Excluded Assets” has the meaning set forth in Section 2.02.

“Excluded Contracts” has the meaning set forth in Section 2.02(c).

“Excluded Liabilities” has the meaning set forth in Section 2.04.

“FIRPTA Certificate” has the meaning set forth in Section 7.02(j).

“Fundamental Representations” has the meaning set forth in Section 8.01.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Indemnified Party” has the meaning set forth in Section 8.04.

“Indemnifying Party” has the meaning set forth in Section 8.04.

“Insurance Policies” has the meaning set forth in Section 4.11.

“Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (b) copyrights, including all applications and registrations, and works of authorship, whether or not copyrightable; (c) trade secrets and confidential know-how; (d) patents and patent applications; (e) websites and internet domain name registrations; (f) all other intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing; and (g) all rights to any Actions of any nature available to or being pursued by Transferor to the extent related to the foregoing, whether accruing before, on or after the date hereof, including all rights to and claims for damages, restitution and injunctive relief for infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief, and to collect, or otherwise recover, any such damages.

“Intellectual Property Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other Contracts (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, relating to any Intellectual Property that is used in or necessary for the conduct of the Business as currently conducted to which Transferor is a party, beneficiary or otherwise bound.

“Intellectual Property Assets” means all Intellectual Property that is owned by Transferor and used in or necessary for the conduct of the Business as currently conducted.

“Intellectual Property Registrations” means all Intellectual Property Assets that are subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names, and copyrights, issued and reissued patents and pending applications for any of the foregoing.

“Interim Balance Sheet” has the meaning set forth in Section 4.04.

“Interim Balance Sheet Date” has the meaning set forth in Section 4.04.

“Inventory” has the meaning set forth in Section 2.01(a).

“Investor Agreements” shall mean, collectively, the Voting Agreement, the Investors’ Rights Agreement, the Management Rights Letter and the ROFR and Co-Sale Agreement.

“Investors’ Rights Agreement” means that certain Investors’ Rights Agreement, substantially in the form attached hereto as Exhibit F.

“IP Assignment Agreement” means that certain Intellectual Property Assignment Agreement, substantially in the form attached hereto as Exhibit C.

“Knowledge of Transferor” or “Transferor’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of those Persons listed on Section 1.01(b) of the Disclosure Schedules, after reasonable inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Leased Real Property” has the meaning set forth in Section 4.09(b).

“Leases” has the meaning set forth in Section 4.09(b).

“Liabilities” means liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Lien Release” shall mean an agreement by a Person holding a security interest, lien, or other Encumbrance in an Acquired Asset to unconditionally and completely release said security interest, lien, or other Encumbrance immediately before the Closing.

“Litigation” means Cesca Therapeutics Inc. v. SynGen Inc., PHC Medical, Inc., Philip Coelho, Terrence Wolf, Prince Emmanuel, and Does 1 through 10, inclusive, in Case No. 2:14-CV-02085-GEB-KJN in the United States District Court for the Eastern District of California Sacramento Division.

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the reasonable cost of enforcing any right to indemnification hereunder and the reasonable cost of pursuing any insurance providers; provided, however, that “Losses” shall not include punitive, incidental, consequential, special or indirect damages (including loss of revenue, diminution in value and any damages based on any type of multiple), except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party.

“Management Rights Letter” means that certain Management Rights Letter, substantially in the form attached hereto as Exhibit G.

“Permits” means all permits, licenses, franchises, approvals, authorizations, consents, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Encumbrances” means (a) liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures and for which there are adequate accruals or reserves on the balance sheet of Transferor; (b) mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the Business or the Acquired Assets; (c) easements, rights of way, zoning ordinances and other similar encumbrances affecting Leased Real Property; (d) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and which are not, individually or in the aggregate, material to the Business or the Acquired Assets and (e) other imperfections of title or Encumbrances, if any, that are not, individually or in the aggregate, material to the Business or the Acquired Assets.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning on or before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date.

“Post-Closing Warranty Obligations” has the meaning set forth in Section 2.03(c).

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning on or before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

“Release Agreement” means that certain Release Agreement, substantially in the form attached hereto as Exhibit D.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Right of First Refusal and Co-Sale Agreement” means that certain Right of First Refusal and Co-Sale Agreement, substantially in the form attached hereto as Exhibit H.

“Schedule Supplement” has the meaning set forth in Section 6.03(b).

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” has the meaning set forth in Section 2.05.

“Stock Consideration” has the meaning set forth in Section 2.05.

“Straddle Period” has the meaning set forth in Section 6.13(c).

“Survival Period” has meaning set forth in Section 8.01.

“Tangible Personal Property” has the meaning set forth in Section 2.01(d).

“Taxes” means all federal, state, local, and foreign taxes, customs, duties, fees, assessments and other governmental charges in the nature of a tax, including income, gross receipts, sales, use, production, ad valorem, transfer, documentary, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, and windfall profits taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Claim” has the meaning set forth in Section 8.05(a).

“Transaction Documents” means this Agreement, the Bill of Sale, the Assignment and Assumption Agreement, the IP Assignment Agreement, the Coelho Employment Agreement, the Investors’ Rights Agreement, the Voting Agreement, the Management Rights Letter, the Right of First Refusal and Co-Sale Agreement, the Amended and Restated Charter, the Release Agreement, the Lien Releases, and the other agreements, instruments and documents required to be delivered at the Closing.

“Transfer Taxes” has the meaning set forth in Section 6.13(a).

“Transferor” has the meaning set forth in the preamble.

“Transferor Audited Financial Statements” has the meaning set forth in Section 4.04.

“Transferor Closing Certificate” has the meaning set forth in Section 7.02(f).

“Transferor Financial Statements” has the meaning set forth in Section 4.04.

“Transferor Indemnitees” has the meaning set forth in Section 8.03.

“Transferor Interim Financial Statements” has the meaning set forth in Section 4.04.

“Transferor Material Adverse Effect” means any event, occurrence, fact, condition or change that, individually or together with other events or occurrences, is materially adverse to (a) the business, results of operations, financial condition or assets of the Business, taken as a whole, or (b) the ability of Transferor to consummate the transactions contemplated hereby; provided, however, that “Transferor Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Transferor operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or the other Transaction Documents or any action taken (or omitted to be taken) with the written consent of or at the written request of Acquiror; (vi) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (vii) the announcement, pendency or completion of the transactions contemplated by this Agreement and the other Transaction Documents, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Transferor and the Business; (viii) any natural or man-made disaster or acts of God; or (ix) any failure by the Business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded).

“Transferor Material Contracts” has the meaning set forth in Section 4.07.

“Transferor Tax Contest” has the meaning set forth in Section 6.13(d).

“Transferred Employees” has the meaning set forth in Section 6.04(a).

“Treasury Regulations” means the regulations promulgated under the Code, as such regulations may be amended from time to time.

“Union” has the meaning set forth in Section 4.15(b).

“Voting Agreement” means that certain Voting Agreement, substantially in the form attached hereto as Exhibit E.

ARTICLE II
ACQUISITION AND CONTRIBUTION

Section 2.01     Acquisition and Contribution of Assets. Subject to the terms and conditions set forth herein, at the Closing, Transferor shall contribute, assign, transfer, convey and deliver to Acquiror, and Acquiror shall acquire from Transferor, free and clear of any Encumbrances other than Permitted Encumbrances, all of Transferor’s right, title and interest in, to and under all of the assets, properties and rights of every kind and nature, whether real, personal or mixed, tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired (other than the Excluded Assets), which relate to, or are used or held for use in connection with, the Business (collectively, the “Acquired Assets”), including, without limitation, the following:

(a)     all inventory, finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories (“Inventory”);

(b)     all Contracts specifically listed on Section 2.01(b) of the Disclosure Schedules and the Intellectual Property Agreements set forth on Section 4.10(a) of the Disclosure Schedules (collectively, the “Assigned Contracts”), plus all rights of Transferor (but not obligations) under provisions of Contracts with former or current employees or independent contractors that require the employee or independent contractor to hold confidential or refrain from using any confidential or proprietary information of the Transferor;

(c)     all Intellectual Property Assets;

(d)     all furniture, fixtures, equipment, supplies and other tangible personal property of the Business listed on Section 2.01(d) of the Disclosure Schedules (the “Tangible Personal Property”);

(e)     all Permits which are held by Transferor and required for the conduct of the Business as conducted as of the date hereof or for the ownership and use of the Acquired Assets, including, without limitation, those listed on Section 2.01(e) of the Disclosure Schedules, but only to the extent such Permits may be transferred under applicable Law, provided that, if any such Permit cannot be transferred under applicable Law, Transferor shall cooperate with and reasonably assist Acquiror in obtaining such Permit;

(f)     all rights to any Actions of any nature available to or being pursued by Transferor to the extent related to the Business, the Acquired Assets or the Assumed Liabilities, whether arising by way of counterclaim or otherwise;

(g)     all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums and fees (but excluding any such items related to Excluded Assets);

(h)     all of Transferor’s rights under warranties, indemnities and all similar rights against third parties to the extent related to any Acquired Assets;

(i)     all insurance benefits, including rights and proceeds, arising from or relating to the Business, the Acquired Assets or the Assumed Liabilities, other than those set forth in Section 2.02(f);

(j)     originals, or where not available, copies, of all books and records, including books of account, ledgers and general, financial and accounting records, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records and data (including all correspondence with any Governmental Authority), sales material and records, strategic plans, internal financial statements, marketing and promotional surveys, material and research and files relating to the Business or the Acquired Assets (including the Intellectual Property Assets and the Intellectual Property Agreements), other than books and records set forth in Section 2.02(d) (“Books and Records”); and

(k)     all goodwill and the going concern value of the Business.

Section 2.02     Excluded Assets. Notwithstanding anything to the contrary set forth in Section 2.01, the Acquired Assets shall not include the following assets (collectively, the “Excluded Assets”):

(a)     all cash and cash equivalents, bank accounts and securities of Transferor;

(b)     all accounts or notes receivable of the Business existing as of the Closing Date;

(c)     all Contracts that are not Assigned Contracts, including the Contracts listed on Section 2.02(c) of the Disclosure Schedules (the “Excluded Contracts”);

(d)     the corporate seals, organizational documents, minute books, stock books, Tax Returns, books of account or other records having to do with the corporate organization of Transferor, all employee-related or employee benefit-related files or records, other than personnel files of Transferred Employees, and any other books and records which Transferor is prohibited from disclosing or transferring to Acquiror under applicable Law, is required by applicable Law to retain, or is protected by attorney-client privilege;

(e)     all Benefit Plans and assets attributable thereto;

(f)     all Insurance Policies of Transferor and all rights to applicable claims and proceeds (i) under any “D&O” Insurance Policy or (ii) with respect to any other Excluded Assets or any Excluded Liabilities, including, for the avoidance of doubt, any and all reimbursements related to the Litigation;

(g)     all Tax assets (including any rights or claims to Tax refunds attributable to any Pre-Closing Tax Period (whether by way of refund, credit, offset or otherwise) and any prepayments) of Transferor;

(h)     the assets, properties and rights specifically set forth on Section 2.02(h) of the Disclosure Schedules;

(i)     any tangible personal property not specifically listed on Section 2.01(d) of the Disclosure Schedules; and

(j)     the rights which accrue or will accrue to Transferor under the Transaction Documents.

Section 2.03     Assumed Liabilities. Subject to the terms and conditions set forth herein, Acquiror shall assume and agree to pay, perform and discharge only the following Liabilities of Transferor (collectively, the “Assumed Liabilities”), and no other Liabilities:

(a)     all Liabilities in respect of the Assigned Contracts but only to the extent that such Liabilities thereunder are first required to be performed after the Closing Date;

(b)     except as specifically provided in Section 6.04, all Liabilities of Acquiror or its Affiliates relating to employee benefits, compensation or other arrangements with respect to any Transferred Employee first arising on or after the Closing Date;

(c)     any warranty or service obligations provided for under the terms of the Assigned Contracts, whether arising prior to, on or after the Closing Date (the “Post-Closing Warranty Obligations”);

(d)     all Liabilities for Taxes relating to the Business or the Acquired Assets that are attributable to the Post-Closing Tax Period; and

(e)     all other Liabilities arising out of or relating to Acquiror’s ownership or operation of the Business and the Acquired Assets on or after the Closing Date.

Section 2.04     Excluded Liabilities. Acquiror shall not assume and shall not be responsible to pay, perform or discharge any Liabilities of Transferor or any of its Affiliates of any kind or nature whatsoever other than the Assumed Liabilities (the “Excluded Liabilities”). Transferor shall, and shall cause each of its Affiliates to, pay, satisfy or settle in due course all Excluded Liabilities which they are obligated to pay and satisfy. Without limiting the generality of the foregoing, the Excluded Liabilities shall include, but not be limited to, the following:

(a)     any Liabilities arising out of or relating to Transferor’s ownership or operation of the Business and the Acquired Assets, including any trade accounts payable of Transferor to third parties in connection with the Business arising prior to the Closing Date and any insurance premiums for insurance plans maintained by Transferor relating to the Business;

(b)     any Liabilities relating to or arising out of the Excluded Assets;

(c)     any Liability for (i) Taxes relating to the Acquired Assets or the conduct, ownership, or operation of the Business for any Pre-Closing Tax Period, (ii) any other income Taxes of Transferor or any stockholders or Affiliates of Transferor for any period, (iii) Taxes relating to the Excluded Assets for any period; and (iv) any other Taxes of Transferor or any stockholders or Affiliates of Transferor that do not relate to the Acquired Assets or the conduct, ownership or operation of the Business that becomes a Liability of Acquiror under any common law doctrine of transferee or successor liability or otherwise by operation of contract (other than the Transaction Documents or any contract entered into after the Closing) or Law; provided, that, for the avoidance of doubt, (1) for purposes of this Section 2.04(c), neither the Acquiror nor any of its Affiliates after the Closing shall be considered an Affiliate of the Transferor, (2) Excluded Liabilities shall not include Taxes resulting from any transactions occurring on the Closing Date outside the ordinary course of the Business after the Closing, and (3) notwithstanding anything to the contrary in this Section 2.04, no liability for Taxes shall be considered an Excluded Liability except to the extent such liability is described in this Section 2.04(c);

(d)     any Liabilities in respect of any pending or threatened Action arising out of, relating to or otherwise in respect of the operation of the Business or the Acquired Assets to the extent such Action relates to such operation on or prior to the Closing Date;

(e)     any product Liability or similar claim for injury to a Person or property which arises out of or is based upon any express or implied representation, warranty, agreement or guaranty made by Transferor, or by reason of the improper performance or malfunctioning of a product, improper design or manufacture, failure to adequately package, label or warn of hazards or other related product defects of any products at any time manufactured or sold or any service performed by Transferor, except as set forth in Section 2.03(c);

(f)     any Liabilities of Transferor arising under or in connection with any Benefit Plan providing benefits to any present or former employee of Transferor;

(g)     any Liabilities of Transferor for any present or former employees, officers, directors, retirees, independent contractors or consultants of Transferor, including, without limitation, any Liabilities associated with any claims for wages or other benefits, bonuses, accrued vacation, workers’ compensation, severance, retention, termination or other payments;

(h)     any Liabilities of the Business relating to or arising from unfulfilled commitments, quotations, purchase orders, customer orders or work orders that (i) do not constitute part of the Acquired Assets issued by the Business’ customers to Transferor on or before the Closing; (ii) did not arise in the ordinary course of business; or (iii) are not validly and effectively assigned to Acquiror pursuant to this Agreement;

(i)     any Liabilities to indemnify, reimburse or advance amounts to any present or former officer, director, employee or agent of Transferor (including with respect to any breach of fiduciary obligations by same);

(j)     any Liabilities under the Excluded Contracts;

(k)     any Liabilities associated with debt, loans or credit facilities of Transferor and/or the Business owing to financial institutions;

(l)     any Liabilities arising out of, in respect of or in connection with the failure by Transferor or any of its Affiliates to comply with any Law or Governmental Order; and

(m)     any Liabilities of Transferor arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and others.

Section 2.05     Acquisition Consideration. Acquiror shall pay the Acquisition Consideration for the Acquired Assets at the Closing, in part, by the issuance of shares of Common Stock of Acquiror (the “Shares”) to Transferor. At the Closing, Acquiror shall issue to Transferor 2,000,000 Shares immediately prior to the Closing (such consideration referred to herein as the “Stock Consideration”), such Stock Consideration valued as of the Effective Date at $3,000,000. In addition to such Stock Consideration, Acquiror shall pay Transferor $1,000,000.00 in cash at the Closing, which shall be paid by wire transfer of immediately available funds to an account designated in writing by Transferor to Acquiror no later than two Business Days prior to the Closing Date (the “Cash Consideration”). The amount of the Stock Consideration and Cash Consideration allocable to Tangible Personal Property is set forth on Section 2.01(d) of the Disclosure Schedules, with the remaining amount of the Stock Consideration and Cash Consideration being allocated to goodwill and any transferred Intellectual Property Assets.

Section 2.06     Third Party Consent. To the extent that Transferor’s rights under any Contract or Permit constituting an Acquired Asset, or any other Acquired Asset, may not be assigned to Acquiror without the consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Transferor, at its reasonable expense, shall use its reasonable best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Acquiror’s rights under the Acquired Asset in question so that Acquiror would not in effect acquire the benefit of all such rights, Transferor, to the maximum extent permitted by Law and the Acquired Asset, shall act after the Closing as Acquiror’s agent in order to obtain for it the benefits thereunder and shall reasonably cooperate, to the maximum extent permitted by Law and the Acquired Asset, with Acquiror in any other reasonable arrangement designed to provide such benefits to Acquiror. Notwithstanding any provision in this Section 2.06 to the contrary, Acquiror shall not be deemed to have waived its rights under Section 7.02(d) hereof unless and until Acquiror either provides written waivers thereof or elects to proceed to consummate the transactions contemplated by this Agreement at Closing.

ARTICLE III
CLOSING

Section 3.01     Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall be consummated remotely via the exchange of documents and other deliverables by execution and delivery of all necessary documents and other deliverables by each party hereto by overnight mail, electronic mail or such other method mutually agreed to by the parties, on the date of this Agreement immediately following the Dropdown, or at such other time, date or place as Transferor and Acquiror may mutually agree upon in writing. The date on which the Closing is to occur is herein referred to as the “Closing Date,” and the Closing shall be deemed to occur at 11:59 Pacific Daylight Time on the Closing Date.

Section 3.02     Closing Deliverables.

(a)     At the Closing, Transferor shall deliver to Acquiror the following:

(i)     the Bill of Sale, duly executed by Transferor;

(ii)     the Assignment and Assumption Agreement, duly executed by Transferor;

(iii)     the IP Assignment Agreement, duly executed by Transferor;

(iv)     the Release Agreement, duly executed by Transferor and the other defendants in the Litigation;

(v)     the Coelho Employment Agreement, duly executed by Philip Coelho;

(vi)     the Voting Agreement, duly executed by Transferor;

(vii)     the Investors’ Rights Agreement, duly executed by Transferor;

(viii)     the Management Rights Letter, duly executed by Transferor;

(ix)     the Right of First Refusal and Co-Sale Agreement, duly executed by Transferor;

(x)     the Transferor Closing Certificate described in Section 7.02(f);

(xi)     the FIRPTA Certificate;

(xii)     Lien Releases, in a form satisfactory to Acquiror, from each of Bay City Capital Fund V, L.P. and Philip Coelho;

(xiii)     the certificates of the Secretary of Transferor required by Section 7.02(h) and Section 7.02(i);

(xiv)     a certificate of good standing for Transferor from the Secretary of State of the State of Delaware dated as of a date not more than three Business Days prior to the Closing Date; and

(xv)     such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Acquiror, as may be required to give effect to this Agreement.

(b)     At the Closing, Acquiror shall deliver to Transferor the following:

(i)     a stock certificate evidencing the Stock Consideration, duly executed by Acquiror;

(ii)     the Cash Consideration;

(iii)     the Assignment and Assumption Agreement, duly executed by Acquiror;

(iv)     the IP Assignment Agreement, duly executed by Acquiror;

(v)     the Release Agreement, duly executed by Acquiror;

(vi)     the Voting Agreement, duly executed by Acquiror;

(vii)     the Investors’ Rights Agreement, duly executed by Acquiror;

(viii)     the Management Rights Letter, duly executed by Acquiror;

(ix)     the Right of First Refusal and Co-Sale Agreement, duly executed by Acquiror;

(x)     the Amended and Restated Charter, duly executed by Acquiror and with evidence of filing with the Secretary of State of the State of Delaware;

(xi)     the Acquiror Closing Certificate described in Section 7.03(f);

(xii)     payment of the sales tax reimbursement referenced in the last sentence of Section 6.13(a);

(xiii)     the certificates of the Secretary or Assistant Secretary of Acquiror required by Section 7.03(g) and Section 7.03(h);

(xiv)     the Coelho Employment Agreement, duly executed by Acquiror; and

(xv)     a certificate of good standing for Acquiror from the Secretary of State of the State of Delaware dated as of a date not more than three Business Days prior to the Closing Date.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF TRANSFEROR

Except as set forth in the Disclosure Schedules, Transferor represents and warrants to Acquiror that the statements contained in this ARTICLE IV are true and correct as of the date hereof.

Section 4.01     Organization and Qualification of Transferor. Transferor is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted. Section 4.01 of the Disclosure Schedules sets forth each jurisdiction in which Transferor is licensed or qualified to do business. Transferor is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of the Acquired Assets or the operation of the Business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Transferor Material Adverse Effect.

Section 4.02     Authority of Transferor. Transferor has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Transferor is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Transferor of this Agreement and any other Transaction Document to which Transferor is a party, the performance by Transferor of its obligations hereunder and thereunder and the consummation by Transferor of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Transferor. This Agreement has been duly executed and delivered by Transferor, and (assuming due authorization, execution and delivery by Acquiror) this Agreement constitutes a legal, valid and binding obligation of Transferor, enforceable against Transferor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which Transferor is or will be a party has been duly executed and delivered by Transferor (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Transferor enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.03     No Conflicts; Consents. The execution, delivery and performance by Transferor of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation or bylaws of Transferor; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Transferor, the Business or the Acquired Assets in any material respect; (c) except as set forth in Section 4.03 of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract or Permit to which Transferor is a party or by which Transferor or the Business is bound or to which any of the Acquired Assets are subject (including any Assigned Contract); or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on the Acquired Assets. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Transferor in connection with the execution and delivery of this Agreement or any of the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except as set forth in Section 4.03 of the Disclosure Schedules and such consents, approvals, Permits, Governmental Orders, declarations, filings or notices that are not material to the ownership or operation of Business or the Acquired Assets.

Section 4.04     Financial Statements. Complete copies of the audited financial statements consisting of the balance sheet of the Business as of December 31, 2016 and December 31, 2015 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the years then ended (the “Transferor Audited Financial Statements”), and unaudited financial statements consisting of the balance sheet of the Business as of March 31, 2017 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the three-month period then ended (the “Transferor Interim Financial Statements” and together with the Transferor Audited Financial Statements, the “Transferor Financial Statements”) have been delivered to Acquiror. The Transferor Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the Transferor Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Transferor Audited Financial Statements). The Transferor Financial Statements are based on the books and records of the Business and fairly present in all material respects the financial condition of the Business as of the respective dates they were prepared and the results of the operations of the Business for the periods indicated. The balance sheet of the Business as of December 31, 2016 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date,” and the balance sheet of the Business as of March 31, 2017 is referred to herein as the “Interim Balance Sheet” and the date thereof the “Interim Balance Sheet Date.” Transferor maintains a standard system of accounting for the Business established and administered in accordance with GAAP.

Section 4.05     Undisclosed Liabilities. Transferor has no Liabilities with respect to the Business, except (a) those which are adequately reflected or reserved against in the Interim Balance Sheet and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Interim Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

Section 4.06     Absence of Certain Changes, Events and Conditions. Except as set forth on Section 4.06 of the Disclosure Schedules, since the Balance Sheet Date, and other than in the ordinary course of business, there has not been any:

(a)     event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Transferor Material Adverse Effect;

(b)     material change in any method of accounting or accounting practice for the Business, except as required by GAAP or as disclosed in the notes to the Transferor Financial Statements;

(c)     entry into any Contract that would constitute a Transferor Material Contract;

(d)     incurrence, assumption or guarantee of any indebtedness for borrowed money in connection with the Business except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice;

(e)     transfer, assignment, sale or other disposition of any of the Acquired Assets shown or reflected in the Balance Sheet, except for the sale of Inventory in the ordinary course of business;

(f)     cancellation of any debts or claims or amendment, termination or waiver of any rights constituting Acquired Assets;

(g)     transfer, assignment or grant of any license or sublicense of any material rights under or with respect to any Intellectual Property Assets or Intellectual Property Agreements;

(h)     material damage, destruction or loss, or any material interruption in use, of any Acquired Assets, whether or not covered by insurance;

(i)     acceleration, termination, material modification to or cancellation of any Assigned Contract or Permit;

(j)     imposition of any Encumbrance upon any of the Acquired Assets, except for Permitted Encumbrances;

(k)     (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of any current or former employees, officers, directors, independent contractors or consultants of the Business, other than as provided for in any written agreements, required by applicable Law or as would be granted or increased in the ordinary course of business consistent with past practice, (ii) change in the terms of employment for any employee of the Business or any termination of any employees for which the aggregate costs and expenses exceed $100,000.00, or (iii) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director, consultant or independent contractor of the Business;

(l)     adoption, modification or termination of any: (i) employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant of the Business, (ii) Benefit Plan, or (iii) collective bargaining or other agreement with a Union, in each case whether written or oral;

(m)     any loan to (or forgiveness of any loan to), or entry into any other transaction with, any current or former directors, officers or employees of the Business;

(n)     adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(o)     purchase, lease or other acquisition of the right to own, use or lease any property or assets in connection with the Business for an amount in excess of $25,000, individually (in the case of a lease, per annum) or $25,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of Inventory or supplies in the ordinary course of business consistent with past practice; or

(p)     any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 4.07     Material Contracts.

(a)     Section 4.07(a) of the Disclosure Schedules lists each of the following Contracts (x) by which any of the Acquired Assets are bound or affected or (y) to which Transferor is a party or by which it is bound in connection with the Business or the Acquired Assets (such Contracts, together with all Leases listed in Section 4.09(b) of the Disclosure Schedules and all Intellectual Property Agreements listed in Section 4.10(a) of the Disclosure Schedules, collectively, the “Transferor Material Contracts”):

(i)     all Contracts involving aggregate consideration in excess of $50,000.00 or requiring performance by any party more than one year from the date hereof, which, in each case, cannot be cancelled without penalty or without more than 90 days’ notice;

(ii)     all Contracts that require Transferor to purchase or sell a stated portion of the requirements or outputs of the Business or that contain “take or pay” provisions;

(iii)     all Contracts that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise), in each case involving amounts in excess of $50,000.00;

(iv)     all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts;

(v)     all employment agreements and Contracts with independent contractors or consultants (or similar arrangements) which are not cancellable without material penalty or without more than 90 days’ notice;

(vi)     except for Contracts relating to trade receivables, all Contracts relating to indebtedness (including, without limitation, guarantees), in each case having an outstanding principal amount in excess of $50,000.00;

(vii)     all Contracts with any Governmental Authority;

(viii)     all Contracts that limit or purport to limit the ability of Transferor to compete in any line of business or with any Person or in any geographic area or during any period of time;

(ix)     all joint venture, partnership or similar Contracts;

(x)     all Contracts for the sale of any of the Acquired Assets or for the grant to any Person of any option, right of first refusal or preferential or similar right to purchase any of the Acquired Assets;

(xi)     all powers of attorney with respect to the Business or any Acquired Asset;

(xii)     all Contracts between or among Transferor, on the one hand, and any Affiliate of Transferor, on the other hand;

(xiii)     all collective bargaining agreements or Contracts with any Union; and

(xiv)     all other Contracts that are material to the Acquired Assets or the operation of the Business and not previously disclosed pursuant to this Section 4.07(a).

(b)     Each Transferor Material Contract is valid and binding on Transferor in accordance with its terms and is in full force and effect. None of Transferor or, to Transferor’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), in any material respect, or has provided or received any notice of any intention to terminate, any Transferor Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Transferor Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any material right or obligation or the loss of any material benefit thereunder. Complete and correct copies of each Transferor Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been delivered to Acquiror. There are no material disputes pending or threatened under any Contract included in the Acquired Assets. No Assigned Contract contains covenants that in any way (i) purport to restrict Transferor’s business activities or limit the freedom of Transferor to engage in any line of business or to compete with any Person, in any case, in any material respect, or (ii) to the Knowledge of Transferor, purport to limit the ability of Transferor to solicit employees, contractors, vendors, or customers, except, in the case of foregoing clause (ii), as (x) set forth on Section 4.07(b) of the Disclosure Schedules or (y) would not individually or in the aggregate have a Transferor Material Adverse Effect. Transferor has provided Acquiror with true and complete copies of all Assigned Contracts, including all modifications, amendments and supplements thereto and waivers thereunder.

Section 4.08     Title to Tangible Acquired Assets; Condition of Assets. Except as set forth in Section 4.08 of the Disclosure Schedules, Transferor has good and valid title to, or a valid leasehold interest in, all of the Acquired Assets, free and clear of Encumbrances except for Permitted Encumbrances. Except as set forth in Section 4.08 of the Disclosure Schedules, the furniture, fixtures, machinery, equipment, and other items of tangible personal property included in the Acquired Assets are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of them is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

Section 4.09     Real Property.

(a)     Transferor does not own any real property that is used in connection with the Business.

(b)     Section 4.09(b) of the Disclosure Schedules sets forth each parcel of real property leased by Transferor and used in or necessary for the conduct of the Business as currently conducted (together with all rights, title and interest of Transferor in and to leasehold improvements relating thereto, including, but not limited to, security deposits, reserves or prepaid rents paid in connection therewith, collectively, the “Leased Real Property”), and a true and complete list of all leases, subleases, licenses, concessions and other agreements (whether written or oral), including all amendments, extensions renewals, guaranties and other agreements with respect thereto, pursuant to which Transferor holds any Leased Real Property (collectively, the “Leases”). Transferor has delivered to Acquiror a true and complete copy of each Lease.

Section 4.10     Intellectual Property.

(a)     Section 4.10(a) of the Disclosure Schedules lists (i) all Intellectual Property Registrations and (ii) all Intellectual Property Assets. All material required filings and fees related to the Intellectual Property Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Intellectual Property Registrations are otherwise in good standing. Transferor has made available to Acquiror true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all Intellectual Property Registrations.

(b)     Section 4.10(b) of the Disclosure Schedules lists all material Intellectual Property Agreements (excluding (i) license agreements for free Software that is used exclusively for purposes other than research, development, or customer support, and is not incorporated into, embedded into, hosted with, or distributed with any Company Products; and (ii) license agreements for off-the-shelf software applications programs). Transferor has provided Acquiror with true and complete copies of all such Intellectual Property Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each Intellectual Property Agreement is valid and binding on Transferor in accordance with its terms and is in full force and effect. None of Transferor or, to Transferor’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), in any material respect, or has provided or received any notice of breach or default of or any intention to terminate, any Intellectual Property Agreement. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Intellectual Property Agreement or result in a termination thereof or would cause or permit the acceleration or other changes of any material right or obligation or the loss of any material benefit thereunder.

(c)     Except as set forth in Section 4.10(c) of the Disclosure Schedules, Transferor is the sole and exclusive legal and beneficial, and with respect to the Intellectual Property Registrations, record, owner of all right, title and interest in and to the Intellectual Property Assets, and has the valid right to use all other Intellectual Property used in or necessary for the conduct of the Business as currently conducted in all material respects, in each case, free and clear of Encumbrances other than Permitted Encumbrances. Without limiting the generality of the foregoing, Transferor has entered into binding, written agreements with every current and former employee of Transferor, and with every current and former independent contractor, whereby such employees and independent contractors (i) assign to Transferor any ownership interest and right they may have in the Intellectual Property Assets; and (ii) acknowledge Transferor’s exclusive ownership of all Intellectual Property Assets. Transferor has provided Acquiror with true and complete copies of all such agreements.

(d)     The Intellectual Property Assets and Intellectual Property licensed under the Intellectual Property Agreements are all of the Intellectual Property necessary to operate the Business as presently conducted in all material respects. The consummation of the transactions contemplated hereunder will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Acquiror’s right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of the Business as currently conducted.

(e)     Transferor’s rights in the Intellectual Property Assets are valid, subsisting and enforceable. Transferor has taken all reasonable steps to maintain the Intellectual Property Assets and to protect and preserve the confidentiality of all trade secrets included in the Intellectual Property Assets, including requiring all Persons having access thereto to execute written non-disclosure agreements.

(f)     Other than as alleged in the Litigation, the conduct of the Business as currently and formerly conducted, and the Intellectual Property Assets and Intellectual Property licensed under the Intellectual Property Agreements as currently or formerly owned, licensed or used by Transferor, have not infringed, misappropriated, diluted or otherwise violated, and have not, do not and will not infringe, dilute, misappropriate or otherwise violate, the Intellectual Property or other rights of any Person in any material respect. To Transferor’s Knowledge, no Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Intellectual Property Assets. Notwithstanding anything to the contrary in this Agreement, this Section 4.10(f) constitutes the sole representation and warranty of Transferor under this Agreement with respect to any actual or alleged infringement, misappropriation or other violation by Transferor of any Intellectual Property of any other Person.

(g)     Other than the Litigation, there are no Actions (including any oppositions, interferences or re-examinations) settled, pending or threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by Transferor in connection with the Business; (ii) challenging the validity, enforceability, registrability or ownership of any Intellectual Property Assets or Transferor’s rights with respect to any Intellectual Property Assets; or (iii) by Transferor or any other Person alleging any infringement, misappropriation, dilution or violation by any Person of any Intellectual Property Assets. Transferor is not subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or would restrict or impair the use of any Intellectual Property Assets.

Section 4.11     Insurance. Section 4.11 of the Disclosure Schedules sets forth (i) a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, fiduciary liability and other casualty and property insurance maintained by Transferor or its Affiliates and relating to the Business, the Acquired Assets or the Assumed Liabilities (collectively, the “Insurance Policies”); and (ii) with respect to the Business, the Acquired Assets or the Assumed Liabilities, a list of all pending claims and the claims history for Transferor since January 1, 2014. There are no claims related to the Business, the Acquired Assets or the Assumed Liabilities pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. All such Insurance Policies (i) are in full force and effect and enforceable in accordance with their terms; (ii) are provided by carriers who are financially solvent; and (iii) have not been subject to any lapse in coverage. None of Transferor or any of its Affiliates is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy. True and complete copies of the Insurance Policies have been made available to Acquirer.

Section 4.12     Legal Proceedings; Governmental Orders.

(a)     Except for the Litigation and as set forth in Section 4.12(a) of the Disclosure Schedules, there are no Actions pending or, to Transferor’s Knowledge, threatened against or by Transferor (i) relating to or affecting the Business, the Acquired Assets or the Assumed Liabilities, or (ii) that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Transferor’s Knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b)     There are no material outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against, relating to or affecting the Business or the Acquired Assets.

Section 4.13     Compliance with Laws; Permits.

(a)     Transferor has complied, and is now complying, with all Laws applicable to the conduct of the Business as currently conducted or the ownership and use of the Acquired Assets in all material respects.

(b)     All Permits required for Transferor to conduct the Business as currently conducted or for the ownership and use of the Acquired Assets have been obtained by Transferor and are valid and in full force and effect, except where the failure to obtain such Permits would not be material to the Business. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Section 4.13 of the Disclosure Schedules lists all current Permits issued to Transferor which are related to the conduct of the Business as currently conducted or the ownership and use of the Acquired Assets, including the names of the Permits and their respective dates of issuance and expiration. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 4.13 of the Disclosure Schedules, except for such events that would not be expected to be material to the Business.

Section 4.14     Employee Benefit Matters.

(a)     Section 4.14(a) of the Disclosure Schedules contains a true and complete list of each pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off, welfare, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by Transferor for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of the Business or any spouse or dependent of such individual, or under which Transferor or any of its ERISA Affiliates has or may have any Liability, or with respect to which Acquiror or any of its Affiliates would reasonably be expected to have any Liability, contingent or otherwise (as listed on Section 4.14(a) of the Disclosure Schedules, each, a “Benefit Plan”).

(b)     No Benefit Plan is subject to ERISA or Section 401(a) of the Code.

(c)     Other than the COC Bonus Plan or as would not have a Transferor Material Adverse Effect, no Benefit Plan exists that could: (i) result in the payment to any Employee, director or consultant of the Business of any money or other property; or (ii) accelerate the vesting of or provide any additional rights or benefits (including funding of compensation or benefits through a trust or otherwise) to any Employee, director or consultant of the Business, in each case, as a result of the execution of this Agreement. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in “excess parachute payments” within the meaning of Section 280G(b) of the Code.

(d)     With respect to each Benefit Plan, Transferor has made available to Acquiror accurate, current and complete copies of each of the following: (i) where the Benefit Plan has been reduced to writing, the plan document together with all amendments; (ii) where the Benefit Plan has not been reduced to writing, a written summary of all material plan terms; (iii) where applicable, copies of any trust agreements or other funding arrangements, custodial agreements, insurance policies and contracts, administration agreements and similar agreements, and investment management or investment advisory agreements, now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise; and (iv) copies of any summary plan descriptions, summaries of material modifications, employee handbooks and any other written communications (or a description of any oral communications) relating to any Benefit Plan.

Section 4.15     Employment Matters.

(a)     Section 4.15 of the Disclosure Schedules contains a list of all Persons who are employees, independent contractors or consultants of the Business as of the date hereof, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the date hereof. As of the date hereof, all compensation, including wages, commissions and bonuses payable to all employees, independent contractors or consultants of the Business for services performed on or prior to the date hereof have been paid in full in accordance with Transferor’s regular payroll cycle.

(b)     Transferor is not, and has not been for the past five years, a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, “Union”), and there is not, and has not been for the past five years, any Union representing or purporting to represent any employee of Transferor, and, to Transferor’s Knowledge, no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting Transferor or any employees of the Business. Transferor has no duty to bargain with any Union.

(c)     Transferor is and has been in compliance in all material respects with all applicable Laws pertaining to employment and employment practices to the extent they relate to employees of the Business, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance. All individuals characterized and treated by Transferor as consultants or independent contractors of the Business are properly treated as independent contractors under all applicable Laws. All employees of the Business classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified in all material respects. There are no material Actions against Transferor pending, or to Transferor’s Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant, volunteer, intern or independent contractor of the Business, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wages and hours or any other employment related matter arising under applicable Laws.

Section 4.16     Taxes.

(a)     Except as set forth in Section 4.16 of the Disclosure Schedules, all Tax Returns with respect to the Business or the Acquired Assets required to have been filed (taking into account any available extensions) by Transferor for any Pre-Closing Tax Period have been timely filed. Such Tax Returns are true, complete and correct in all material respects. All Taxes due and owing by Transferor (whether or not shown on any Tax Return) have been timely paid.

(b)     Transferor has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing by Transferor to any employee, independent contractor, creditor, customer, shareholder or other party, and has complied with all information reporting and backup withholding provisions of applicable Law. No extensions or waivers of statutes of limitations have been given (which extensions or waivers are currently in effect) or requested with respect to any Taxes of Transferor. All deficiencies asserted, or assessments made, against Transferor as a result of any examinations by any taxing authority have been fully paid or otherwise finally resolved.

(c)     Transferor is not a party to any Action by any taxing authority. There are no pending or threatened Actions by any taxing authority against Transferor or the Acquired Assets.

(d)     There are no Encumbrances for Taxes upon any of the Acquired Assets nor, to Transferor’s Knowledge, is any taxing authority in the process of imposing any Encumbrances for Taxes on any of the Acquired Assets (other than for current Taxes not yet due and payable).

(e)     Transferor is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. Transferor is not, and has not been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011 4(b).

(f)     Transferor is not a party to or bound by any Tax allocation, Tax sharing, Tax indemnity, or Tax reimbursement agreement or arrangement (excluding (i) customary agreements with customers, vendors, lenders, lessors or the like entered into in the ordinary course of business, (ii) this Agreement, (iii) the Transaction Documents, and (iv) other agreements or arrangements for which Taxes is not the principal subject matter) under which Acquiror will have liability for the Taxes of any other Person after the Closing.

Nothing in this Section 4 or otherwise in this Agreement shall be construed as a representation or warranty with respect to, or a guarantee of, the Taxes with respect to the Business or the Acquired Assets attributable to any Post-Closing Tax Period.

Section 4.17     Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Transferor.

Section 4.18     Acquisition Consideration. The Acquisition Consideration constitutes reasonably equivalent value in exchange for the Acquired Assets. In transferring the Acquired Assets to Acquiror, Transferor has no intent (actual or otherwise) to hinder, delay, or defraud any creditors or potential creditors of the Transferor. Transferor has no present intention to file a bankruptcy petition now or in the near future, to make an assignment for the benefit of creditors, to dissolve, or to engage in any other insolvency proceedings or actions, whether federal or state, under any present or future law, act, or statute.

Section 4.19     No Other Representations and Warranties. Except for the representations and warranties contained in this ARTICLE IV (including the related portions of the Disclosure Schedules), neither Transferor nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Transferor including any representation or warranty as to the accuracy or completeness of any information regarding the Business and the Acquired Assets furnished or made available to Acquiror and its Representatives (including any information, documents or material made available to Acquiror, management presentations or any other information in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Business, or any representation or warranty arising from statute or otherwise in law.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF ACQUIROR

Except as set forth in the Disclosure Schedules, Acquiror represents and warrants to Transferor that the statements contained in this ARTICLE V are true and correct as of the date hereof.

Section 5.01     Organization and Qualification of Acquiror. Acquiror is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted. Acquiror is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of its assets and properties and the conduct of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have an Acquiror Material Adverse Effect.

Section 5.02     Authority of Acquiror. Acquiror has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Acquiror is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Acquiror of this Agreement and any other Transaction Document to which Acquiror is a party, the performance by Acquiror of its obligations hereunder and thereunder and the consummation by Acquiror of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Acquiror. This Agreement has been duly executed and delivered by Acquiror, and (assuming due authorization, execution and delivery by Transferor) this Agreement constitutes a legal, valid and binding obligation of Acquiror enforceable against Acquiror in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which Acquiror is or will be a party has been duly executed and delivered by Acquiror (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Acquiror enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 5.03     No Conflicts; Consents. The execution, delivery and performance by Acquiror of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation or bylaws of Acquiror; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Acquiror; or (c) except as set forth in Section 5.03 of the Disclosure Schedules, require the consent, notice or other action by any Person under any Contract to which Acquiror is a party, except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, or failure to give notice would not have a material adverse effect on Acquiror’s ability to consummate the transactions contemplated hereby. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Acquiror in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for filings pursuant to Regulation D under the Securities Act and applicable state securities laws, which have been made or will be made in a timely manner, and such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which would not have a material adverse effect on Acquiror’s ability to consummate the transactions contemplated hereby and thereby.

Section 5.04     Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Acquiror.

Section 5.05     Capitalization. As of the Effective Date:

(a)     The authorized capital stock of Acquiror consists of 11,000,000 shares of Common Stock, of which 8,000,000 shares are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable federal, state and foreign securities laws.

(b)     Other than the shares of Common Stock, no other shares of capital stock have been authorized and/or issued by Acquiror.

(c)     Section 5.05(c) of the Disclosure Schedules sets forth the capitalization of Acquiror as of the Effective Date. Except for (i) the issuance of shares of Common Stock to Transferor pursuant to the terms of this Agreement and (ii) the issuance of shares of Common Stock to Cesca pursuant to the terms of the Cesca Contribution Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights, rights of first refusal or similar rights) or agreements, oral or in writing, to purchase or acquire any shares of capital stock from Acquiror, or any securities convertible into or exchangeable for shares of capital stock of Acquiror.

(d)     Acquiror is not under any obligation to register under the Securities Act or any foreign securities law any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. No stockholder of Acquiror has entered into any agreements with respect to the voting of capital stock of Acquiror.

(e)     Acquiror has, or will prior to the Closing have, obtained waivers of any rights held by existing stockholders or other parties to purchase any of the Shares covered by this Agreement.

Section 5.06     Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the certificate of incorporation and bylaws of Acquiror, as the same may be amended or restated from time to time, and applicable state and federal securities laws. Subject to the filings described in Section 5.03 above, the offer and issuance of the Shares pursuant to this Agreement will be in compliance with Law.

Section 5.07     Solvency. Immediately after giving effect to the transactions contemplated hereby, Acquiror shall be solvent and shall: (i) be able to pay its debts as they become due; (ii) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (iii) have adequate capital to carry on its business for at least six months after the Closing. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Acquiror or Transferor. In connection with the transactions contemplated hereby, Acquiror has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured.

Section 5.08     Financial Statements; Liabilities and Obligations.

(a)     A copy of the pro forma balance sheet of Acquiror as of April 1, 2017 after giving effect to the Dropdown (the “Acquiror Balance Sheet”) has been delivered or made available to Transferor.

(b)     Except for those Liabilities that (i) are of a nature not required to be reflected as Liabilities on a balance sheet prepared in accordance with GAAP, or (ii) are described on Section 5.08(b) of the Disclosure Schedules, the Acquiror Balance Sheet fairly and accurately reflect all material Liabilities of Acquiror accrued, contingent or otherwise (known or unknown and asserted or unasserted) of the date of the Acquiror Balance Sheet. All reserves shown in the Acquiror Financial Statements are reasonable and sufficient to provide for any losses thereby contemplated

Section 5.09     Absence of Certain Changes. Except as set forth in ☒Section 5.09 of the Disclosure Schedules, since March 9, 2017 (Acquiror’s date of formation), Acquiror has not suffered an Acquiror Material Adverse Effect.

Section 5.10     Legal Proceedings. Except for the Litigation and as set forth in Section 5.10 of the Disclosure Schedules, there are no Actions pending or, to Acquiror’s knowledge, threatened against or by Acquiror or any Affiliate of Acquiror that would reasonably be expected to have an Acquiror Material Adverse Effect.

Section 5.11     Material Contracts.

(a)     Section 5.11(a) of the Disclosure Schedules lists each of the following Contracts to which Acquiror is a party or by which Acquiror or any of its material assets or properties is bound and which is material to Acquiror:

(i)     any indenture, mortgage, trust deed, promissory note, loan agreement, security agreement, guarantee or other Contract for or with respect to the borrowing of money, a line of credit, any currency exchange, commodities or other hedging arrangement, or that evidences any Encumbrance on the material assets or properties of Acquiror, or that evidences a leasing transaction of a type required to be capitalized in accordance with GAAP;

(ii)     any joint venture, partnership, co-marketing, management or similar Contract that has involved, or is reasonably expected to involve, a sharing of revenues, profits, cash flows, expenses or losses with any other party or a payment of royalties to any other party;

(iii)     any Contract that involves the acquisition or disposition of any business or all or substantially all of the capital stock or assets of any other Person (whether by merger, sale of stock, sale of assets or otherwise);

(iv)     any Contract pursuant to which rights of any third party are triggered or become exercisable in connection with or as a result of the execution of any of the Transaction Documents or the consummation of the transactions contemplated thereunder, either alone or in combination with any other event; and

(v)     any Contract that upon any default or termination thereof could have an Acquiror Material Adverse Effect.

Section 5.12     Sufficiency of Assets. Subject to the exclusion of leased real property from the Dropdown, the assets acquired from Cesca in connection with the Dropdown are sufficient for the conduct of Acquiror’s Business and constitute all of the rights, property and assets necessary to conduct Acquiror’s Business as currently conducted.

Section 5.13     Intellectual Property. Except as would not have an Acquiror Material Adverse Effect, to Acquiror’s Knowledge: (i) the conduct of the Acquiror’s business as currently conducted does not infringe, misappropriate, dilute or otherwise violate the Intellectual Property of any Person; and (ii) no Person is infringing, misappropriating or otherwise violating any Intellectual Property of Acquiror.

Section 5.14     Properties and Assets. The property and assets that Acquiror owns are free and clear of all Encumbrances other than (a) Permitted Encumbrances and (b) Encumbrances that arise in the ordinary course of business and do not materially impair Acquiror’s ownership or use of such property or assets. With respect to the property and assets Acquiror leases, to the knowledge of Acquiror, Acquiror holds a valid leasehold interest free of any Encumbrances other than (i) Permitted Encumbrances and (ii) those of the lessors of such property or assets.

Section 5.15     Employee Matters. As of the date hereof, Acquiror does not have any employees or independent contractors, provided that employees who will provide services to the Acquiror after the Dropdown are being paid through the Acquiror as of the date hereof for services provided to Cesca.

Section 5.16     No Other Representations and Warranties. Except for the representations and warranties contained in this ARTICLE V (including the related portions of the Disclosure Schedules), neither Acquiror nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Acquiror, including any representation or warranty as to the accuracy or completeness of any information regarding the Acquiror’s business furnished or made available to Transferor and its Representatives (including any information, documents or material made available to Transferor, management presentations or any other information in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of Acquiror’s business, or any representation or warranty arising from statute or otherwise in law.

ARTICLE VI
COVENANTS

Section 6.01     Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Acquiror (which consent shall not be unreasonably withheld or delayed), Transferor shall (x) conduct the Business in the ordinary course of business consistent with past practice; and (y) use commercially reasonable efforts to maintain and preserve intact its current Business organization, operations and franchise and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having relationships with the Business. Without limiting the foregoing, from the Effective Date until the Closing Date, Transferor shall use commercially reasonable efforts to:

(a)     preserve and maintain all material Permits required for the conduct of the Business as currently conducted or the ownership and use of the Acquired Assets;

(b)     pay the debts, Taxes and other obligations of the Business when due;

(c)     continue to collect accounts receivable in a manner consistent with past practice, without discounting such accounts receivable other than such discounts made in the ordinary course of business consistent with past practice;

(d)     maintain the properties and assets included in the Acquired Assets in the same condition as they were on the Effective Date, subject to normal wear and tear;

(e)     continue in full force and effect without modification all Insurance Policies, except as required by applicable Law;

(f)     defend and protect the properties and assets included in the Acquired Assets from infringement or usurpation;

(g)     perform all of its obligations under all Assigned Contracts;

(h)     maintain the Books and Records in accordance with past practice;

(i)     comply in all material respects with all Laws applicable to the conduct of the Business or the ownership and use of the Acquired Assets; and

(j)     except as consented to in writing by Acquiror (which consent shall not be unreasonably withheld, conditioned or delayed), not take or permit any action that would cause any of the changes, events or conditions described in Section 4.06 to occur.

Section 6.02     Access to Information. From the date hereof until the Closing, Transferor shall (a) afford Acquiror and its Representatives reasonable access to and the right to inspect all of the assets, premises, Inventory, Books and Records, Contracts and other documents and data related to the Business; (b) furnish Acquiror and its Representatives with such financial, operating and other data and information related to the Business as Acquiror or any of its Representatives may reasonably request; and (c) instruct the Representatives of Transferor to cooperate with Acquiror in its investigation of the Business; provided, however, that any such investigation shall be conducted during normal business hours upon reasonable advance notice to Transferor, under the supervision of Transferor’s personnel and in such a manner as not to interfere with the conduct of the Business or any other businesses of Transferor. All requests by Acquiror for access pursuant to this Section 6.02 shall be submitted or directed exclusively to William Gerber or such other individuals as Transferor may designate in writing from time to time. Notwithstanding anything to the contrary in this Agreement, Transferor shall not be required to disclose any information to Acquiror if such disclosure would, in Transferor’s sole discretion: (y) jeopardize any attorney-client or other privilege, or (z) contravene any applicable Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement. Prior to the Closing, without the prior written consent of Transferor, which may be withheld for any reason, Acquiror shall not contact any suppliers to, or customers of, the Business and Acquiror shall have no right to perform invasive investigations of the Leased Real Property. Acquiror shall, and shall cause its Representatives to, abide by the terms of the Confidentiality Agreement with respect to any access or information provided pursuant to this Section 6.02. No investigation by Acquiror or other information received by Acquiror shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Transferor in this Agreement.

Section 6.03     Notice of Certain Events; Schedule Supplements.

(a)     From the date hereof until the Closing, Transferor shall promptly notify Acquiror in writing of the following to the extent that Transferor has Knowledge thereof:

(i)     any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Transferor Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by Transferor hereunder not being true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 7.02 to be satisfied;

(ii)     any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(iii)     any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(iv)     any Actions commenced or, to Transferor’s Knowledge, threatened against, relating to or involving or otherwise affecting the Business, the Acquired Assets or the Assumed Liabilities that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.12 or that relates to the consummation of the transactions contemplated by this Agreement.

(b)     From time to time prior to the Closing, Transferor shall have the right (but not the obligation) to supplement or amend the Disclosure Schedules hereto with respect to any matter hereafter arising or of which it becomes aware after the date hereof (each a “Schedule Supplement”). Any disclosure in any such Schedule Supplement shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of the indemnification or termination rights contained in this Agreement or of determining whether or not the conditions set forth in Section 7.02(a) have been satisfied; provided, however, that if Acquiror has the right to, but does not elect to, terminate this Agreement within ten Business Days of its receipt of such Schedule Supplement, then Acquiror shall be deemed to have irrevocably waived any right to terminate this Agreement with respect to such matter and, further, unless otherwise agreed to by the Transferor and Acquiror in writing, shall have irrevocably waived its right to indemnification under Section 8.02 with respect to such matter.

Section 6.04     Employees and Employee Benefits.

(a)     Acquiror shall, or shall cause an Affiliate of Acquiror to, offer employment effective on the Closing Date, to all Employees listed on Section 6.04(a) of the Disclosure Schedule (the Employees who accept such employment and commence employment on the Closing Date, the “Transferred Employees”).

(b)     During the period commencing on the Closing Date and ending on the date which is 12 months from the Closing (or if earlier, the date of the Transferred Employee’s termination of employment with Acquiror or an Affiliate of Acquiror), Acquiror shall, or shall cause an Affiliate of Acquiror to, provide each Transferred Employee with: (i) the base salary or hourly wages which are set forth next the Transferred Employee’s name on Section 6.04(a) of the Disclosure Schedule, and (ii) severance benefits that are no less favorable than those set forth in Section 6.04(b) of the Disclosure Schedule. Notwithstanding the foregoing, except as set forth in Section 6.04(c) below, Transferor shall be solely responsible, and Acquiror shall have no obligations whatsoever for, any compensation or other amounts payable to any current or former employee, officer, director, independent contractor or consultant of the Business, including, without limitation, hourly pay, commission, bonus, salary, accrued vacation, fringe, pension or profit sharing benefits or severance pay for any period relating to the service with Transferor at any time on or prior to the Closing Date and Transferor shall pay all such amounts to all entitled persons on or prior to the Closing Date.

(c)     As of the Closing Date, Transferred Employees shall be eligible for employee benefit plans maintained by Acquiror or its Affiliate that are provided to similarly situated employees of Acquiror and its Affiliates. With respect to any employee benefit for the benefit of any Transferred Employee, effective as of the Closing, Acquiror shall, or shall cause its Affiliate to, recognize all service of the Transferred Employees with Transferor, as if such service were with Acquiror, for vesting, eligibility and accrual purposes (but only to the extent permitted by the Acquiror’s applicable benefit plans); provided, however, such service shall not be recognized to the extent that (x) such recognition would result in a duplication of benefits (y) such service was not recognized under the corresponding Benefit Plan or (z) service credit for benefit accruals under a defined benefit pension plan.

(d)     Effective as of the Closing, the Transferred Employees shall cease active participation in the Benefit Plans. Transferor shall remain liable for all eligible claims for benefits under the Benefit Plans that are incurred by the Employees prior to the Closing Date.

(e)     Acquiror and Transferor intend that the transactions contemplated by this Agreement should not constitute a separation, termination or severance of employment of any Transferred Employee who accepts an employment offer by Acquiror that is consistent with the requirements of this Section 6.04 for purposes of any Benefit Plan that provides for severance benefits and that each such Transferred Employee will have continuous employment immediately before and immediately after the Closing.

(f)     This Section 6.04 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 6.04, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 6.04. Nothing contained herein, express or implied, shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement. The parties hereto acknowledge and agree that the terms set forth in this Section 6.04 shall not create any right in any Transferred Employee or any other Person, including to any continued employment with Acquiror or any of its Affiliates or compensation or benefits of any nature or kind whatsoever.

Section 6.05     Confidentiality. Transferor and Acquiror each acknowledge and agree that the Confidentiality Agreement remains in full force and effect and, in addition, each party covenants and agrees to keep confidential, in accordance with the provisions of the Confidentiality Agreement, information provided by the other party pursuant to this Agreement. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement and the provisions of this Section 6.05 shall nonetheless continue in full force and effect.

Section 6.06     Governmental Approvals and Consents.

(a)     Each party hereto shall, as promptly as possible, use its reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the other Transaction Documents. Each party shall cooperate fully with the other party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.

(b)     Without limiting the generality of the parties’ undertakings pursuant to subsection (a) above and subsection (d) below, each of the parties hereto shall use all reasonable best efforts to:

(i)     respond to any inquiries by any Governmental Authority regarding antitrust or other matters with respect to the transactions contemplated by this Agreement or any other Transaction Document; and

(ii)     avoid the imposition of any order or the taking of any action that would restrain, alter or enjoin the transactions contemplated by this Agreement or any other Transaction Document.

(c)     All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of either party before any Governmental Authority or the staff or regulators of any Governmental Authority, in connection with the transactions contemplated hereunder (but, for the avoidance of doubt, not including any interactions between Transferor or Acquiror with Governmental Authorities in the ordinary course of business, any disclosure which is not permitted by Law, or any disclosure containing confidential information) shall be disclosed to the other party hereunder in advance of any filing, submission or attendance, it being the intent that the parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. Each party shall give notice to the other party with respect to any meeting, discussion, appearance or contact with any Governmental Authority or the staff or regulators of any Governmental Authority, with such notice being sufficient to provide the other party with the opportunity to attend and participate in such meeting, discussion, appearance or contact.

(d)     Transferor and Acquiror shall use commercially reasonable efforts to give all notices to, and obtain all consents from, all third parties that are described in Section 4.03 and Section 5.03 of the Disclosure Schedules.

(e)     Notwithstanding the foregoing, nothing in this Section 6.06 shall require, or be construed to require, Acquiror or any of its Affiliates to agree to (i) sell, hold, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of Acquiror or any of its Affiliates; (ii) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests which, in either case, could reasonably be expected to result in an Acquiror Material Adverse Effect; or (iii) any material modification or waiver of the terms and conditions of this Agreement.

Section 6.07     Books and Records.

(a)     In order to facilitate the resolution of any claims made against or incurred by Transferor prior to the Closing, or for any other reasonable purpose, for a period of three years after the Closing, Acquiror shall:

(i)     retain the Books and Records (including personnel files, but excluding personnel files relating to employment at Cesca) relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of Transferor; and

(ii)     upon reasonable notice, afford Transferor’s Representatives reasonable access (including the right to make, at Transferor’s expense, photocopies), during normal business hours, to such Books and Records.

(b)     In order to facilitate the resolution of any claims made by or against or incurred by Acquiror after the Closing, or for any other reasonable purpose, for a period of three years after the Closing, Transferor shall:

(i)     retain the books and records (including personnel files) of Transferor which relate to the Business and its operations for periods prior to the Closing; and

(ii)     upon reasonable notice, afford the Acquiror’s Representatives reasonable access (including the right to make, at Acquiror’s expense, photocopies), during normal business hours, to such books and records.

(c)     Neither Acquiror nor Transferor shall be obligated to provide the other party with access to any books or records (including personnel files) pursuant to this Section 6.07 where such access would violate any Law.

Section 6.08     Acquiror Restrictions. From the date hereof until the Closing, except as contemplated by the Cesca Contribution Agreement or the other Transaction Documents, Acquiror shall not:

(a)     issue or sell any equity interests, notes, bonds or other securities, or any option, warrant or right to acquire the same, or incur, assume or guarantee any indebtedness for borrowed money;

(b)     make any distribution with respect to any of its equity interests or redeem, repurchase or otherwise acquire any of its equity interests;

(c)     amend the certificate of incorporation or bylaws of Acquiror;

(d)     purchase or otherwise acquire any asset or business of, or any equity interest in, any Person for consideration in excess of $50,000.00 other than in the ordinary course of business;

(e)     sell, lease or otherwise dispose of any asset for consideration in excess of $50,000.00 other than in the ordinary course of business;

(f)     merge, consolidate or sell all or substantially all of its assets; or

(g)     take any action that could reasonably be expected to have an Acquiror Material Adverse Effect.

Section 6.09     Conduct of Acquiror’s Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement, the Cesca Contribution Agreement or any of the other Transaction Documents or consented to in writing by Transferor (which consent shall not be unreasonably withheld or delayed), Acquiror shall (a) conduct the Acquiror’s Business in the ordinary course of business and (b) use commercially reasonable efforts to maintain and preserve intact the organization of Acquiror’s Business and its operations and franchise and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having relationships with the Acquiror’s Business.

Section 6.10     Closing Conditions. From the date hereof until the Closing, each party hereto shall use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in ARTICLE VII hereof.

Section 6.11     Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

Section 6.12     Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Acquired Assets to Acquiror; it being understood that any Liabilities arising out of the failure of Transferor to comply with the requirements and provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction which would not otherwise constitute Assumed Liabilities shall be treated as Excluded Liabilities.

Section 6.13     Tax Matters.

(a)     All transfer, documentary, sales, use, stamp, registration, value added and other similar Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (collectively, “Transfer Taxes”), if any, shall be borne and paid 50% by Transferor and 50% by the Acquiror when due. Any Tax Return required to be filed with respect to such Transfer Taxes shall be filed by the party that is primarily responsible to file such Tax Return under applicable Law, and Transferor and Acquiror shall reasonably cooperate with each other in the preparation, execution and filing of such Tax Returns and to minimize any applicable Transfer Taxes. The party filing any Tax Return with respect to Transfer Taxes shall be entitled to reimbursement from the non-filing party for 50% of the reasonable costs of preparing such Tax Returns. In furtherance of the foregoing, Transferor will timely remit sales tax in the amount of $40,473 to the State of California by reason of the transfer of the tangible personal property included in the Acquired Assets, and Acquiror will remit fifty percent (50%) of such amount to Transferor at the Closing in full satisfaction of Acquiror’s obligations under this paragraph. Transferor shall promptly after the Closing make the sales tax payment referenced in this Section 6.13(a).

(b)     Transferor’s transfer of the Acquired Assets and the Business pursuant to this Agreement, together with the transfers to Acquiror described in the Cesca Contribution Agreement (collectively, the “Contributions”), are intended to constitute a transaction described in Section 351(a) of the Code except to the extent of the Cash Consideration. Transferor and Acquiror and their respective Affiliates shall (i) file and retain such information as shall be required under Section 1.351-3 of the United States Treasury Regulations, and (ii) file all Tax Returns on a basis consistent with such characterization. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Contributions under Section 351 of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Closing Date has or may have on the U.S. federal income Tax characterization of the Contributions. Each of the parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Contributions are determined not to qualify under Section 351 of the Code.

(c)     For purposes of determining the Taxes relating to the Acquired Assets or the conduct or operation of the Business with respect to a taxable period that begins on or before the Closing Date and ends after the Closing Date (a “Straddle Period”), the portion of such Taxes that are attributable to that portion of the Straddle Period ending on the Closing Date shall be (x) the amount that would be payable if the relevant taxable period ended on the Closing Date pursuant to an interim closing of the books in the case of all Taxes (other than the Taxes described in (y) below) and (y) in the case of Taxes imposed on a periodic basis (such as property, ad valorem and similar Taxes), the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the total number of days in the Pre-Closing Tax Period and the denominator of which is the total number of days in such Straddle Period. To the extent that Transferor pays or has paid to the appropriate taxing authority any property Tax with respect to a Straddle Period and Transferor provides evidence to Acquiror of such payment, Acquiror shall reimburse Transferor for the portion of such property Tax not allocable to the Pre-Closing Tax Period.

(d)     Acquiror shall promptly notify Transferor in writing of any matter which may give rise to a claim for indemnification against Transferor in respect of Taxes that are an Excluded Liability (or for which Transferor would otherwise be required to indemnify Acquiror under this Agreement) upon receiving written notice of such matter; provided, however, that the failure to so notify Transferor will not relieve Transferor from any liability that Transferor may have hereunder with respect to such claim, except to the extent that Transferor is prejudiced as a result of such failure. Transferor shall be solely entitled to manage, conduct, control and resolve any Tax audits, examinations, appeals, litigation or other Tax proceedings relating to Taxes that are an Excluded Liability (or for which Transferor would otherwise be required to indemnify Acquiror under this Agreement) (each, a “Transferor Tax Contest”); provided, however, that if Transferor elects not to assume the defense, or fails to assume the defense in a timely manner, then Acquiror may employ counsel reasonably satisfactory to Transferor to represent or defend Acquiror in such Transferor Tax Contest, except that Acquiror may not settle a Transferor Tax Contest without Transferor’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). In any event, Acquiror shall have the right to participate in, and consult with Transferor regarding, any Transferor Tax Contest described in this Section 6.13(d) that may affect Acquiror for any periods ending after the Closing Date at Acquiror’s own expense. For the avoidance of doubt, this Section 6.13(d) (rather than Section 8.05) shall exclusively govern the conduct of Transferor Tax Contests.

(e)     Acquiror shall promptly forward to or reimburse Transferor for any refunds it receives of Taxes that constitute Excluded Assets.

(f)     After the Closing Date, each of Transferor and Acquiror shall:

(i)     Upon the reasonable request of the other party, use commercially reasonable efforts to cooperate in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns relating to the Acquired Assets and make available to the other party and/or its designees as reasonably requested by such other party all information, records, and documents (or applicable portions thereof) relating to liabilities for Taxes associated with the Acquired Assets as set forth in this Agreement.

(ii)     Make available to the other, as reasonably requested and available and during business hours, personnel responsible for preparing or maintaining information, records and documents in connection with Taxes relating to the Acquired Assets as well as any related litigation;

(iii)     Provide timely notice to the other in writing of any pending or threatened Tax audits, actions, claims, assessments or information request related to (1) the Acquired Assets for periods beginning prior to the Closing Date, or (2) Transfer Taxes, and in each case furnish the other with copies of all correspondence (or applicable portions thereof) received from any taxing authority in connection with any such Tax audit, action, claim, assessment or information request; and

(iv)     Notwithstanding anything else to the contrary in this Section 6.13(f), if a Party is required to provide information that is contained within a document containing any unrelated information, only portions pertaining to such relevant information shall be required to be furnished. Furthermore, for the avoidance of doubt, nothing herein shall give Acquiror or Transferor the right to see any Tax Return to the extent that such Tax Return includes any information unrelated to the Acquired Assets.

Section 6.14     Investor Agreements. Each of the parties hereto acknowledges and agrees that, as of the Closing Date, Bay City shall be entitled to receive the benefits and protections set forth in the Investor Agreements that are expressly applicable to Bay City therein, provided that nothing in this paragraph shall be deemed to expand the obligations of the Acquiror or expand the rights of any party other Acquiror under the Investor Agreements.

Section 6.15     Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents. Acquiror shall use its commercially reasonable efforts to satisfy the Post-Closing Warranty Obligations to mitigate any monetary Liability with respect thereto.

ARTICLE VII
CONDITIONS TO CLOSING

Section 7.01     Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a)     No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

Section 7.02     Conditions to Obligations of Acquiror. The obligations of Acquiror to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Acquiror’s waiver, at or prior to the Closing, of each of the following conditions:

(a)     Other than the representations and warranties of Transferor contained in Section 4.01, Section 4.02 and Section 4.17, the representations and warranties of Transferor contained in this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Transferor Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Transferor Material Adverse Effect) on and as of the Effective Date and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Transferor contained in Section 4.01, Section 4.02 and Section 4.17 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)     Transferor shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date; provided that, with respect to agreements, covenants and conditions that are qualified by materiality, Transferor shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(c)     No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any material transaction contemplated hereby.

(d)     From the date of this Agreement, there shall not have occurred any Transferor Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Transferor Material Adverse Effect.

(e)     Transferor shall have delivered to Acquiror duly executed counterparts to the Transaction Documents (other than this Agreement) to which Transferor is a party and such other documents and deliveries set forth in Section 3.02(a).

(f)     All Encumbrances relating to the Acquired Assets shall have been released in full, other than Permitted Encumbrances, and Transferor shall have delivered to Acquiror written evidence, in form satisfactory to Acquiror in its sole discretion, of the release of such Encumbrances.

(g)     Acquiror shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Transferor, that each of the conditions set forth in Section 7.02(a) and Section 7.02(b) have been satisfied (the “Transferor Closing Certificate”).

(h)     Acquiror shall have received a certificate of the Secretary (or equivalent officer) of Transferor certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Transferor and the stockholders of Transferor authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect as of the Closing Date and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(i)     Acquiror shall have received a certificate of the Secretary (or equivalent officer) of Transferor certifying the names and signatures of the officers of Transferor authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.

(j)     Acquiror shall have received a certificate pursuant to Treasury Regulations Section 1.1445-2(b) (the “FIRPTA Certificate”) that Transferor is not a foreign person within the meaning of Section 1445 of the Code duly executed by Transferor.

Section 7.03     Conditions to Obligations of Transferor. The obligations of Transferor to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Transferor’s waiver, at or prior to the Closing, of each of the following conditions:

(a)     Other than the representations and warranties of Acquiror contained in Section 5.01, Section 5.02 and Section 5.04, the representations and warranties of Acquiror contained in this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Acquiror Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Acquiror Material Adverse Effect) on and as of the Effective Date and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Acquiror contained in Section 5.01, Section 5.02 and Section 5.04 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date.

(b)     Acquiror shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date; provided that, with respect to agreements, covenants and conditions that are qualified by materiality, Acquiror shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(c)     No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any material transaction contemplated hereby.

(d)     All approvals, consents and waivers that are listed on Section 5.03 of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Transferor at or prior to the Closing.

(e)     Acquiror shall have delivered to Transferor the Acquisition Consideration and duly executed counterparts to the Transaction Documents (other than this Agreement) to which Acquiror is a party and such other documents and deliveries set forth in Section 3.02(b).

(f)     Transferor shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Acquiror, that each of the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied (the “Acquiror Closing Certificate”).

(g)     Transferor shall have received a certificate of the Secretary (or equivalent officer) of Acquiror (i) certifying as to the certificate of incorporation and bylaws of Acquiror, each as in effect as of the Closing Date, (ii) certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Acquiror authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, (iii) certifying that attached thereto are true and complete copies of all resolutions adopted by the sole stockholder of Acquiror authorizing the issuance of the Shares in accordance with this Agreement and approving the terms and conditions of the Voting Agreement, ROFR and Co-Sale Agreement, the Investors’ Rights Agreement and the Amended and Restated Charter, and (iv) certifying that all such resolutions are in full force and effect as of the Closing Date and are all the resolutions in connection with the transactions contemplated hereby and thereby.

(h)     Transferor shall have received a certificate of the Secretary (or equivalent officer) of Acquiror certifying the names and signatures of the officers of Acquiror authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.

(i)     The closing of the transactions set forth in the Cesca Contribution Agreement shall have occurred or shall occur contemporaneously with the Closing of this Agreement.

ARTICLE VIII
INDEMNIFICATION

Section 8.01     Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is 18 months from the Closing Date (the “Survival Period”); provided that (a) the representations and warranties contained in Section 4.01 (Organization and Qualification of Transferor), Section 4.02 (Authority of Transferor), 8 (Title to Tangible Acquired Assets), Section 4.16 (Taxes), Section 4.17 (Brokers), Section 5.01 (Organization and Qualification of Acquiror), Section 5.02 (Authority of Acquiror), Section 5.04 (Brokers), Section 5.05 (Capitalization) and Section 5.06 (Issuance of Shares) (collectively, the “Fundamental Representations”) shall survive until the date that is 60 days after the expiration of the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof), and (b) claims for fraud, willful breach or willful misconduct or intentional misrepresentation shall survive and remain in full force and effect indefinitely. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.

Section 8.02     Indemnification by Transferor. Subject to the other terms and conditions of this ARTICLE VIII, Transferor shall indemnify and defend each of Acquiror and its Affiliates and their respective Representatives (collectively, the “Acquiror Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Acquiror Indemnitees based upon, arising out of, with respect to or by reason of:

(a)     any inaccuracy in or breach of any of the representations or warranties of Transferor contained in this Agreement;

(b)     any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Transferor pursuant to this Agreement; or

(c)     any Excluded Asset or any Excluded Liability.

Section 8.03     Indemnification by Acquiror. Subject to the other terms and conditions of this ARTICLE VIII, Acquiror shall indemnify and defend each of Transferor and its Affiliates and their respective Representatives (collectively, “Transferor Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Transferor Indemnitees based upon, arising out of, with respect to or by reason of:

(a)     any inaccuracy in or breach of any of the representations or warranties of Acquiror contained in this Agreement;

(b)     any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Acquiror pursuant to this Agreement; or

(c)     any Assumed Liability.

Section 8.04     Certain Limitations. The party making a claim under this ARTICLE VIII is referred to as the “Indemnified Party,” and the party against whom such claim is asserted under this ARTICLE VIII is referred to as the “Indemnifying Party.” The indemnification provided for in Section 8.02 and Section 8.03 shall be subject to the following limitations:

(a)     The Indemnifying Party shall not be liable to the Indemnified Party for indemnification under Section 8.02(a) or Section 8.03(a), as the case may be, until the aggregate amount of all Losses in respect of indemnification under Section 8.02(a) or Section 8.03(a), as applicable, exceeds $50,000.00 (the “Deductible”), in which event the Indemnifying Party shall only be required to pay or be liable for Losses in excess of the Deductible. Notwithstanding the foregoing, the Deductible shall not apply to Losses (i) arising out of any inaccuracy in or breach of any Fundamental Representation, (ii) for the avoidance of doubt, arising out of or in respect of Section 8.02(b), Section 8.02(c), Section 8.03(b) or Section 8.03(c), or (iii) resulting from fraud, willful breach or willful misconduct or intentional misrepresentation by the Indemnifying Party.

(b)     The aggregate amount of all Losses for which an Indemnifying Party shall be liable pursuant to Section 8.02(a) or Section 8.03(a), as the case may be, shall not exceed the Cash Consideration (the “Cap”). Notwithstanding the foregoing, the Cap shall not apply to Losses (i) arising out of any inaccuracy in or breach of any Fundamental Representation, (ii) arising out of or in respect of Section 8.02(b), Section 8.02(c), Section 8.03(b) or Section 8.03(c), or (ii) resulting from fraud, willful breach or willful misconduct or intentional misrepresentation by the Indemnifying Party.

(c)     For purposes of this ARTICLE VIII with respect to the calculation of any Losses, any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Transferor Material Adverse Effect, Acquiror Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

(d)     Payments by an Indemnifying Party pursuant to Section 8.02 or Section 8.03 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually received by the Indemnified Party in respect of any such claim, less any related costs and expenses, including the aggregate cost of pursuing any related insurance claims and any related increases in insurance premiums or other chargebacks (it being agreed that, promptly after the realization of any insurance proceeds, indemnity, contribution or other similar payment, the Indemnified Party shall reimburse the Indemnifying Party for such reduction in Losses for which the Indemnified Party was indemnified prior to the realization of reduction of such Losses). The Indemnified Party shall use its commercially reasonable efforts to seek recovery under applicable insurance policies or indemnity, contribution or other similar agreements for any Losses; provided, however, that the Indemnified Party shall have no obligation to: (i) seek such recovery prior to making a claim for indemnification, compensation or reimbursement under this ARTICLE VIII; (ii) seek such recovery if such recovery would give such insurer or other third party a right of subrogation against the Indemnified Party; or (iii) obtain insurance coverage or other third party protection with respect to any particular matter.

Section 8.05     Indemnification Procedures.

(a)     Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 20 calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and with counsel reasonably satisfactory to the Indemnified Party, and the Indemnified Party shall cooperate in good faith in such defense; provided that, if the Indemnifying Party is Transferor, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (i) is asserted directly by or on behalf of a Person that is a supplier or customer of the Business, or (ii) seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided that, if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 8.05(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Transferor and Acquiror shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 6.05) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

(b)     Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.05(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

(c)     Direct Claims. Any claim by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 20 days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. During such 30-day period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Indemnified Party’s premises and personnel and the right to examine and copy any accounts, documents or records; provided, however, that the Indemnified Party may require that such access be provided only during normal business hours upon reasonable advance notice to the Indemnified Party, under the supervision of the Indemnified Party’s personnel and in such a manner as not to interfere with the conduct of the businesses of Indemnified Party) as the Indemnifying Party or any of its professional advisors may reasonably request, subject to the prior execution of a confidentiality agreement by the Indemnifying Party and/or its Representatives. If the Indemnifying Party does not so respond within such 30-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

Section 8.06     Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this ARTICLE VIII, the Indemnifying Party shall satisfy its obligations within 15 Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds.

Section 8.07     Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Acquisition Consideration for Tax purposes, unless otherwise required by Law.

Section 8.08     Exclusive Remedies. Subject to Section 10.11, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all Actions (other than Actions arising from fraud, willful breach or willful misconduct or intentional misrepresentation on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this ARTICLE VIII. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all Actions for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this ARTICLE VIII. Nothing in this Section 8.08 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any fraud, willful breach or willful misconduct or intentional misrepresentation by any party hereto.

ARTICLE IX
TERMINATION

Section 9.01     Termination. This Agreement may be terminated at any time prior to the Closing:

(a)     by the mutual written consent of Transferor and Acquiror;

(b)     by Acquiror by written notice to Transferor if:

(i)     Acquiror is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Transferor pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VII and such breach, inaccuracy or failure cannot be cured by Transferor by August 1, 2017 (the “Drop Dead Date”); or

(ii)     any of the conditions set forth in Section 7.01 or Section 7.02 shall not have been fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of Acquiror to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(c)     by Transferor by written notice to Acquiror if:

(i)     Transferor is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Acquiror pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VII and such breach, inaccuracy or failure cannot be cured by Acquiror by the Drop Dead Date; or

(ii)     any of the conditions set forth in Section 7.01 or Section 7.03 shall not have been fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of Transferor to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

(d)     by Acquiror or Transferor in the event that:

(i)     there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited; or

(ii)     any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

Section 9.02     Effect of Termination. In the event of the termination of this Agreement in accordance with this ARTICLE IX, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

(a)     as set forth in this ARTICLE IX, Section 6.05 and ARTICLE X hereof; and

(b)     that nothing herein shall relieve any party hereto from liability for any fraud or intentional misrepresentation or for any willful breach of any provision hereof.

ARTICLE X
MISCELLANEOUS

Section 10.01     Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 10.02     Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

If to Transferor (prior to Closing):	SynGen Inc. 100 Howe Avenue, Suite 185N Sacramento, California 95825-8219 Facsimile: (916) 706-0923 E-mail: bgerber@syngeninc.com Attention: William Gerber, CEO

If to Transferor (from and after to Closing):	SynGen Inc. Attn: Bay City Capital 750 Battery Street, Suite 400 San Francisco, CA 94111 Facsimile: (415) 837-0503 E-mail: matt@baycitycapital.com Attention: Matt Kronmiller

with a copy to (in either case):	Baker Botts L.L.P. 98 San Jacinto Blvd., Suite 1500 Austin, Texas 78701 Facsimile: (512) 322-8312 E-mail: jordan.herman@bakerbotts.com Attention: Jordan Herman

If to Acquiror:	Thermogenesis Corp. 2711 Citrus Road Rancho Cordova, California 95742 Facsimile: (916) 858-5199 E-mail: vliu@cescatherapeutics.com Attention: Vivian Liu, President

with a copy to:	Foley & Lardner LLP 100 North Tampa Street, Suite 2700 Tampa, Florida 33602-5810 Facsímile: (813) 221-4210 E-mail: ccreely@foley.com Attention: Curt Creely

Section 10.03     Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 10.04     Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.05     Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 10.06     Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 10.07     Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 10.08     No Third Party Beneficiaries. Except as provided in ARTICLE VIII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.09     Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 10.10     Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)     This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

(b)     ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF CALIFORNIA IN EACH CASE LOCATED IN THE CITY OF SAN FRANCISCO AND COUNTY OF SAN FRANCISCO, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.10(c).

Section 10.11     Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 10.12     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 10.13     Non-recourse. This Agreement may only be enforced against, and any Action based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other Representative of any party hereto or of any Affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any Action based on, in respect of or by reason of the transactions contemplated hereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SYNGEN INC.

By:	/s/ William Gerber
William Gerber
President and Chief Executive Officer

THERMOGENESIS CORP.

By:	/s/ Vivian Liu
Vivian Liu
President

[Signature Page to Asset Acquisition Agreement]

 Exhibit A

GENERAL ASSIGNMENT, BILL OF SALE

AND ASSUMPTION OF LIABILITIES

This GENERAL ASSIGNMENT, BILL OF SALE AND ASSUMPTION OF LIABILITIES (this “Assignment”) is made effective this 7th day of July, 2017, by and between SYNGEN INC., a Delaware corporation (“Transferor”), and THERMOGENESIS CORP., a Delaware corporation (“Acquiror”). Terms used but not defined herein shall have the meaning assigned to them in the Acquisition Agreement (as defined below).

WHEREAS, pursuant to that certain Asset Acquisition Agreement dated effective July 7, 2017 (the “Acquisition Agreement”) by and among Transferor and Acquiror, Transferor has agreed to contribute and assign to Acquiror, and Acquiror has agreed to acquire and assume from Transferor, for the consideration and upon the terms and conditions set forth in the Acquisition Agreement, the Acquired Assets and the Assumed Liabilities.

NOW, THEREFORE, pursuant to the Acquisition Agreement and in consideration of the premises stated therein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

1.

Conveyance. Transferor hereby contributes, assigns, transfers, conveys, and delivers to Acquiror all of Transferor’s right, title and interest in, to and under the Acquired Assets, and Transferor hereby assigns to Acquiror all of Transferor’s obligations under the Assumed Liabilities.

2.

Assumption. Acquiror hereby accepts the foregoing contribution and assignment and, from and after the date hereof, Acquiror hereby assumes and agrees to pay, perform and be bound by all of Transferor’s covenants, terms and obligations under the Assumed Liabilities.

3.

Acquisition Agreement. This Assignment is subject in all respects to the terms and conditions of the Acquisition Agreement. Nothing contained in this Assignment shall be deemed to supersede, modify or amend any of the covenants and agreements of Transferor or Acquiror contained in the Acquisition Agreement, specifically including, without limitation, the definition of “Assumed Liabilities” set forth therein.

4.

Benefit. This Assignment is intended solely to benefit the parties hereto and shall not create any liabilities to any other persons or entities or expand any liabilities to any other persons or entities.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this General Assignment, Bill of Sale and Assumption of Liabilities as of the date first set forth above.

TRANSFEROR: SYNGEN INC. By: Name: William Gerber Title: President and Chief Executive Officer
ACQUIROR: THERMOGENESIS CORP. By: Name: Vivian Liu Title: President

[Signature Page to General Assignment, Bill of Sale and Assumption of Liabilities]

Exhibit B

ASSIGNMENT AND ASSUMPTION AGREEMENT
(CONTRACTS)

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is made effective this 7th day of July, 2017, by and between SYNGEN INC., a Delaware corporation (“Transferor”), and THERMOGENESIS CORP., a Delaware corporation (“Acquiror”). Terms used but not defined herein shall have the meaning assigned to them in the Acquisition Agreement (as defined below).

WHEREAS, Transferor and Acquiror are parties to that certain Asset Acquisition Agreement dated effective July 7, 2017 (the “Acquisition Agreement”); and

WHEREAS, pursuant to the Acquisition Agreement, Transferor has agreed to assign the Assigned Contracts to Acquiror and Acquiror has agreed to accept such assignment and assume certain of Transferor’s obligations and liabilities under the Assigned Contracts.

NOW, THEREFORE, pursuant to the Acquisition Agreement and in consideration of the premises stated therein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

1.

Assignment. Transferor hereby assigns to Acquiror all of Transferor’s right, title and interest in and to, as well as all of Transferor’s obligations first arising on or after the date hereof under, the Assigned Contracts.

2.

Assumption. Acquiror hereby accepts the foregoing assignment. From and after the date hereof, Acquiror hereby assumes and agrees to pay, perform and be bound by all of the covenants, terms and obligations contained in the Assigned Contracts to be performed by Transferor under the Assigned Contracts to the extent (a) such obligations first accrue on or after the date hereof or (b) are Post-Closing Warranty Obligations.

3.

Acquisition Agreement. This Assignment is subject in all respects to the terms and conditions of the Acquisition Agreement. Nothing contained in this Assignment shall be deemed to supersede, modify or amend any of the covenants, agreements, representations or warranties of Transferor or Acquiror contained in the Acquisition Agreement.

4.

Benefit. This Assignment is intended solely to benefit the parties hereto and shall not create any liabilities to any other persons or entities or expand any liabilities to any other persons or entities.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first set forth above.

TRANSFEROR: SYNGEN INC. By: Name: William Gerber Title: President and Chief Executive Officer
ACQUIROR: THERMOGENESIS CORP. By: Name: Vivian Liu Title: President

[Signature Page to Assignment and Assumption Agreement]

Exhibit C

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (this “IP Assignment”), is made effective this 7th day of July, 2017, by and between SYNGEN INC., a Delaware corporation (“Transferor”), and THERMOGENESIS CORP., a Delaware corporation (“Acquiror”). Terms used but not defined herein shall have the meaning assigned to them in the Acquisition Agreement (as defined below).

WHEREAS, Transferor and Acquiror are parties to that certain Asset Acquisition Agreement dated effective July 7, 2017 (the “Acquisition Agreement”);

WHEREAS, pursuant to the Acquisition Agreement, Transferor has agreed to contribute and assign to Acquiror, and Acquiror has agreed to acquire and assume from Transferor, for the consideration and upon the terms and conditions set forth in the Acquisition Agreement, the Intellectual Property Assets; and

WHEREAS, pursuant to the Acquisition Agreement, Transferor has agreed to execute and deliver this IP Assignment, for recording with the United States Patent and Trademark Office and corresponding entities or agencies in any applicable jurisdictions;

NOW, THEREFORE, pursuant to the Acquisition Agreement and in consideration of the premises stated therein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

1.            Assignment. Transferor hereby irrevocably contributes, conveys, transfers and assigns to Acquiror, and Acquiror hereby accepts, all of Transferor’s right, title and interest in and to the Intellectual Property Assets, including, without limitation, the following (the “Assigned IP”):

(a)     the patents and patent applications set forth on Schedule 1 hereto and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations and renewals thereof;

(b)     the trademark registrations and applications set forth on Schedule 2 hereto and all issuances, extensions and renewals thereof (the “Trademarks”), together with the goodwill of the business connected with the use of, and symbolized by, the Trademarks; provided that, with respect to any United States intent-to-use trademark applications set forth on Schedule 2 hereto, the transfer of such applications accompanies, pursuant to the Acquisition Agreement, the transfer of Transferor’s business, or portion of the business to which the trademark pertains, and that business is ongoing and existing;

(c)     all websites and internet domain name registrations which are in Transferor’s possession or control as set forth on Schedule 3 hereto (this clause (c), together with clauses (a) and (b), the “Scheduled IP”);

(d)     all rights of any kind whatsoever of Transferor accruing under any of the Scheduled IP provided by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world;

(e)     any and all royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the Scheduled IP; and

(f)     any and all claims and causes of action, with respect to any the Scheduled IP, whether accruing before, on and/or after the date hereof, including all rights to and claims for damages, restitution and injunctive and other legal and equitable relief for past, present and future infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages, except as expressly provided in the Acquisition Agreement.

2.            Recordation and Further Actions. Transferor hereby authorizes the Commissioner for Patents and the Commissioner for Trademarks in the United States Patent and Trademark Office and the officials of corresponding entities or agencies in any applicable jurisdictions to record and register this IP Assignment upon request by Acquiror. Following the date hereof, upon Acquirer’s request, Transferor shall take such steps and actions, and provide such cooperation and assistance to Acquiror and its successors, assigns and legal representatives, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documents, as may be necessary to effect, evidence or perfect the assignment of the Assigned IP to Acquiror, or any assignee or successor thereto.

3.            Acquisition Agreement. This IP Assignment is subject in all respects to the terms and conditions of the Acquisition Agreement. Nothing contained in this IP Assignment shall be deemed to supersede, modify or amend any of the covenants and agreements of Transferor or Acquiror contained in the Acquisition Agreement, specifically including, without limitation, the definition of “Intellectual Property Assets” set forth therein.

4.            Counterparts. This IP Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this IP Assignment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this IP Assignment.

5.           Successors and Assigns. This IP Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6.           Governing Law. This IP Assignment and any claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this IP Assignment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the United States and the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

[Signature Page Follows]

 2

IN WITNESS WHEREOF, the parties hereto have executed and delivered this IP Assignment as of the date first above written.

TRANSFEROR: SYNGEN INC. By: Name: William Gerber Title: President and Chief Executive Officer
ACQUIROR: THERMOGENESIS CORP. By: Name: Vivian Liu Title: President

[Signature Page to IP Assignment Agreement]

Schedule 1

Assigned Patents and Patent Applications

Region	Patent/Application Number	Title	Expiration Date
US	PCT/US2016/069115	Apparatus, Methods, Compositions and/or Uses of Reagents for Bouyancy Activated Cell Separation	Pending
United States	62/272533	Apparatus, Methods, Compositions and/or Uses of Reagents for Bouyancy Activated Cell Separation	Inactive December 29, 2016
United States	15/393628	Cell Separation Devices, Systems and Methods	Pending
United States	15/489968	Cell Separation Devices, Systems and Methods	Pending
United States	PCT/US2016/31496	Cell Separation Devices, Systems and Methods	Pending
United States	8747289	System for purifying certain cell populations in a blood sample by depleting others	Granted Patent
United States	US9599545	Method for purifying certain cell populations in a blood sample by depleting others	Granted Patent
United States	PCT/US2011/028863	System for purifying certain cell populations in a blood sample by depleting others	Expired
United States	61/315109	System for Purifying Certain Cell Populations in Blood or Bone Marrow by Depleting Others	Expired
United States	61/436964	System for Purifying Certain Cell Populations in Blood or Bone Marrow by Depleting Others	Expired
United States	15/214702	Process for Isolating Purified Cell Population Isolated from Whole Blood/Divisional of US 8747289	Pending
United States	PCT/US2015/022036	Methods and/or Use of Buoyancy Centrifugation for Cell Separation	N/A
United States	PCT/US2014/054656 US 14/917872	Methods and Apparatus for Cryopreservation of Blood Cells in a Sterile Environment	Pending
United States	PCT/US2016/031496	Cryogenic Freezing Bag	Pending
United States	61/876168	Method and Device for Cryopreservation of Blood Cells in a Sterile Environment	Expired
United States	62/160146	Cryogenic Storage Bag	May 12, 2016
United States	14/256947	Purified Cell Population Isolated from Whole Blood	May 12, 2016
United States	14/256946	Method for Purifying Certain Cell Populations in Blood or Bone Marrow by Depleting Others	May 12, 2016
United States	15/214702	Method for Purifying Certain Cell Populations in Blood or Bone Marrow by Depleting Others	N/A
Australia	2011227203	System for Purifying Certain Cell Populations in Blood or Bone Marrow by Depleting Others	Granted Patent
Brazil	1120120234650	System for Purifying Certain Cell Populations in Blood or Bone Marrow by Depleting Others	N/A
Canada	CA 2793648	System for Purifying Certain Cell Populations in Blood or Bone Marrow by Depleting Others	Granted Patent
China	CN 201180024855.2	System for Purifying Certain Cell Populations in Blood or Bone Marrow by Depleting Others	Granted Patent
Europe	EP 11757012.7	System for Purifying Certain Cell Populations in Blood or Bone Marrow by Depleting Others	N/A
Europe	EU 14844700.6	Method and Apparatus for Cryopreservation of Blood Cells in a Sterile Environment	Pending
India	8747/CHENP/2012	System for Purifying Certain Cell Populations in Blood or Bone Marrow by Depleting Others	Pending
Japan	JP 5635177	System for Purifying Certain Cell Populations in Blood or Bone Marrow by Depleting Others	March 17, 2031

Region	Patent/Application Number	Title	Expiration Date
Japan	JP 6016867	System for Purifying Certain Cell Populations in Blood or Bone Marrow by Depleting Others	March 17, 2031
Malaysia	PI 2012004049 MY 160835 A	System for Purifying Certain Cell Populations in Blood or Bone Marrow by Depleting Others	Granted Patent
Malaysia	PI 2015002646 (divided from PI 2012004049)	System for Purifying Certain Cell Populations in Blood or Bone Marrow by Depleting Others	Pending
Mexican	MX/a/2012/010744 MX 341634	System for Purifying Certain Cell Populations in Blood or Bone Marrow by Depleting Others	Granted Patent
Mexican	MX/a/2016/008900	System for Purifying Certain Cell Populations in Blood or Bone Marrow by Depleting Others	March 17, 2031
Russia	RU 2396795	System for Purifying Certain Cell Populations in Blood or Bone Marrow by Depleting Others	March 17, 2031
Russia	RU 2596795	System for Purifying Certain Cell Populations in Blood or Bone Marrow by Depleting Others	March 17, 2031
Singapore	SG 183963	System for Purifying Certain Cell Populations in Blood or Bone Marrow by Depleting Others	March 17, 2031
South Korea	SK 10-2012-7027057	System for Purifying Certain Cell Populations in Blood or Bone Marrow by Depleting Others	Pending
United States	US 8747289	System for Purifying Certain Cell Populations in Blood or Bone Marrow by Depleting Others	April 5, 2031
United States	US 15/637,573	Cell Separation Devices, Systems and Methods	Pending

Schedule 2

Assigned Trademarks Registrations and Trademark Applications

Region	Trademark Number	Title	Expiration Date
United States	85/177557	SCR-1000	Abandoned
United States	4455559	SYNGEN	N/A
United States	4448529	SYNGENX Logo	December 10, 2019
Australia	1531068		October 24, 2022
Brazil	840312946		N/A
Canada	1599643		N/A
China	1138706	SYGENX	October 24, 2022
Europe	1138706	SYNGENX	October 24, 2022
India	2417573	SYNGENX	N/A
Japan	1138706	SYNGENX	October 24, 2022
Malaysia	2012018189	SYNGENX	April 27, 2022
Mexico	1350342	SYNGENX	October 30, 2022
Russia	1138706	SYNGENX	October 24, 2022
Singapore	1138706	SYNGENX	October 24, 2022
South Korea	1138706	SYNGENX	October 24, 2022
United States	4448528	SYNGENX	December 10, 2019
United States	86684503	CryoPRO	N/A
United States	86684520	CryoPRO	N/A
United States	86684515	WashPRO	N/A
United States	86684529	WashPRO	N/A
United States	86950829	CP-5	N/A
United States	Community Trade Mark application, filed as International Registration 1286471	WashPRO	N/A
United States	85/177563	SCR	Abandoned
United States	85/588615	SCR	Abandoned
United States	85/409139	SCR DATA TRAK	Abandoned
United States	85/588621	SCR-1000	Abandoned

Schedule 3

Assigned WEBSITES AND DOMAIN NAME RegistrationS

1.	syngeninc.com

 Exhibit D

IN THE UNITED STATES DISTRICT COURT

FOR THE EASTERN DISTRICT OF CALIFORNIA

SACRAMENTO DIVISION

CESCA THERAPEUTICS INC.,

Plaintiff,

v.		Case No. 2:14-CV-2085-GEB-KJN

SYNGEN INC., et al.

Defendants.

DEFINITIVE SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Definitive Settlement Agreement and Mutual Release (the “Settlement Agreement”) is entered into as of the date of execution below, by and among Cesca Therapeutics, Inc. (“Cesca”); SynGen Inc., (“SynGen”); PHC Medical, Inc., (“PHC”); and Philip Coelho (“Coelho”).

WHEREAS, on September 9, 2014, Cesca filed an action captioned Cesca Therapeutics Inc. v. SynGen Inc., PHC Medical, Inc., Philip Coelho, Terrence Wolf, Prince Emmanuel, and Does 1 through 10, inclusive, in Case No. 2:14-CV-02085-GEB-KJN in the United States District Court for the Eastern District of California Sacramento Division (the “Litigation”), pursuant to which Cesca alleged breach of contract and misappropriation of trade secrets, among other claims, related to the invention described in U.S. Patent 8,747,289 (the “Patent”), issued June 10, 2014, entitled “System for purifying certain cell populations in blood or bone marrow by depleting others.”

WHEREAS, on July 24, 2015, Cesca filed a motion requesting the court dismiss without prejudice Defendants Terrence Wolf and Prince Emmanuel from the Litigation, who were terminated from the Litigation on September 30, 2015.

WHEREAS, on the date hereof, ThermoGenesis Corporation, a wholly owned subsidiary of Cesca (“ThemoGenesis”), and SynGen entered into an Asset Acquisition Agreement, pursuant to which SynGen assigned and transferred substantially all of its assets to ThermoGenesis and ThermoGenesis assumed certain liabilities of SynGen for consideration of $1,000,000 in cash and a 20% equity interest in ThermoGenesis (the “Acquisition Transaction”).

WHEREAS, in connection with the Acquisition Transaction, the Parties desire to settle fully and finally the Litigation, all differences between them, and to avoid the costs, expenses, uncertainty, and inconvenience of further litigation.

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NOW, THEREFORE, intending to be legally bound and in consideration of the mutual promises and covenants contained in this Settlement Agreement, and other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties agree as follows:

I.	DEFINITIONS

Each capitalized term in this Settlement Agreement shall have the meaning set forth in Exhibit A attached hereto.

II.	FEES AND COSTS

The Parties agree that each Party shall bear his or its own attorney’s fees and costs during, deriving from, or related to the Litigation.

III.	MUTUAL RELEASE & COVENANTS NOT TO SUE

A.     Mutual Releases: In consideration of (i) the Acquisition Agreement, and as a material inducement thereto, and (ii) Cesca's agreement to dismiss all defendants from the Litigation with prejudice (Article IV, below), the Parties hereby irrevocably and unconditionally release, acquit, waive, relinquish, and discharge all other parties to this Settlement Agreement, and as applicable to non-individual parties, each of their direct and indirect parents, subsidiaries, Affiliates and divisions, including their respective successors, assigns, present and former officers, directors, members, managers, shareholders, partners, principals, employees, servants, agents, contractors, attorneys, insurers, and their respective heirs, executors, administrators, personal representatives, and assigns (the “Released Party” or “Released Parties,” as the context requires) of and from any and all claims, debts, obligations, promises, agreements, liabilities, damages, costs, attorney’s fees, expenses, compensatory damages, liquidated damages, punitive damages, and other compensation, suits, appeals, actions and causes of action, of whatever kind or character, arising prior to or existing as of the execution date of this Settlement Agreement, which any Party has, had, may have, or may claim to have against any of the Released Parties related to the claims asserted in the Litigation, whether known or unknown, in law or equity, under common law or statute, under federal, state, and/or municipal legislation, statutes, or ordinances (all, the “Released Claims”). For the avoidance of doubt, this release is not intended to release any party of its rights and obligations under this Settlement Agreement.

B.     Release of Unknown Claims: Cesca expressly understands, acknowledges, and agrees that this Settlement Agreement includes a waiver and release of unknown claims related to the Litigation. In connection with this Settlement Agreement, Cesca hereby agrees to waive and relinquish any and all rights it has or may have under any applicable laws.

C.     Covenant Not to Sue: Each Party agrees to refrain forever from instituting, commencing, maintaining, pressing, or in any way aiding or proceeding upon any action or other proceeding of any kind related to the Litigation seeking damages against any other Party or Released Party based upon any claim that is released by this Settlement Agreement. Notwithstanding the foregoing, this Article III(C) shall not apply to any claims related to a breach or violation of the Acquisition Transaction.

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IV.	DISMISSAL OF LITIGATION WITH PREJUDICE

Within two business days of the consummation of the Acquisition Transaction, Cesca shall file with the court in which this Litigation is pending, a request to dismiss with prejudice the litigation against all defendants to the Litigation. In its request, Cesca shall request the court in which this Litigation is pending to enter an order of dismissal of the Litigation with prejudice.

V.	ENTIRE AGREEMENT; CHOICE OF LAW; MISCELLANEOUS

A.     Complete Agreement & Disclaimer of Other Representations and Reliance: Each Party represents that this Settlement Agreement is the Parties’ complete agreement regarding the terms of the Parties’ settlement, and that no other agreements, understandings, representations, or promises relating to the terms of the Parties’ settlement have been made except as expressly set forth in this Settlement Agreement. The Parties disclaim reliance on any representations relating to the terms of the Parties’ settlement not memorialized in this Settlement Agreement.

B.     Choice of Law: This Settlement Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of California.

C.     Civil Code § 1542 Waiver: The Parties expressly and specifically waive all rights under California Civil Code § 1542 and any similar rights in any state or territory in the United States and any similar statute or regulation of the United States and any of its agencies.

The Parties understand that Section 1542 of the California Civil Code provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Each Party herein acknowledges that it is aware that it may hereafter discover facts different from or in addition to what it now knows or believes to be true with respect to the matters herein released, and it agrees that these releases shall be and remain in effect in all respects as complete general releases as to the matters released, notwithstanding any such different or additional facts. Each Party further acknowledges that it has been informed of Section 1542 of the California Civil Code, and does hereby expressly waive and relinquish all rights and benefits, if any, which it has or may have under said Section and any similar or comparable federal, state or local law. The Parties represent, warrant and agree that this waiver is a material term of this Agreement, without which the Parties would not have entered into this Agreement.

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D.     No Admission of Liability: The Parties jointly acknowledge that this Settlement Agreement does not constitute an admission or concession of liability or wrongdoing by any Party, but is intended to facilitate an amicable and final resolution of the Litigation between the Parties as of the date of this Settlement Agreement.

E.     Assumption Of The Risk Of Difference In Fact: Other than the representations and warranties made herein, each of the Parties acknowledges that if the facts with respect to which this Settlement Agreement is executed are found hereafter to be different from what they now believe those facts to be, each expressly accepts and assumes the risk of such possible differences and agrees that this Settlement Agreement shall be, and shall remain, effective, notwithstanding such differences.

F.     Confidentiality: The Parties and their attorneys agree to keep the terms of this Settlement Agreement strictly confidential. No Party, or any of their agents, servants, employees, or attorneys, shall disclose any of the terms or provision of this Settlement Agreement; except that the Parties may discuss this Settlement Agreement with their attorneys, accountants, other advisors, investors and potential acquirers so long as all such attorneys, accountants, other advisors, investors and potential acquirers are bound by substantially similar confidentiality restrictions as the Parties. In addition, either Party may disclose this Settlement Agreement to the extent that it is required to disclose it by or to the courts of any competent jurisdiction, or to any government, regulatory agency or financial authority, provided that such Party informs the other Party as soon as is reasonably practicable; and the other Party’s request and expense seeks to persuade the court, agency or authority to have the Confidential Information treated in a confidential manner, where this is possible under the court, agency or authority’s procedure.

G.     Acknowledgment of Representation by Counsel: Each Party acknowledges that he or it is represented by counsel of its own choosing and that it fully understands its rights and obligations under the Settlement Agreement. Further, each Party declares that he or it has completely read this Settlement Agreement and enters into this Settlement Agreement freely, voluntarily, and without coercion or duress.

H.     Savings Clause: The provisions of this Settlement Agreement are severable. If a court of competent jurisdiction rules that any provision of this Settlement Agreement is invalid or unenforceable, such a ruling will not affect the validity or enforceability of any other provision of this Settlement Agreement, and the Settlement Agreement shall be deemed to be modified and amended so as to be enforceable to the extent permitted by law.

I.     Authority to Settle: Each Party represents, warrants, and covenants that it has full authority to settle, compromise, and release the Released Parties completely from all of the Released Claims herein and to execute this Settlement Agreement. The Parties each represent, warrant, and covenant that their authorized representatives are of legal age and legal competence to execute this Settlement Agreement, that their authorized representatives have full authority to execute this Settlement Agreement and bind their respective principals to its terms, and that their authorized representatives do so of their own free will and accord without reliance on any representation of any kind or character not expressly set forth herein.

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J.     Non-Assignment Representation: The Parties each represent, warrant, and covenant that they have not directly or indirectly assigned, pledged, or in any manner sold or transferred any right, title, or interest in any of their respective claims.

K.     Successors and Assigns: This Settlement Agreement shall be binding upon and inure to the benefit of the Parties and their heirs, successors, and assigns.

L.     Modification and Waiver: This Settlement Agreement may be amended or modified only by a written instrument signed by or on behalf of all Parties or their respective successors-in-interest. No provisions or breach of this Settlement Agreement may be waived except by a writing of the Party so waiving that is executed by said Party or Parties. The waiver by any Party of any breach of this Settlement Agreement by another Party shall not be deemed a waiver of any other prior or subsequent breach of this Settlement Agreement.

M.     Notice: Any notice to be provided pursuant to this Settlement Agreement shall be provided as follows:

Notice to SynGen:

SynGen Inc.

100 Howe Avenue #185N

Sacramento CA 95825

Attn: William Gerber
          Chief Executive Officer

Notice to Cesca:

Cesca Therapeutics, Inc.

2711 Citrus Road

Rancho Cordova, CA 95742

Attn: Robin C. Stracey
          Chief Executive Officer

N.     Headings: The headings herein are used for the purpose of convenience only and shall not be considered in the interpretation or construction of this Settlement Agreement.

O.     Agreement Not to Be Construed Against Drafter: This Settlement Agreement shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that this Settlement Agreement is the result of arm’s-length negotiations among the Parties represented by experienced counsel and that all Parties have contributed substantially and materially to the preparation of this Settlement Agreement.

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P.     Multiple Counterparts: This Settlement Agreement may be executed in multiple originals and counterparts. Properly executed signature pages, whether they constitute original signature pages, copied signature pages, or facsimile copied signature pages, may be attached to the original Settlement Agreement. Any such copied signature page or facsimile copied signature page attached to the original Settlement Agreement will have the same force and effect as an original signature page.

[Signature Page Follows]

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Effective July 7, 2017.

CESCA THERAPEUTICS, INC.

By:

Printed Name:

Title:

Date:

SYNGEN INC.

By:

Printed Name:

Title:

Date:

PHC MEDICAL, INC.

By:

Printed Name:

Title:

Date:

PHILIP COELHO

By:

Date:

[Signature Page to Settlement and Release]

EXHIBIT A

DEFINITIONS

“Affiliate” shall mean, with respect to party, any person, organization or entity controlling, controlled by or under common control with, such party. For purposes of this definition only, “control” of another person, organization or entity shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the activities, management or policies of such person, organization or entity, whether through the ownership of voting securities, by contract or otherwise. Without limiting the foregoing, control shall be presumed to exist when a person, organization or entity (a) owns or directly controls fifty percent (50%) or more of the outstanding voting stock or other ownership interest of the other organization or entity, or (b) possesses, directly or indirectly, the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the organization or other entity. The parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%) and that in such cases such lower percentage shall be substituted in the preceding sentence.

“Cesca” shall have the meaning set forth in the preamble.

“Coelho” shall have the meaning set forth in the preamble.

“Litigation” shall have the meaning set forth in the recitals.

“Parties” or “Party” shall mean the signatories to this Settlement Agreement. The term Party also includes, without limitation, any and all persons who could possibly fit the description of “Does” 1-10 contained in Cesca’s complaint in the Litigation, whether such persons are presently known or unknown.

“Patent” shall have the meaning set forth in the recitals.

“PHC” shall have the meaning set forth in the preamble.

“Release Party” or “Released Parties” has the meaning set forth in Section III(A).

“Released Claims” has the meaning set forth in Section III(A).

“Settlement Agreement” shall have the meaning set forth in the preamble.

“SynGen” shall have the meaning set forth in the preamble.

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 Exhibit E

THERMOGENESIS CORP.

VOTING AGREEMENT

THIS VOTING AGREEMENT is made and entered into as of this 7th day of July, 2017 by and among ThermoGenesis Corp., a Delaware corporation (the “Company”), each holder of the Company’s Common Stock, $0.001 par value per share (“Common Stock”) listed on Schedule A (together with any subsequent investors, or transferees, who become parties hereto as “Stockholders” pursuant to Subsections 5.1(a) or 5.2 below, the “Stockholders”).

RECITALS

A.

On the date hereof, the Company entered into an Asset Acquisition Agreement (the “Acquisition Agreement”) with SynGen Inc., a Delaware corporation (“SynGen”), providing for the issuance to SynGen of twenty percent (20%) of the fully-diluted capital stock of the Company in the form of shares of Common Stock, which shares of Common Stock will subsequently be distributed by SynGen to Bay City Capital Fund V, L.P. and Bay City Capital Fund V Co-Investment Fund, L.P. (together, “Bay City Capital”) in connection with the subsequent liquidation of SynGen. As contemplated by the Acquisition Agreement, the parties desire to provide the Stockholders with the right, among other rights, to designate the election of certain members of the board of directors of the Company (the “Board”) in accordance with the terms of this Agreement.

B.

The parties also desire to enter into this Agreement to set forth their agreements and understandings with respect to how shares of the Company’s capital stock held by them will be voted on, or tendered in connection with, an acquisition of the Company.

NOW, THEREFORE, the parties agree as follows:

1.	Voting Provisions Regarding Board of Directors.

1.1     Size of the Board. Each Stockholder agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at five (5) directors. For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Common Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.2     Board Composition. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, the following persons shall be elected to the Board:

(a)     One person designated by Bay City Capital Fund V, L.P. or its Affiliates (the “Bay City Designee”), for so long as Bay City Capital or its Affiliates owns at least five percent (5%) of the Company’s outstanding Common Stock, which individual shall initially be Carl Goldfischer.

(b)     Two individuals designated by Cesca Therapeutics Inc. (the “Cesca Designees”), which individuals shall initially be Chris Xu and Vivian Liu; provided, however, that Cesca Therapeutics Inc. shall be entitled to designate only one Cesca Designee from and after such time as Cesca Therapeutics Inc., together with its Affiliates, ceases to own at least thirty percent (30%) of the Company’s Common Stock (on an as-converted basis).

(c)     One individual who qualifies as an “independent director” under Rule 5605 of The NASDAQ Marketplace Rules and who is an industry expert, to be designated by Cesca Therapeutics Inc. (“Cesca”) as soon as practicable after the date hereof.

(d)     One individual who qualifies as an “independent director” under Rule 5605 of The NASDAQ Marketplace Rules and who is an industry expert, designated by Bay City Capital Fund V, L.P. or its Affiliates as soon as practicable after the date hereof, for so long as Bay City Capital or its Affiliates owns at least five percent (5%) of the Company’s outstanding Common Stock; provided, however, that any replacement for such initial designee shall be subject to the approval of Cesca Therapeutics Inc., which approval will not be unreasonably withheld.

To the extent that any of clauses (a) through (d) above shall not be applicable, any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Certificate of Incorporation of the Company, as may be amended, restated or otherwise modified from time to time (the “Certificate of Incorporation”).

For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.3     Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

1.4     Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

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(a)     no director elected pursuant to Subsections 1.2 or 1.4 of this Agreement may be removed from office other than for cause unless (i) such removal is directed or approved by the affirmative vote of the Person entitled under Subsection 1.2 to designate that director or (ii) the Person(s) originally entitled to designate or approve such director pursuant to Subsection 1.2 is no longer so entitled to designate or approve such director;

(b)     any vacancies created by the resignation, removal or death of a director elected pursuant to Subsections 1.2 or 1.4 shall be filled pursuant to the provisions of this Section 1; and

(c)     upon the request of any party entitled to designate a director as provided in Subsections 1.2(a), 1.2(b), 1.2(c) or 1.2(d) to remove such director, such director shall be removed.

All Stockholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

1.5     No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

1.6    No “Bad Actor” Designees. Each Person with the right to designate or participate in the designation of a director as specified above hereby represents and warrants to the Company that, to such Person’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (each, a “Disqualification Event”), is applicable to such Person’s initial designee named above except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee”. Each Person with the right to designate or participate in the designation of a director as specified above hereby covenants and agrees (A) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee and (B) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee.

2.	Drag-Along Right.

2.1     Definitions. A “Sale of the Company” shall mean either: (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Stock Sale”); or (b) a transaction that qualifies as a “Deemed Liquidation Event” as defined in the Certificate of Incorporation.

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2.2     Actions to be Taken. In the event that (i) the holders of at least eighty-five percent (85%) of the shares of Common Stock then issued (the “Selling Stockholders”) and (ii) the Board of Directors approve a Sale of the Company in writing, specifying that this Section 2 shall apply to such transaction, then each Stockholder and the Company hereby agree:

(a)     if such transaction requires stockholder approval, with respect to all Shares that such Stockholder owns or over which such Stockholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Sale of the Company (together with any related amendment to the Certificate of Incorporation required in order to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could delay or impair the ability of the Company to consummate such Sale of the Company;

(b)     if such transaction is a Stock Sale, to sell the same proportion of shares of capital stock of the Company beneficially held by such Stockholder as is being sold by the Selling Stockholders to the Person to whom the Selling Stockholders propose to sell their Shares, and, except as permitted in Subsection 2.3 below, on the same terms and conditions as the Selling Stockholders;

(c)     to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Selling Stockholders in order to carry out the terms and provision of this Section 2, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;

(d)     not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares of the Company owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquiror in connection with the Sale of the Company;

(e)     to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company;

(f)     if the consideration to be paid in exchange for the Shares pursuant to this Section 2 includes any securities and due receipt thereof by any Stockholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Stockholder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Stockholder, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares; and

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(g)     in the event that the Selling Stockholders, in connection with such Sale of the Company, appoint a stockholder representative (the “Stockholder Representative”) with respect to matters affecting the Stockholders under the applicable definitive transaction agreements following consummation of such Sale of the Company, (x) to consent to (i) the appointment of such Stockholder Representative, (ii) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (iii) the payment of such Stockholder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Stockholder Representative in connection with such Stockholder Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the Stockholders, and (y) not to assert any claim or commence any suit against the Stockholder Representative or any other Stockholder with respect to any action or inaction taken or failed to be taken by the Stockholder Representative in connection with its service as the Stockholder Representative, absent fraud or willful misconduct.

2.3     Exceptions. Notwithstanding the foregoing, a Stockholder will not be required to comply with Subsection 2.1 above in connection with any proposed Sale of the Company (the “Proposed Sale”) unless:

(a)     any representations and warranties to be made by such Stockholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including but not limited to representations and warranties that (i) the Stockholder holds all right, title and interest in and to the Shares such Stockholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Stockholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquirer and are enforceable against the Stockholder in accordance with their respective terms and (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency;

(b)     the Stockholder shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders);

(c)     the liability for indemnification, if any, of such Stockholder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company or its Stockholders in connection with such Proposed Sale, is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders), and is pro rata in proportion to, and does not exceed, the amount of consideration paid to such Stockholder in connection with such Proposed Sale; and

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(d)     upon the consummation of the Proposed Sale, (i) each holder of each class or series of the Company’s stock will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, and (ii) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock; provided, however, that, notwithstanding the foregoing, if the consideration to be paid in exchange for the Stockholder Shares pursuant to this Subsection 2.3(c) includes any securities and due receipt thereof by any Stockholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Stockholder in lieu thereof, against surrender of the Stockholder Shares which would have otherwise been sold by such Stockholder, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the Stockholder Shares.

2.4     Restrictions on Sales of Control of the Company. No Stockholder shall be a party to any Stock Sale unless all holders of Common Stock are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto pro rata based on the number of shares of Common Stock held by such parties, unless the holders of at least eighty-five percent (85%) of the Common Stock elect otherwise by written notice given to the Company at least ten (10) days prior to the effective date of any such transaction or series of related transactions.

3.	Remedies.

3.1     Covenants of the Company. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

3.2     Irrevocable Proxy and Power of Attorney. Each party to this Agreement hereby constitutes and appoints as the proxies of the party and hereby grants a power of attorney to the President of the Company, and a designee of the Selling Stockholders, and each of them, with full power of substitution, with respect to the matters set forth herein, including without limitation, election of persons as members of the Board in accordance with Section 1 hereto and votes regarding any Sale of the Company pursuant to Section 2 hereof, and hereby authorizes each of them to represent and to vote, if and only if the party (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent) in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of Section 1 of this Agreement or to take any action necessary to effect a Sale of the Company pursuant to and in accordance with Section 2 of this Agreement. Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 4 hereof. Each party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 4 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

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3.3     Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

3.4     Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.             Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) a Qualified Public Offering; (b) a Qualified Merger (as such terms are defined in the Investors’ Rights Agreement, of even date herewith, among the Company and each of the investors listed on Schedule A thereto), or (c) the date on which Bay City Capital and its Affiliates, taken together, cease to own at least five percent (5%) of the outstanding shares of Common Stock; provided that the provisions of Section 2 hereof will continue after the closing of any Sale of the Company to the extent necessary to enforce the provisions of Section 2 with respect to such Sale of the Company.

5.	Miscellaneous.

5.1     Additional Parties.

(a)     Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Common Stock after the date hereof, as a condition to the issuance of such shares the Company shall require that any purchaser of shares of Common Stock become a party to this Agreement by executing and delivering (i) the Adoption Agreement attached to this Agreement as Exhibit A, or (ii) a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as a Stockholder hereunder. Each such person shall thereafter be deemed a Stockholder for all purposes under this Agreement.

(b)     In the event that after the date of this Agreement, the Company enters into an agreement with any Person to issue shares of capital stock to such Person (other than to a purchaser of Common Stock described in Subsection 5.1(a) above), then, the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing an Adoption Agreement in the form attached hereto as Exhibit A, agreeing to be bound by and subject to the terms of this Agreement as a Stockholder and thereafter such person shall be deemed a Stockholder for all purposes under this Agreement.

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5.2     Transfers. Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Subsection 5.2. Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Subsection 5.12.

5.3     Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.4     Governing Law. This Agreement shall be governed by the internal law of the State of Delaware.

5.5     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.6     Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.7     Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 5.7. If notice is given to the Company, a copy shall also be sent to:

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Foley & Lardner LLP

100 North Tampa Street, Suite 2700

Tampa, Florida 33602-5810

Attention: Curt Creely

Email: ccreely@foley.com

Facsimile: (813) 221-4210

and if notice is given to Stockholders, a copy shall also be given to

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

Attention: Michael L. Lawhead

Email: mlawhead@sycr.com

Fascimile: (949) 725-5277

5.8     Consent Required to Amend, Terminate or Waive. This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company and (b) the holders of at least eighty-five percent (85%) of the shares of Common Stock issued and outstanding. Notwithstanding the foregoing:

(a)     this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Stockholder without the written consent of such Stockholder unless such amendment, termination or waiver applies to all Stockholders, as the case may be, in the same fashion;

(b)     any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party; and

(c)     Subsections 1.2(a) and 1.2(d)1.2(d) of this Agreement shall not be amended or waived without the written consent of Bay City Capital Fund V, L.P. and Subsections 1.2(b) and 1.2(c) of this Agreement shall not be amended or waived without the written consent of Cesca.

The Company shall give prompt written notice of any amendment, termination or waiver hereunder to any party that did not consent in writing thereto. Any amendment, termination or waiver effected in accordance with this Subsection 5.8 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver. For purposes of this Subsection 5.8, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Stockholders circulated by the Company and executed by the Stockholder parties specified, whether or not such action by written consent makes explicit reference to the terms of this Agreement.

5.9     Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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5.10     Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.11     Entire Agreement. This Agreement (including the Exhibits hereto), and the Certificate of Incorporation and the other Transaction Documents (as defined in the Acquisition Agreement) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

5.12     Legend on Share Certificates. Each certificate representing any Shares issued after the date hereof shall be endorsed by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates evidencing the Shares issued after the date hereof to bear the legend required by this Subsection 5.12, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates evidencing the Shares to bear the legend required by this Subsection 5.12 and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

5.13     Stock Splits, Stock Dividends, etc. In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Subsection 5.12.

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5.14     Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

5.15     Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

5.16     Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the non-exclusive jurisdiction of, and venue in, the state courts in San Francisco County in the State of California (or in the event of federal jurisdiction, the courts of Northern District of California).

5.17     Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

5.18     Aggregation of Stock. All Shares held or acquired by a Stockholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

5.19     Spousal Consent. If any individual Stockholder is married on the date of this Agreement, such Stockholder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Stockholder’s Shares that do not otherwise exist by operation of law or the agreement of the parties. If any individual Stockholder should marry or remarry subsequent to the date of this Agreement, such Stockholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

COMPANY:

THERMOGENESIS CORP.

By:
Vivian Liu
President

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

STOCKHOLDER:

BAY CITY CAPITAL FUND V, L.P.

By:	Bay City Capital Management V LLC
Its:	General Partner

	By:	Bay City Capital LLC
	Its:	Manager

By:
Name:
Title:

Address:

Bay City Capital LLC 750 Battery Street, Suite 400 San Francisco, CA 94111

BAY CITY CAPITAL FUND V CO-INVESTMENT FUND, L.P.

By:	Bay City Capital Management V LLC
Its:	General Partner

	By:	Bay City Capital LLC
	Its:	Manager

By:
Name:
Title:

Address:

Bay City Capital LLC 750 Battery Street, Suite 400 San Francisco, CA 94111

 [Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

CESCA THERAPEUTICS INC.

By:
Xiaochun “Chris” Xu
Chief Executive Officer

Address:

Cesca Therapeutics Inc. 2711 Citrus Road Rancho Cordova, California 95742

[Signature Page to Voting Agreement]

SCHEDULE A

STOCKHOLDERS

Name and Address	Number of Shares Held
Bay City Capital Fund V, L.P. Bay City Capital LLC 750 Battery Street, Suite 400 San Francisco, CA 94111	1,962,600
Bay City Capital Fund V Co-Investment Fund, L.P. Bay City Capital LLC 750 Battery Street, Suite 400 San Francisco, CA 94111	37,400
Cesca Therapeutics Inc. 2711 Citrus Road Rancho Cordova, California 95742	8,000,000

 [Schedule A to Voting Agreement]

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on ___________________, 20__, by the undersigned (the “Holder”) pursuant to the terms of that certain Voting Agreement dated as of July 7, 2017 (the “Agreement”), by and among the Company and certain of its Stockholders, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1           Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”), for one of the following reasons (Check the correct box):

☐

as a transferee of Shares from a party in such party’s capacity as a “Stockholder” bound by the Agreement, and after such transfer, Holder shall be considered a “Stockholder” for all purposes of the Agreement.

☐	as a new Stockholder in accordance with Subsection 5.1(a) of the Agreement, in which case Holder will be a “Stockholder” for all purposes of the Agreement.

☐	in accordance with Subsection 5.1(b) of the Agreement, as a new party who is not a new Stockholder, in which case Holder will be a “Stockholder” for all purposes of the Agreement.

1.2           Agreement. Holder hereby (a) agrees that the Stock, and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3           Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By:	THERMOGENESIS CORP.
Name and Title of Signatory

Address:	By:
Title:
Facsimile Number:

[Exhibit A to Voting Agreement]

EXHIBIT B

CONSENT OF SPOUSE

I, ____________________, spouse of ______________, acknowledge that I have read the Voting Agreement, dated as of July 7, 2017, to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated as of the __ day of _________, 20___.

_____________________________________________ Signature _____________________________________________ Print Name

[Exhibit B to Voting Agreement]

Execution Version

Exhibit F

ThermoGenesis Corp.

INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT is made as of the 7th day of July 2017, by and among ThermoGenesis Corp., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor.”

RECITALS

WHEREAS, the Company and SynGen Inc., a Delaware corporation (“SynGen”), are parties to the Asset Acquisition Agreement of even date herewith (the “Acquisition Agreement”) pursuant to which the Company will issue to SynGen twenty percent (20%) of the fully-diluted capital stock of the Company in the form of shares of Common Stock (as defined below);

WHEREAS, the shares of Common Stock issued to SynGen pursuant to the Acquisition Agreement will subsequently be distributed by SynGen to the Investors in connection with the subsequent liquidation of SynGen; and

WHEREAS, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issued to the Investors, to receive certain information from the Company, and to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in this Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

1.             Definitions. For purposes of this Agreement:

1.1     “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2     “Bay City Director” means any director of the Company that Bay City Capital Fund V, L.P. or its Affiliates are entitled to designate pursuant to the Voting Agreement, of even date herewith, among the Company and each holder of the Company’s Common Stock listed on Schedule A thereto (the “Voting Agreement”).

1.3     “Certificate of Incorporation” means the Company’s Certificate of Incorporation, as the same may be amended, restated or otherwise modified from time to time.

1.4     “Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

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1.5     “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

1.6     “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.7     “Debt Security” means any indebtedness or evidence of indebtedness that is convertible into or exchangeable for capital stock of the Company or any subsidiary thereof.

1.8     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.9     “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; or (ii) a registration relating to an SEC Rule 145 transaction.

1.10     “Exempted Securities” means (i) the following shares of Common Stock and (ii) shares of Common Stock issued pursuant to the following Options and Convertible Securities:

(1)	shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Common Stock; or

(2)

shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company, including the Bay City Director (which approval will not be unreasonably withheld); or

(3)

shares of Common Stock, Options or Convertible Securities issued as an “equity kicker” or other consideration in any loan transaction (so long as the loan is not convertible) or in any other transaction that is not primarily for financing purposes; provided, however, that such shares shall only be “Exempted Securities” to the extent the aggregate amount of all such shares issued as “Exempted Securities” under this subsection (3) equals no more than five percent (5%) of the issued and outstanding capital stock of the Company as of the date hereof; or

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(4)

shares of Common Stock, Options or Convertible Securities issued in connection with any joint venture, licensing transaction, or other strategic transaction of the Company that is not primarily a financing transaction of the Company; provided, however, that such shares shall only be “Exempted Securities” to the extent the aggregate amount of all such shares issued as “Exempted Securities” under this subsection (4) equals no more than five percent (5%) of the issued and outstanding capital stock of the Company as of the date hereof; or

(5)	shares of Common Stock, Options, or Convertible Securities issuable upon conversion, exchange, or exercise of any Exempted Securities in accordance with the terms of such Exempted Securities.

1.11     “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.12     “GAAP” means generally accepted accounting principles in the United States.

1.13     “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.14     “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.15     “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.16     “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act or the equivalent laws governing the registration of securities in China (including Hong Kong); provided, however, that any registration of securities in China shall be on the Shanghai Stock Exchange, Shenzhen Stock Exchange or the Main Board of the Stock Exchange of Hong Kong Limited (each, a “Qualified China Exchange”).

1.17     “National Securities Exchange” means a securities exchange that is registered with the SEC under the Exchange Act.

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1.18     “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.19     “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

1.20     “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.21     “Registrable Securities” means (i) any Common Stock held by the Investor; (ii) any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above; excluding in all cases, however, (x) any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, (y) for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement, and (z) any shares held by any Holder if Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without registration in a single transaction; unless, to the extent such sale is restricted by any “Market Standoff” restrictions including the provision set forth in Subsection 2.11 of this Agreement.

1.22     “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to the then exercisable and/or convertible securities that are Registrable Securities.

1.23     “Restricted Securities” means the securities of the Company required to bear the legend set forth in Subsection 2.12(b) hereof.

1.24     “SEC” means the Securities and Exchange Commission.

1.25     “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.26     “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.27     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.28     “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

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1.29     “Qualified Merger” means a merger of the Company with a publicly traded corporation as a result of which (i) the common equity of the surviving corporation issued to the holders of capital stock of the Company will be quoted on or listed for trading on a National Securities Exchange or a Qualified China Exchange and will be freely tradable without restriction (except for any limitations due to the “market standoff” provisions set forth in this Agreement and that certain Right of Co-Sale Agreement, dated on or about the date hereof, among the Company, the Investors (as defined therein) listed on Schedule A thereto and the Key Holders (as defined therein) listed on Schedule B thereto); and (ii) the aggregate market value of the voting and non-voting common equity held by non-affiliates of such surviving corporation will be at least $50 million.

1.30      “Qualified Public Offering” means the sale of shares of Common Stock to the public at a price of at least $2 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a public offering on a National Securities Exchange pursuant to an effective registration statement under the Securities Act of 1933, as amended, or on a Qualified China Exchange under the equivalent laws governing the registration of securities in China (including Hong Kong), resulting in at least $20,000,000 of gross proceeds to the Company.

2.             Registration Rights. The Company covenants and agrees as follows:

2.1     Demand Registration.

(a)     [intentionally left blank]

(b)     Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price of at least $5 million, then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3.

(c)     Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s President stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such one hundred twenty (120) day period other than an Excluded Registration.

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(d)     The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b): (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).

2.2     Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3           Underwriting Requirements.

(a)     If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Initiating Holders, subject only to the reasonable approval of the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

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(b)     In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable) to the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below twenty-five percent (25%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)     For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than twenty-five percent (25%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

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2.4     Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)     prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to ninety (90) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)     prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)     furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)     use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)     in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)     use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a National Securities Exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

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(g)     provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)     promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)     notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)     after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5       Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6     Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $50,000.00, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsection 2.1(b); provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsection 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

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2.7      Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8        Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)     To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)     To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsection 2.8(b) and Subsection 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

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(c)     Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d)     To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

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(e)     Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9     Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)     make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)     use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)     furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10     Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included.

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2.11     “Market Stand off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of its Common Stock or any other equity securities under the Securities Act for the first to occur of (i) a Qualified Public Offering; or (ii) a Qualified Merger, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 shall apply only to the first to occur of a Qualified Public Offering or Qualified Merger, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors and all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (on an as-converted, fully-diluted basis) are similarly bound. The underwriters in connection with such registration are intended third party beneficiaries of this Subsection 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto.

2.12     Restrictions on Transfer.

(a)     The Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)     Each certificate or instrument representing (i) the Registrable Securities, and (ii) any other securities issued in respect of the securities referenced in clause (i), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

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THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c)     The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

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2.13     Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsection 2.1 or Subsection 2.2 shall terminate upon the earlier to occur of:

(a)     the fifth (5th) anniversary of a Qualified Public Offering or;

(b)     the consummation of a Qualified Merger.

2.14     Registration in China. Notwithstanding anything to the contrary in this Section 2, if the Company registers or intends to register the Common Stock on a Qualified China Exchange, the parties shall, in good faith, negotiate and agree to follow equivalent (to the extent possible) procedures for a public offering conducted on and pursuant to the laws applicable to such exchange. For avoidance of doubt, notwithstanding anything to the contrary in this Agreement, any registration of the Common Stock on a securities exchange that is not a National Securities Exchange may only be conducted on a Qualified China Exchange.

3.             Information Rights.

3.1     Delivery of Financial Statements. So long as the Investors or their Affiliates own, in the aggregate, at least five percent (5%) of the Company’s outstanding Common Stock (on an as-converted basis), the Company shall deliver to each Investor, provided that the Board of Directors has not reasonably determined that such Investor is a competitor of the Company:

(a)     as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget (as defined in Subsection 3.1(c)) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of regionally recognized standing selected by the Company if requested by the Board of Directors;

(b)     as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP); and

(c)     as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and annual operating plan for the next fiscal year (collectively, the “Budget”), prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company.

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If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period, the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2     Inspection. So long as the Investors or their Affiliates own, in the aggregate, at least five percent (5%) of the Company’s outstanding Common Stock (on an as-converted basis), the Company shall permit each Investor, at such Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3     Termination of Information Rights. The covenants set forth in Subsection 3.1 and Subsection 3.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the Qualified Public Offering or a Qualified Merger, whichever event occurs first.

3.4     Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.4 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.4; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

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4.             Rights to Future Stock Issuances.

4.1     Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Investor so long as the Investors or their Affiliates own, in the aggregate, at least two percent (2%) of the Company’s outstanding Common Stock (on an as-converted basis).

(a)     The Company shall give notice (the “Offer Notice”) to each holder of Common Stock stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)     By notification to the Company within twenty (20) days after the Offer Notice is given, each holder of Common Stock may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the number of shares of Common Stock held by such holder of Common Stock bears to the total number of shares of Common Stock of the Company which are then outstanding. At the expiration of such twenty (20) day period, the Company shall promptly notify each holder of Common Stock that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other holder’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which the holders of Common Stock were entitled to subscribe but that were not subscribed for by such holders of Common Stock which is equal to the proportion of the number of shares of Common Stock then held, by such Fully Exercising Investor bears to the number of shares of Common Stock then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).

(c)     If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Subsection 4.1.

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(d)     The right of first offer in this Subsection 4.1 shall not be applicable to (i) Exempted Securities; and (ii) shares of Common Stock issued in the IPO.

4.2     Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect immediately before the consummation of a Qualified Public Offering or a Qualified Merger.

5.             Additional Covenants.

5.1     Insurance. The Company shall use its commercially reasonable efforts to obtain from financially sound and reputable insurers directors and officers liability insurance, with a limit not less than $1,000.000.00 per individual and $2,000.000.00 in the aggregate.

5.2     Employee Agreements. The Company will cause each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment substantially in the form approved by the Board of Directors.

5.3     Matters Requiring Investor Director Approval. So long as Bay City Capital Fund V, L.P. or its Affiliates are entitled to designate a Bay City Director pursuant to the Voting Agreement, the Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Bay City Director create, or authorize the creation of, or issue, or authorize the issuance of any Debt Security, or permit any subsidiary to take any such action with respect to any Debt Security, if the aggregate indebtedness of the Company and its subsidiaries for borrowed money following such action would exceed $5,000,000, except for a working capital line of credit entered into in the ordinary course of business and approved by a majority of the Board of Directors;

5.4     Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors.

5.5     Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.

5.6     Termination of Covenants. The covenants set forth in this Section 5 shall terminate and be of no further force or effect immediately (i) before the consummation of the Qualified Public Offering or Qualified Merger, whichever event occurs first, or (ii) if sooner, the date on which Investors and their Affiliates cease to own, in the aggregate, at least five percent (5%) of the Company’s outstanding Common Stock (on an as-converted basis).

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6.             Miscellaneous.

6.1     Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) constituting at least five percent (5%) of the Company’s Common Stock; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2     Governing Law. This Agreement shall be governed by the internal law of the State of Delaware.

6.3     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4     Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5     Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the President, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, a copy shall also be sent to

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Foley & Lardner LLP

100 North Tampa Street, Suite 2700

Tampa, Florida 33602-5810

Attention: Curt Creely

Email: ccreely@foley.com

Facsimile: (813) 221-4210

and if notice is given to the Investors, a copy shall also be given to

Stradling Yocca Carlson & Rauth

Attention: Michael L. Lawhead

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

Email: mlawhead@sycr.com

Facsimile: (949) 725-5277

6.6     Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction). The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

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6.7      Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8       Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9        Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.10     Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the non-exclusive jurisdiction of, and venue in, the state courts in San Francisco County in the State of California (or in the event of federal jurisdiction, the courts of Northern District of California).

6.11     Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THERMOGENESIS CORP.

By:
Vivian Liu
President

 [Signature Page to Investors Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

BAY CITY CAPITAL FUND V, L.P.

By:	Bay City Capital Management V LLC
	Its:	General Partner

	By:	Bay City Capital LLC
	Its:	Manager

By:
Name:
Title:

Address: Bay City Capital LLC 750 Battery Street, Suite 400 San Francisco, CA 94111

BAY CITY CAPITAL FUND V CO-INVESTMENT FUND, L.P.

	By:	Bay City Capital Management V LLC
	Its:	General Partner

	By:	Bay City Capital LLC
	Its:	Manager

By:
Name:
Title:

Address: Bay City Capital LLC 750 Battery Street, Suite 400 San Francisco, CA 94111

[Signature Page to Investors Rights Agreement]

SCHEDULE A

Investors

Bay City Capital Fund V

Bay City Capital LLC

750 Battery Street, Suite 400

San Francisco, CA 94111

Bay City Capital Fund V Co-Investment Fund, L.P.

Bay City Capital LLC

750 Battery Street, Suite 400

San Francisco, CA 94111

 [Schedule A to Investors Rights Agreement]

Exhibit G

ThermoGenesis Corp.

July 7, 2017

Bay City Capital Fund V, L.P.

c/o Bay City Capital LLC

750 Battery Street, Suite 400

San Francisco, CA 94111

Management Rights

Ladies and Gentlemen:

This letter will confirm our agreement with you in connection with the issuance of 200 shares of common stock, $0.001 par value per share (“Common Stock”), of ThermoGenesis Corp., a Delaware corporation (the “Company”), to SynGen Inc., a Delaware corporation (“SynGen”), pursuant to the Asset Acquisition Agreement of even date with this letter between the Company and SynGen (the “Acquisition Agreement”), subsequent to which such shares of Common Stock will be distributed by SynGen to Bay City Capital Fund V, L.P. and Bay City Capital Fund V Co-Investment Fund, L.P. (collectively, the “Investor”) in connection with the liquidation of SynGen. In connection with Investor’s acquisition of the Company’s Common Stock, Investor will be entitled to the following contractual management rights, in addition to rights to non-public financial information, inspection rights, and other rights specifically provided to all investors.

1.     The Investor shall be entitled to consult with and advise management of the Company on significant business issues, including management’s proposed annual operating plans, and management will meet with the Investor regularly during each year at the Company’s facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans.

2.     The Investor may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company’s financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided.

3.     If the Investor is not represented on the Company’s Board of Directors (the “Board”), the Company shall give to a representative of the Investor copies of all notices, minutes, consents and other material that the Company provides to its directors, except that the Investor may be excluded from access to any material or meeting or portion thereof if the Company believes, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, or for other similar reasons. Upon reasonable notice and at a scheduled meeting of the Board of Directors or such other time, if any, as the Board of Directors may determine in its sole discretion, such representative may address the Board of Directors with respect to the Investor’s concerns regarding significant business issues facing the Company.

4.     The Company acknowledges that Investor, its Affiliates (as defined in the Investors’ Rights Agreement, of even date with this letter, between the Company and Investor (as amended from time to time (the “IRA”)) and its representative on the Board, if any (the “Investor Director”), as applicable, may have, from time to time, information that may be of interest to the Company (“Information”) including, by way of example only, (a) Investor’s (or its Affiliates’) technologies, plans and services, (b) current and future investments Investor or its Affiliates have made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including, without limitation, technologies, products and services that may be competitive with the Company’s, and (c) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including, without limitation, companies that may be competitive with the Company.  The Company, as a material part of the consideration for this letter, agrees that Investor, its Affiliates and the Investor Director, if any, shall have no duty to disclose any Information to the Company or permit the Company to participate in any projects or investments based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Company if it were aware of such Information, and the Company hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit Investor’s (or its Affiliates’) ability to pursue opportunities based on such Information or that would require Investor (or its Affiliates) or the Investor Director, if any, to disclose any such Information to the Company or offer any opportunity relating thereto to the Company.

5.

The Investor agrees, and any representative of the Investor will agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this letter.

6.     The Investor is authorized to disclose the existence of this letter and its contents to the extent required in the ordinary course of conduct of its operations, including for purpose of its obligations to operate as a “venture capital operating company” under the Employment Retirement Income Security Act of 1974, as amended.

7.     The rights described in this letter are non-assignable and shall terminate upon the earlier to occur of (i) the closing of a firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act of 1933, as amended, or (ii) at such time as the Investor shall own less than 5% of the shares of Common Stock originally acquired by it from SynGen, as adjusted from time to time for stock splits, stock dividends, and the like. The confidentiality provisions of this letter will survive any such termination.

[Signature Page Follows]

The undersigned hereby execute and deliver this letter agreement as of the date first set forth above. This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Very truly yours, ThermoGenesis Corp.

By:
Name:	Vivian Liu
Title:	President

AGREED AND ACCEPTED:

BAY CITY CAPITAL FUND V, L.P.

By:     Bay City Capital Management V LLC

Its:     General Partner

By:     Bay City Capital LLC

Its:     Manager

By:

Name:

Title:

[Signature Page to Management Rights Letter]

Exhibit H

THERMOGENESIS CORP.

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

THIS RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT is made as of the 7th day of July, 2017 by and among Thermogenesis Corp., a Delaware corporation (the “Company”), the Investors listed on Schedule A, and the Key Holders listed on Schedule B.

WHEREAS, each Key Holder is the beneficial owner of the number of shares of Common Stock set forth opposite the name of such Key Holder on Schedule B;

WHEREAS, the Company and SynGen Inc., a Delaware corporation (“SynGen”), are parties to the Asset Acquisition Agreement of even date herewith (the “Acquisition Agreement”) pursuant to which the Company will issue to SynGen twenty percent (20%) of the fully-diluted capital stock of the Company in the form of shares of Common Stock (as defined below);

WHEREAS, the shares of Common Stock issued to SynGen pursuant to the Acquisition Agreement will subsequently be distributed by SynGen to the Investors in connection with the subsequent liquidation of SynGen; and

WHEREAS, the Key Holders and the Company desire to further induce SynGen to enter into the Acquisition Agreement and the Investors to acquire the Common Stock.

NOW, THEREFORE, the Company, the Key Holders and the Investors agree as follows:

1.             Definitions.

1.1     “Affiliate” means, with respect to any specified Investor, any other Investor who directly or indirectly, controls, is controlled by or is under common control with such Investor, including without limitation any general partner, managing member, officer or director of such Investor, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, such Investor.

1.2     “Capital Stock” means (a) shares of Common Stock (whether now outstanding or hereafter issued in any context), and (b) shares of Common Stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Key Holder, any Investor, or their respective successors or permitted transferees or assigns.

1.3     “Certificate of Incorporation” means the Company’s Certificate of Incorporation, as amended from time to time.

1.4     “Change of Control” means a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company.

1.5     “Common Stock” means shares of Common Stock of the Company, $0.001 par value per share.

1.6     “Company Notice” means written notice from the Company notifying the Prospective Seller that the Company intends to exercise its Right of First Refusal as to some or all of the Transfer Stock with respect to any Proposed Transfer.

1.7      “Investors” means the Person(s) named on Schedule A hereto, each Person to whom the rights of an Investor are assigned pursuant to Subsection 3.1 or Subsection 5.9, and any one of them, as the context may require.

1.8     “Key Holders” means the Person(s) named on Schedule B hereto, each Person to whom the rights of a Key Holder are assigned pursuant to Subsection 3.1, each Person who hereafter becomes a signatory to this Agreement pursuant to Subsection 5.9 or 5.16 and any one of them, as the context may require.

1.9     “Person” means an individual, corporation, partnership, joint venture, limited liability company, unincorporated organization, trust, association or other entity.

1.10     “Proposed Investor Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Stock (or any interest therein) proposed by any of the Investors; provided, however, that transfers or encumbrances of any Transfer Stock (or any interest therein) by Bay City Capital Fund V, L.P. or Bay City Capital Fund V Co-Investment Fund, L.P. to any of their Affiliates shall not be Proposed Investors Transfers.

1.11     “Proposed Key Holder Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Stock (or any interest therein) proposed by any of the Key Holders; provided, however, that transfers or encumbrances of any Transfer Stock (or any interest therein) by Cesca Therapeutics Inc. to any of its Affiliates shall not be Proposed Key Holder Transfers.

1.12     “Proposed Transfer” means either a Proposed Investor Transfer or a Proposed Key Holder Transfer.

1.13      “Proposed Transfer Notice” means written notice from a Key Holder or Investor, as the case may be, setting forth the terms and conditions of a Proposed Transfer.

1.14     “Prospective Seller” means the Investor or Key Holder who proposes to make a Proposed Transfer to a Prospective Transferee.

1.15     “Prospective Transferee” means any Person to whom a Key Holder or an Investor proposes to make a Proposed Transfer.

1.16     “Right of Co-Sale” means the right, but not an obligation, of an Investor to participate in a Proposed Key Holder Transfer on the terms and conditions specified in the Proposed Transfer Notice.

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1.17     “Right of First Refusal” means the right, but not an obligation, of the Company, or its permitted transferees or assigns, to purchase some or all of the Transfer Stock with respect to a Proposed Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

1.18     “Secondary Exercise Notice” means written notice from an Exercising Person (as defined in Subsection 2.1(d)) notifying the Company and the Prospective Seller that such Exercising Person intends to exercise its Secondary Refusal Right as to a portion of the Transfer Stock with respect to a Proposed Transfer.

1.19      “Secondary Notice” means the written notice from the Company notifying (a) the Prospective Seller and (b) in the case of a Proposed Key Holder Transfer, the Investors, and, in the case of a Proposed Investor Transfer, the Key Holders, that the Company does not intend to exercise its Right of First Refusal as to all shares of Transfer Stock with respect to any such Proposed Transfer.

1.20     “Secondary Refusal Right” means the right, but not an obligation, of each Investor, in the case of a Proposed Key Holder Transfer, or each Key Holder, in the case of a Proposed Investor Transfer, to purchase up to its pro rata portion (based upon the total number of shares of Capital Stock then held by all Investors or Key Holders, as the case may be) of any Transfer Stock not purchased pursuant to the Right of First Refusal, on the terms and conditions specified in the Proposed Transfer Notice.

1.21     “Transfer Stock” means shares of Capital Stock owned by a Key Holder or an Investor, or issued to a Key Holder or an Investor after the date hereof (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like).

1.22     “Undersubscription Notice” means written notice from an Exercising Person notifying the Company and the Prospective Seller that such Exercising Person intends to exercise its option to purchase all or any portion of the Transfer Stock not purchased pursuant to the Right of First Refusal or the Secondary Refusal Right.

2.            Agreement Among the Company, the Investors and the Key Holders.

2.1     Right of First Refusal.

(a)     Grant. Subject to the terms of Section 3 below, each Key Holder and Investor hereby unconditionally and irrevocably grants to the Company a Right of First Refusal to purchase all or any portion of Transfer Stock that such Key Holder or Investor may propose to transfer in a Proposed Transfer, at the same price and on the same terms and conditions as those offered to the Prospective Transferee.

(b)     Notice. Each Key Holder proposing to make a Proposed Key Holder Transfer must deliver a Proposed Transfer Notice to the Company and each Investor not later than forty-five (45) days prior to the consummation of such Proposed Key Holder Transfer and each Investor proposing to make a Proposed Investor Transfer must deliver a Proposed Transfer Notice to the Company and each Key Holder not later than forty-five (45) days prior to the consummation of such Proposed Investor Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Transfer and the identity of the Prospective Transferee. To exercise its Right of First Refusal under this Section 2, the Company must deliver a Company Notice to the Prospective Seller within fifteen (15) days after delivery of the Proposed Transfer Notice. In the event of a conflict between this Agreement and any other agreement that may have been entered into by a Prospective Seller with the Company that contains a preexisting right of first refusal, the Company and the Prospective Seller acknowledge and agree that the terms of this Agreement shall control and the preexisting right of first refusal shall be deemed satisfied by compliance with Subsection 2.1(a) and this Subsection 2.1(b).

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(c)     Grant of Secondary Refusal Right. Subject to the terms of Section 3 below, each Key Holder hereby unconditionally and irrevocably grants to the Investors, and each Investor hereby unconditionally and irrevocably grants to the Key Holders, a Secondary Refusal Right to purchase all or any portion of the Transfer Stock not purchased by the Company pursuant to the Right of First Refusal, as provided in this Subsection 2.1(c). If the Company does not intend to exercise its Right of First Refusal with respect to all Transfer Stock subject to a Proposed Transfer, the Company must deliver a Secondary Notice to either (i) the selling Key Holder and to each Investor, in the case of a Proposed Key Holder Transfer, or (ii) the selling Investor and to each Key Holder, in the case of a Proposed Investor Transfer, to that effect no later than fifteen (15) days after the Prospective Seller delivers the Proposed Transfer Notice to the Company. To exercise its Secondary Refusal Right, an Investor or Key Holder, as the case may be, must deliver a Secondary Exercise Notice to the Prospective Seller and the Company within ten (10) days after the Company’s deadline for its delivery of the Secondary Notice as provided in the preceding sentence.

(d)     Undersubscription of Transfer Stock. If options to purchase have been exercised by the Company and the Investors or Key Holders, as the case may be, with respect to some but not all of the Transfer Stock by the end of the 10-day period specified in the last sentence of Subsection 2.1(c) (the “Secondary Notice Period”), then the Company shall, immediately after the expiration of the Secondary Notice Period, send written notice (the “Company Undersubscription Notice”) to those Investors or Key Holders, as the case may be, who fully exercised their Secondary Refusal Right within the Secondary Notice Period (the “Exercising Persons”). Each Exercising Person shall, subject to the provisions of this Subsection 2.1(d), have an additional option to purchase all or any part of the balance of any such remaining unsubscribed shares of Transfer Stock on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such option, an Exercising Person must deliver an Undersubscription Notice to the Prospective Seller and the Company within ten (10) days after the expiration of the Secondary Notice Period. In the event there are two or more such Exercising Persons that choose to exercise the last-mentioned option for a total number of remaining shares in excess of the number available, the remaining shares available for purchase under this Subsection 2.1(d) shall be allocated to such Exercising Persons pro rata based on the number of shares of Transfer Stock such Exercising Persons have elected to purchase pursuant to the Secondary Refusal Right (without giving effect to any shares of Transfer Stock that any such Exercising Person has elected to purchase pursuant to the Company Undersubscription Notice). If the options to purchase the remaining shares are exercised in full by the Exercising Persons, the Company shall immediately notify all of the Exercising Persons and the Prospective Seller of that fact.

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(e)     Consideration; Closing. If the consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Company’s Board of Directors and as set forth in the Company Notice. If the Company or any Investor or Key Holder, as the case may be, cannot for any reason pay for the Transfer Stock in the same form of non-cash consideration, the Company or such Investor or Key Holder, as the case may be, may pay the cash value equivalent thereof, as determined in good faith by the Board of Directors and as set forth in the Company Notice. The closing of the purchase of Transfer Stock by the Company, the Investors, or Key Holders, as the case may be, shall take place, and all payments from the Company, the Investors, or Key Holders, as the case may be, shall have been delivered to the Prospective Seller, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Transfer and (ii) forty-five (45) days after delivery of the Proposed Transfer Notice.

(f)    Transfers to Affiliates. For avoidance of doubt, any transfers or encumbrances of any Transfer Stock (or any interest therein) by Bay City Capital Fund V, L.P. or Bay City Capital Fund V Co-Investment Fund, L.P. to any of their Affiliates or by Cesca Therapeutics Inc. to any of its Affiliates shall not be subject to the Right of First Refusal or Secondary Refusal Right set forth in this Section 2.1.

2.2          Right of Co-Sale.

(a)     Exercise of Right. If any Transfer Stock subject to a Proposed Key Holder Transfer is not purchased pursuant to Subsection 2.1 above and thereafter is to be sold to a Prospective Transferee, each respective Investor may elect to exercise its Right of Co-Sale and participate on a pro rata basis in the Proposed Key Holder Transfer as set forth in Subsection 2.2(b) below and, subject to Subsection 2.2(d), otherwise on the same terms and conditions specified in the Proposed Transfer Notice. Each Investor who desires to exercise its Right of Co-Sale (each, a “Participating Investor”) must give the selling Key Holder written notice to that effect within fifteen (15) days after the deadline for delivery of the Secondary Notice described above, and upon giving such notice such Participating Investor shall be deemed to have effectively exercised the Right of Co-Sale.

(b)     Shares Includable. Each Participating Investor may include in the Proposed Key Holder Transfer all or any part of such Participating Investor’s Capital Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Transfer Stock subject to the Proposed Key Holder Transfer (excluding shares purchased by the Company or the Participating Investors pursuant to the Right of First Refusal or the Secondary Refusal Right) by (ii) a fraction, the numerator of which is the number of shares of Capital Stock owned by such Participating Investor immediately before consummation of the Proposed Key Holder Transfer and the denominator of which is the total number of shares of Capital Stock owned, in the aggregate, by all Participating Investors immediately prior to the consummation of the Proposed Key Holder Transfer, plus the number of shares of Transfer Stock held by the selling Key Holder. To the extent one or more of the Participating Investors exercise such right of participation in accordance with the terms and conditions set forth herein, the number of shares of Transfer Stock that the selling Key Holder may sell in the Proposed Key Holder Transfer shall be correspondingly reduced.

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(c)     Purchase and Sale Agreement. The Participating Investors and the selling Key Holder agree that the terms and conditions of any Proposed Key Holder Transfer in accordance with Subsection 2.2 will be memorialized in, and governed by, a written purchase and sale agreement with the Prospective Transferee (the “Purchase and Sale Agreement”) with customary terms and provisions for such a transaction, and the Participating Investors and the selling Key Holder further covenant and agree to enter into such Purchase and Sale Agreement as a condition precedent to any sale or other transfer in accordance with this Subsection 2.2.

(d)     Allocation of Consideration.

(i)     Subject to Subsection 2.2(d)(ii), the aggregate consideration payable to the Participating Investors and the selling Key Holder shall be allocated based on the number of shares of Capital Stock sold to the Prospective Transferee by each Participating Investor and the selling Key Holder as provided in Subsection 2.2(b).

(ii)     In the event that the Proposed Key Holder Transfer constitutes a Change of Control, the terms of the Purchase and Sale Agreement shall provide that the aggregate consideration from such transfer shall be allocated to the Participating Investors and the selling Key Holder pro rata based on the number of shares of Common Stock held by such parties, if applicable, and (B) the Capital Stock sold in accordance with the Purchase and Sale Agreement were the only Capital Stock outstanding.

(e)     Purchase by Selling Key Holder; Deliveries. Notwithstanding Subsection 2.2(c) above, if any Prospective Transferee or Transferees refuse(s) to purchase securities subject to the Right of Co-Sale from any Participating Investor or Investors or upon the failure to negotiate in good faith a Purchase and Sale Agreement reasonably satisfactory to the Participating Investors, no Key Holder may sell any Transfer Stock to such Prospective Transferee or Transferees unless and until, simultaneously with such sale, such Key Holder purchases all securities subject to the Right of Co-Sale from such Participating Investor or Investors on the same terms and conditions (including the proposed purchase price) as set forth in the Proposed Transfer Notice and as provided in Subsection 2.2(d)(i); provided, however, if such sale constitutes a Change of Control, the portion of the aggregate consideration paid by the selling Key Holder to such Participating Investor or Investors shall be made in accordance with the first sentence of Subsection 2.2(d)(ii). In connection with such purchase by the selling Key Holder, such Participating Investor or Investors shall deliver to the selling Key Holder a stock certificate or certificates, properly endorsed for transfer, representing the Capital Stock being purchased by the selling Key Holder. Each such stock certificate delivered to the selling Key Holder will be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the Transfer Stock pursuant to the terms and conditions specified in the Proposed Transfer Notice, and the selling Key Holder shall concurrently therewith remit or direct payment to each such Participating Investor the portion of the aggregate consideration to which each such Participating Investor is entitled by reason of its participation in such sale as provided in this Subsection 2.2(e).

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(f)     Additional Compliance. If any Proposed Key Holder Transfer is not consummated within forty-five (45) days after receipt of the Proposed Transfer Notice by the Company, the Key Holders proposing the Proposed Key Holder Transfer may not sell any Transfer Stock unless they first comply in full with each provision of this Section 2. The exercise or election not to exercise any right by any Investor hereunder shall not adversely affect its right to participate in any other sales of Transfer Stock subject to this Subsection 2.2.

2.3          Effect of Failure to Comply.

(a)     Transfer Void; Equitable Relief. Any Proposed Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Stock not made in strict compliance with this Agreement).

(b)     Violation of First Refusal Right. If any Prospective Seller becomes obligated to sell any Transfer Stock to the Company, any Investor, or any Key Holder under this Agreement and fails to deliver such Transfer Stock in accordance with the terms of this Agreement, the Company and/or such Investor or Key Holder, as the case may be, may, at its option, in addition to all other remedies it may have, send to such Prospective Seller the purchase price for such Transfer Stock as is herein specified and transfer to the name of the Company or such Investor or Key Holder, as the case may be, (or request that the Company effect such transfer) on the Company’s books the certificate or certificates representing the Transfer Stock to be sold.

(c)     Violation of Co-Sale Right. If any Key Holder purports to sell any Transfer Stock in contravention of the Right of Co-Sale (a “Prohibited Transfer”), each Investor who desires to exercise its Right of Co-Sale under Subsection 2.2 may, in addition to such remedies as may be available by law, in equity or hereunder, require such Key Holder to purchase from such Investor the type and number of shares of Capital Stock that such Investor would have been entitled to sell to the Prospective Transferee had the Prohibited Transfer been effected in compliance with the terms of Subsection 2.2. The sale will be made on the same terms, including, without limitation, as provided in Subsection 2.2(d)(i) and the first sentence of Subsection 2.2(d)(ii), as applicable, and subject to the same conditions as would have applied had the Key Holder not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Investor learns of the Prohibited Transfer, as opposed to the timeframe proscribed in Subsection2.2. Such Key Holder shall also reimburse each Investor for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor’s rights under Subsection 2.2.

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3.             Exempt Transfers.

3.1     Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Subsections 2.1 and 2.2 shall not apply: (a) in the case of a Key Holder or Investor that is an entity, upon a transfer by such Key Holder or Investor to its stockholders, members, partners or other equity holders, (b) to a repurchase of Transfer Stock from a Key Holder or an Investor by the Company at a price no greater than that originally paid by such Key Holder or Investor for such Transfer Stock and pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the Board of Directors, (c) to a pledge of Transfer Stock that creates a mere security interest in the pledged Transfer Stock, provided that the pledgee thereof agrees in writing in advance to be bound by and comply with all applicable provisions of this Agreement to the same extent as if it were the Key Holder or Investor making such pledge, (d) in the case of a Key Holder or Investor that is a natural person, upon a transfer of Transfer Stock by such Key Holder or Investor made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such Key Holder or Investor (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or (e) upon a transfer of Transfer Stock to any custodian or trustee of any trust or to a partnership or limited liability company, in each case for the benefit of, or the ownership interests of which are owned wholly by, such Key Holder or Investor or any such family members; provided that in the case of clause (a), (c), (d) or (e), the Key Holder or Investor, as the case may be, shall deliver prior written notice to all the Investors and Key Holders of such pledge, gift or transfer and such shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such issuance, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Key Holder or Investor, as the case may be, (but only with respect to the securities so transferred to the transferee), including the obligations with respect to Proposed Transfers of such Transfer Stock pursuant to Section 2; and provided, further, in the case of any transfer pursuant to clause (a), (c) or (d) above, that such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer.

3.2     Exempted Offerings. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 2 shall not apply to the sale of any Transfer Stock (a) to the public in an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (a “Public Offering”), or (b) pursuant to a Deemed Liquidation Event (as defined in the Company’s Certificate of Incorporation).

4.          Legend. Each certificate representing shares of Transfer Stock held by the Key Holders or Investors or issued to any permitted transferee in connection with a transfer permitted by Subsection 3.1 hereof shall be endorsed with the following legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

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Each Key Holder and Investor agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in this Section 4 above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement at the request of the holder.

5.            Miscellaneous.

5.1     Term. This Agreement shall automatically terminate upon the earlier of (a) the date on which Investors and their Affiliates cease to own, in the aggregate, at least two percent (2%) of the Company’s outstanding Common Stock (on an as-converted basis), (b) a Qualified Public Offering, and (c) the consummation of a Qualified Merger (as such terms are defined in the Investors’ Rights Agreement, of even date herewith, among the Company and each of the investors listed on Schedule A thereto).

5.2    Stock Split. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting the Capital Stock occurring after the date of this Agreement.

5.3     Ownership. Each Key Holder represents and warrants that such Key Holder is the sole legal and beneficial owner of the shares of Transfer Stock subject to this Agreement and that no other person or entity has any interest in such shares (other than a community property interest as to which the holder thereof has acknowledged and agreed in writing to the restrictions and obligations hereunder).

5.4    Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the non-exclusive jurisdiction of, and venue in, the state courts in San Francisco County in the State of California (or in the event of federal jurisdiction, the courts of Northern District of California).

5.5     Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A or Schedule B hereof, as the case may be, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 5.5.

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If notice is given to the Company, it shall be sent to:

ThermoGenesis Corp.

2711 Citrus Road

Rancho Cordova, California 95742

Attention: Vivian Liu, President

Email: vliu@cescatherapeutics.com

Facsimile: [•]

and a copy (which shall not constitute notice) shall also be sent to

Foley & Lardner LLP

100 North Tampa Street, Suite 2700

Tampa, Florida 33602-5810

Attention: Curt Creely

Email: ccreely@foley.com

Facsimile: (813) 221-4210

and if notice is given to the Investors, a copy shall also be given to

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

Attention: Michael L. Lawhead

Email: mlawhead@sycr.com

Fascimile: (949) 725-5277

5.6     Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

5.7     Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.8     Amendment; Waiver and Termination. This Agreement may be amended, modified or terminated (other than pursuant to Section 5.1 above) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company, (b) the Key Holders and (c) the holders of a majority of the shares of Common Stock held by the Investors. Any amendment, modification, termination or waiver so effected shall be binding upon the Company, the Investors, the Key Holders and all of their respective successors and permitted assigns whether or not such party, assignee or other shareholder entered into or approved such amendment, modification, termination or waiver. Notwithstanding the foregoing, (i) this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Investor or Key Holder without the written consent of such Investor or Key Holder unless such amendment, modification, termination or waiver applies to all Investors and Key Holders, respectively, in the same fashion, and (ii) the consent of the Key Holders shall not be required for any amendment, modification, termination or waiver if such amendment, modification, termination or waiver does not apply to the Key Holders. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

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5.9           Assignment of Rights.

(a)     The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)     Any successor or permitted assignee of any Key Holder, including any Prospective Transferee who purchases shares of Transfer Stock in accordance with the terms hereof, shall deliver to the Company and the Investors, as a condition to any transfer or assignment, a counterpart signature page hereto pursuant to which such successor or permitted assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the predecessor or assignor of such successor or permitted assignee.

(c)     The rights of the Investors hereunder are not assignable without the Company’s written consent (which shall not be unreasonably withheld, delayed or conditioned), except (i) by an Investor to any Affiliate or (ii) to an assignee or transferee who acquires shares constituting at least five percent (5%) of the Company’s Common Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), it being acknowledged and agreed that any such assignment, including an assignment contemplated by the preceding clauses (i) or (ii) shall be subject to and conditioned upon any such assignee’s delivery to the Company and the other Investors of a counterpart signature page hereto pursuant to which such assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the assignor of such assignee.

(d)     Except in connection with an assignment by the Company by operation of law to the acquirer of the Company, the rights and obligations of the Company hereunder may not be assigned under any circumstances.

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5.10     Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.11       Governing Law. This Agreement shall be governed by the internal law of the State of Delaware.

5.12       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.13     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.14     Aggregation of Stock. All shares of Capital Stock held or acquired by Affiliated Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated Persons may apportion such rights as among themselves in any manner they deem appropriate.

5.15     Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each party shall be entitled to specific performance of the agreements and obligations of the other parties hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.

5.16     Additional Key Holders. In the event that after the date of this Agreement, the Company issues shares of Common Stock, or options to purchase Common Stock, to any employee or consultant, which shares or options would collectively constitute with respect to such employee or consultant (taking into account all shares of Common Stock, options and other purchase rights held by such employee or consultant) one percent (1%) or more of the Company’s then outstanding Common Stock (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised or converted), the Company shall, as a condition to such issuance, cause such employee or consultant to execute a counterpart signature page hereto as a Key Holder, and such person shall thereby be bound by, and subject to, all the terms and provisions of this Agreement applicable to a Key Holder.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first written above.

COMPANY: ThermoGenesis Corp.

By:
Vivian Liu
President

[Signature page to Right of First Refusal and Co-Sale Agreement]

IN WITNESS WHEREOF, the parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first written above.

INVESTOR:

BAY CITY CAPITAL FUND V, L.P.

By:       Bay City Capital Management V LLC

Its:       General Partner

By:       Bay City Capital LLC

Its:       Manager

By:

Name:

Title:

Address:

Bay City Capital LLC

750 Battery Street, Suite 400

San Francisco, CA 94111

[Signature page to Right of First Refusal and Co-Sale Agreement]

IN WITNESS WHEREOF, the parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first written above.

INVESTOR:

BAY CITY CAPITAL FUND V CO-INVESTMENT FUND, L.P.

By:     Bay City Capital Management V LLC

Its:     General Partner

By:     Bay City Capital LLC

Its:     Manager

By:

Name:

Title:

Address:

Bay City Capital LLC

750 Battery Street, Suite 400

San Francisco, CA 94111

[Signature page to Right of First Refusal and Co-Sale Agreement]

IN WITNESS WHEREOF, the parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first written above.

KEY HOLDERS: CESCA THERAPEUTICS INC.

By:
Xiaochun “Chris” Xu
Chief Executive Officer

Address: Cesca Therapeutics Inc. 2711 Citrus Road Rancho Cordova, California 95742

 [Signature page to Right of First Refusal and Co-Sale Agreement]

SCHEDULE A

INVESTORS

Name and Address	Number of Shares Held
Bay City Capital Fund V, L.P.	1,962,600
Bay City Capital LLC 750 Battery Street, Suite 400 San Francisco, CA 94111

Bay City Capital Fund V Co-Investment Fund, L.P.	37,400
Bay City Capital LLC 750 Battery Street, Suite 400 San Francisco, CA 94111

[Schedule A to Right of First Refusal and Co-Sale Agreement]

SCHEDULE B

KEY HOLDERS

Name and Address	Number of Shares Held
Cesca Therapeutics Inc. 2711 Citrus Road Rancho Cordova, CA 95742	8,000,000

[Schedule B to Right of First Refusal and Co-Sale Agreement]

EXHIBIT A

CONSENT OF SPOUSE

I, [____________________], spouse of [______________], acknowledge that I have read the Right of First Refusal and Co-Sale Agreement, dated as of July 7, 2017, to which this Consent is attached as Exhibit A (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding certain rights to certain other holders of Capital Stock of the Company upon a Proposed Key Holder Transfer of shares of Transfer Stock of the Company which my spouse may own including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of Transfer Stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of Transfer Stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated as of the [____________] day of [______].

Signature

Print Name

[Exhibit A to Right of First Refusal and Co-Sale Agreement]

Execution Version

Exhibit I

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
THERMOGENESIS CORP.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

ThermoGenesis Corp., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.     That the name of the corporation is ThermoGenesis Corp., and that this corporation was originally incorporated pursuant to the General Corporation Law on March 9th, 2017 under the name ThermoGenesis Corp.

2.     That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

First: The name of the corporation is ThermoGenesis Corp. (the “Corporation”).

Second: The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is The Company Corporation. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors.

Third: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

Fourth: The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is eleven million (11,000,000) shares of Common Stock, $0.001 par value per share (“Common Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of the Common Stock of the Corporation.

A.           COMMON STOCK

1.     General. Except as shall otherwise be stated herein or as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

2.     Deemed Liquidation Events.

2.1     Definition of Deemed Liquidation Event. For purposes hereof, each of the following events shall be considered a “Deemed Liquidation Event”:

2.1.1.     a merger or consolidation in which

(a)     the Corporation is a constituent party; or

(b)     a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation;

except for any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

2.1.2.     the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a direct or indirect wholly owned subsidiary of the Corporation; provided, however, that in the event that the Corporation or its subsidiaries have continuing business operations following any such sale, lease, transfer, exclusive license, or other disposition, then such sale, lease, transfer, exclusive license, or other disposition shall not be a “Deemed Liquidation Event” for purposes hereof.

2.2     Effecting a Deemed Liquidation Event.

2.2.1.     In the event the requirements of this Section 2 are not complied with as to any Deemed Liquidation Event, the Corporation shall forthwith either:

(a)     cause the closing of such transaction to be postponed until such time as the requirements of this Section 2 have been complied with; or

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(b)     cancel such transaction, in which event the rights, preferences and privileges of the holders of the Common Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to such event.

2.3     Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any Deemed Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

2.4     Distribution in Liquidation. Upon any Deemed Liquidation Event, whether voluntary or involuntary, the remaining net assets and funds of the Corporation available for distribution to its stockholders shall be distributed pro rata to the holders of the Common Stock.

3.             Voting.

3.1     The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of capital stock of the Corporation representing at least fifty percent (50%) of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, unless a greater vote is required pursuant to Section 3.3 below.

3.2     Common Stock Protective Provisions. At any time when shares of Common Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of eighty-five percent (85%) of the then outstanding shares of Common Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

3.2.1.     liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent to any of the foregoing;

3.2.2.     amend, alter or change the rights, preferences or privileges of the Common Stock;

3.2.3.     create, or authorize the creation of, any additional class or series of capital stock unless the same ranks junior or pari passu to the Common Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or the payment of dividends and rights of redemption;

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3.2.4.     reclassify, alter or amend any existing security of the Corporation that is junior to or pari passu with the Common Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Common Stock in respect of any such right, preference or privilege;

3.2.5.     purchase, redeem or otherwise acquire (or permit any subsidiary to purchase, redeem or otherwise acquire) or pay or declare any cash dividend on, any shares of capital stock of the Corporation other than (i) pro rata redemptions of or dividends or distributions on the Common Stock, and (ii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;

3.2.6.     transfer any material assets of the Corporation to any person or entity other than a subsidiary of the Corporation (provided that for this purpose an asset shall only be deemed material to the Corporation if the transferred asset, together with all other assets being transferred, is a material part of the Corporation’s buoyancy activated cell-separation technology, is a material part of the Corporation’s cell-separation business (but excluding the cord blood bank business) or is a material part of the Corporation’s point-of-care business); or

3.2.7.     increase the number of authorized shares of Common Stock by an amount that, together with all other increases that occurred during the preceding 12-months, exceeds five million (5,000,000) shares.

4.     Ownership. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

Fifth: The Corporation is to have perpetual existence.

Sixth: Subject to any additional vote required by the Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

Seventh: Subject to any additional vote required by the Certificate of Incorporation and except as provided in that Voting Agreement dated as of July 7, 2017, as may be amended per its terms from time-to-time, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

Eighth: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

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Ninth: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

Tenth: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Tenth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Tenth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

Eleventh: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which the General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

Any amendment, repeal or modification of the foregoing provisions of this Article Eleventh shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

Twelfth: In connection with repurchases by the Corporation of its Common Stock from employees, officers, directors, advisors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, Sections 502 and 503 of the California Corporations Code shall not apply in all or in part with respect to such repurchases.

3.     That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4.     That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this Corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

*   *   *

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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 7th day of July, 2017.

ThermoGenesis Corp.

By:
Vivian Liu
President

Signature Page to Amended and Restated Certificate of Incorporation]

Exhibit J

THERMOGENESIS CORP.

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (“Agreement”) is made and entered into as of July 7, 2017 (the “Effective Date”) by and between THERMOGENESIS CORP., a Delaware corporation (“Employer”), and PHILIP COELHO, an individual residing in the State of California (“Executive”).

RECITALS

A.

Pursuant to an Asset Acquisition Agreement of even date herewith between SynGen Inc., a Delaware corporation (“SynGen”), and Employer (the “Asset Acquisition Agreement”), Employer acquired the business and substantially all of the business assets of SynGen as of the Effective Date (the “SynGen Transaction”).

B.	As a condition to the SynGen Transaction and in connection with such transaction, Employer agreed to employ Executive upon the terms and conditions set forth herein.

NOW THEREFORE, Employer and Executive hereby agree as follows:

1.            Employment. Employer employs Executive and Executive accepts employment with Employer on the terms and conditions set forth in this Agreement commencing on the Effective Date.

2.            Position; Scope of Employment. Executive shall have the position of Chief Technology Officer of Employer. Executive agrees to perform such services customary to such position and as shall be assigned to him by the Employer’s Chief Executive Officer and/or Board of Directors. Executive shall report directly to the Employer’s Chief Executive Officer.

2.1.     Entire Time and Effort. Executive shall devote Executive’s full working time, attention, abilities, skill, labor and efforts to the performance of his employment with Employer. Executive shall not, directly or indirectly, alone or as a member of a partnership or other organizational entity, or as an officer of any corporation (other than any which are owned by or affiliated with Employer) (i) be substantially engaged in or concerned with any other commercial duties or pursuits, (ii) engage in any other business activity that will interfere with the performance of Executive’s duties under this Agreement, except with the prior written consent of Employer, or (iii) join the board of directors of any other corporation; provided, however, that Executive may join the board of directors of no more than two unaffiliated companies so long as such corporation is a reputable business enterprise that is not directly competitive to the current or future operations of Employer. Executive may work one work-day per week from his residence provided that it does not interfere with his job duties and the needs of the Employer.

2.2.     Rules and Regulations. During his employment with Employer, Executive agrees to observe and comply with the rules and regulations of Employer and Cesca Therapeutics, Inc., Employer’s parent company (“Cesca”), as may be amended from time to time (including Employer’s code of ethics and Cesca’s insider trading policy) and will carry out and perform faithfully the lawful orders, directions and policies of Employer. To the extent any provision of this Agreement is contrary to an Employer or Cesca rule or regulation, as such may be amended from time to time, the terms of this Agreement shall control.

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3.             Employment Term. Executive’s term of employment (the “Employment Term”) shall commence upon the Effective Date of this Agreement and shall terminate as provided in Section 5.

4.          Compensation. During the Employment Term, Employer shall pay to or provide compensation to Executive as set forth in this Section 4. All compensation of every description shall be subject to the customary withholding tax and other employment taxes as required with respect to compensation paid to an employee.

4.1.     Base Salary. Employer shall pay Executive an annual base salary as established by the Board of Directors from time-to-time. (“Base Salary”). Executive’s Base Salary shall be payable in accordance with Employer’s regular payroll schedule, but not less frequently than twice per month. The starting Base Salary will be at the rate of $183,000 per year.

4.2.     Review. Executive’s Base Salary and duties shall be reviewed by the Board of Directors at least annually. During the review, duties will be outlined and compensation may be adjusted up at the discretion of the Board of Directors. The Base Salary may not be decreased during the Employment Term without the consent of the Executive; provided, however, that the Board of Directors may reduce the Base Salary by no more than 15% for no longer than three (3) months in any twelve (12) month period.

4.3.     Bonuses. In addition to the Base Salary provided for in sections 4.1 and 4.2, Executive is eligible to receive a certain percentage of his Base Salary in effect at the end of the fiscal year, based partially on performance weighted bonus objectives established for Executive by the Board of Directors (which will include both corporate objectives and individual objectives) for the fiscal year, such objectives to be discussed with Executive prior to being established, and partially based on the discretion of the Board of Directors. The applicable percentage Executive is eligible for under this section 4.3 shall be established by the Board of Directors from time-to-time. Any and all bonuses provided to Executive shall be governed by the terms of a separate management bonus plan as will be adopted by the Board of Directors in its sole discretion from time to time. For the year ended December 31, 2017, Executive is eligible to earn a bonus compensation of up to 50% of his base salary (the “Bonus”), pro rated for the portion of the year during which Executive was employed by the Employer. Any earned Bonus is payable in cash or in shares of the Employer’s common stock, subject to the discretion of the Board of Directors. Bonus determination will be based on the corporate/personal goals that will be mutually determined by the Executive and the Chief Executive Officer of the Employer before the end of first month of employment. The Executive is also entited to additional cash bonuses subject to the Employer achieving certain development milestones, as follows:

4.3.1 The Executive will receive $100,000 upon the Employer’s commercial sale of the first Buoyancy Activated Cell Separation (“BACS”) unit or any goods developed based upon the BACS technology.

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4.3.2 The Executive will receive $50,000 upon the Employer signing of an outlicensing agreement for any BACS system or BACS technology with an U.S. or European commercial entity, provided that such bonus payments to Executive for outlicensing activities are capped at $200,000 in the aggregate for all payments under this Section 4.3.2.

4.4.     Vacation and Sick Leave Benefits. Executive shall be entitled to accrue eighteen (18) days of paid vacation annually. While Employer encourages Executive to take vacation, if he does not use all vacation accrued in each calendar year, Executive may carry it over from year to year; provided, however, that the maximum accrual of Executive’s vacation shall be capped at two times the annual accrual rate. Once the cap is reached, Executive shall no longer accrue vacation until such time as he uses accrued vacation and his accrued and unused vacation days fall below the cap, at which time he will again begin to accrue vacation at the appropriate accrual rate. Any vacation benefit granted or paid to Executive is based solely on his Base Salary. Executive shall be entitled to sick leave in accordance with Employer’s sick leave policy, as amended from time to time.

4.5.     Other Fringe Benefits. Executive shall participate in all of Employer’s fringe benefit programs in substantially the same manner and to substantially the same extent as other similar employees of Employer, excluding only those benefits expressly modified by the terms hereof.

4.6       Expenses. Executive shall be reimbursed for his reasonable business expenses, subject to the presentation of evidence that such expenses are made in accordance with established policies adopted by Employer from time to time.

4.7     Compensation From Other Sources. Any proceeds that Executive shall receive by virtue of qualifying for disability insurance, disability benefits, or health or accident insurance shall belong to Executive. Executive shall not be paid Base Salary in any period in which he receives benefits as determined and paid under Employer’s long-term disability policy. Benefits paid to Executive under Employer’s short-term disability policy shall reduce, by the same amount, Base Salary payable to Executive for such period.

5.            Termination of Employment. Executive’s employment with Employer shall terminate on the earliest to occur of the following (the date of termination of Executive’s employment being the “Termination Date”):

5.1     upon the mutual agreement of Employer and Executive in writing;

5.2     upon the Executive’s death;

5.3     upon delivery to Executive of a written notice of termination by Employer if Executive should suffer a disability or physical or mental condition, which for the purposes of this Agreement, means Executive’s inability, for a period of ninety (90) consecutive days, to substantially perform the essential functions of Executive’s duties as Chief Technology Officer, with or without a reasonable accommodation. For purposes of determining whether Executive has a disability or physical or mental condition under this Section 5.3, upon request Executive agrees to submit to Employer a medical certification regarding his health condition from his health care provider, or submit to a medical exam by a health care provider selected by Employer and Executive for the sole purpose of evaluating Executive’s ability to perform the essential functions of his position. Employer’s written notice of termination under this Section 5.3 shall coincide with the date Executive qualifies for total disability payments under Employer’s long-term disability plan;

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 5.4      upon the date set forth in a written notice of termination for Cause delivered to Executive by Employer;

For purposes of this Agreement, “Cause” is defined as follows: (a) willful or habitual breach of Executive’s duties, provided that Employer shall give Executive notice of such breach and Executive shall not have cured such breach within thirty (30) days of such notice; (b) fraud, dishonesty, deliberate injury or intentional material misrepresentation by Executive to Employer or any others; (c) embezzlement, theft or conversion by Executive in connection with performance of obligations for Employer; (d)  negligent unauthorized disclosure or other use of Employer’s trade secrets, customer lists or confidential information; (e) habitual misuse of alcohol or any non-prescribed drug or intoxicant during work events or that otherwise adversely affects the performance of Executive’s job duties; (f) willful misconduct that causes material harm to Employer; (g) willful violation of any other standards of conduct as set forth in Employer’s employee manual and policies; (h) Executive’s conviction of or plea of guilty or nolo contendere to a felony or misdemeanor involving moral turpitude; (i) continuing failure to communicate and fully disclose material information to the Board of Directors, the failure of which would adversely impact the Employer or may result in a violation of state or federal law, including securities laws; or (j) debarment by any federal agency that would limit or prohibit Executive from serving in his capacity for Employer under this Agreement;

5.5      upon the date set forth in a written notice of resignation delivered to Employer by Executive for Good Reason;

For purposes of this Agreement, “Good Reason” is defined as one or more of the following: (a) without the consent of Executive, Executive is assigned material duties that are materially inconsistent with Executive’s position, duties, responsibilities or status as Chief Technology Officer of Employer, provided that Executive must advise Employer’s Chief Executive Officer in writing within fifteen (15) days of such assignment of duties that he believes the duties would give him/her the right to terminate his employment for Good Reason and Employer does not withdraw or change such assignment within fifteen (15) days; (b) without the consent of Executive, Employer relocates Executive’s principal place of employment to a location further than 35 miles from the Employer’s current principal offices; or (c) Employer reduces Executive’s initial Base Salary or implements material adverse changes to the benefits available to Executive as compared to those initially extended to Executive hereunder;

5.6     upon the date set forth in a written notice of resignation delivered to Employer by Executive, other than a notice under Section 5.5 (Good Reason); or

5.7     upon the date set forth in a written notice of termination without Cause delivered to Executive by Employer, other than a notice under Section 5.3 (Disability) or Section5.4 (termination for Cause).

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Exhibit J

6.             Compensation Upon Termination.

6.1      Minimum Payments. Upon termination of Executive’s employment for any reason Executive shall be entitled to: (a) Base Salary accrued through the Termination Date; (b)  reimbursement of expenses incurred prior to termination of employment that are payable in accordance with Section 4.6; (c) any benefits accrued or earned in accordance with the terms of any applicable benefit plans and programs of Employer, including but not limited to accrued and unused vacation; and (d) any earned but unpaid annual bonus plus any other earned incentive compensation expressly provided to be paid upon termination in any incentive compensation plan for Executive.

6.2     Severance Payments for Termination Without Cause or for Resignation for Good Reason. If Executive’s employment is terminated pursuant to Section 5.5 (Good Reason) or Section 5.7 (without Cause), in addition to the payments made under Section 6.1, Executive shall be entitled to a sum equal to three (3) months of Base Salary in effect as of the Termination Date, payable in accordance with Employer’s regular payroll dates.

6.3     Timing of Payments. Subject to the conditions set forth in Sections 6.4 (Release), Section 13.1 (280G), Section 13.2 (162(m)) and Section 14 (409A), all compensation under Section 6.2 earned by and owing to Executive at the time of his termination of employment shall be paid to him in accordance with Section 6.2. Subject to the conditions set forth in Sections 6.4 (Release), Section 13.1 (280G), Section 13.2 (162(m)) and Section 14 (409A), all other payments made to Executive under this Agreement shall be due and payable as stated and, if not specified, in installments at least twice monthly at Employer’s sole discretion and election. If compensation payments to Executive are delayed due to the aforementioned IRS code requirements, the Employer shall immediately escrow such payments owed until the prescribed date in which the payments are to be released to Executive.

6.4     Release. Executive acknowledges and agrees that payments under Section 6.2 shall fully and completely discharge any and all obligations of Employer to Executive arising out of or related to: (a) Executive’s employment with, and/or separation from employment with Employer; and/or (b) this Agreement. The payment(s) made hereunder shall constitute liquidated damages in lieu of any and all claims which Executive may have against Employer or any of its officers, directors, employees, or other agents, except for any obligations under the workers' compensation laws including Employer's liability provisions. Therefore, notwithstanding any provision of this Agreement to the contrary, no payments or benefits shall be owed to Executive under Section 6.2 unless Executive executes and delivers to Employer a release in the form attached hereto as Exhibit A (“Release”) within forty five (45) days following the Termination Date, and any applicable revocation period has expired prior to the sixtieth (60th) day following the Termination Date.

6.5     No Obligation to Seek Employment. Executive shall have no obligation to seek other employment following termination of his employment with Employer nor shall any payment he receives from any subsequent employer reduce the payments to which he is entitled to under this Agreement.

7.            Proprietary Information; Confidentiality.

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7.1.     Confidential Information. Executive during the course of his duties will be handling financial, accounting, statistical, marketing and personnel information of Employer and/or its customers or other third-parties. All such information is confidential and shall not be disclosed, directly or indirectly, or used by Executive in any way, either during the term of this Agreement or at any time thereafter except as required in the course of Executive’s employment with Employer. Executive agrees not to disclose to any others, or take or use for Executive’s own purposes or purposes of any others, during the term of this Agreement, any of Employer's Confidential Information (as defined below). Executive agrees that these restrictions shall also apply to (a) Confidential Information belonging to third parties in Employer's possession; and (b) Confidential Information conceived, originated, discovered or developed by Executive during the term of this Agreement. “Confidential Information” means any Employer proprietary information, trade secrets or know-how (of any kind, type or nature, whether written, stored on magnetic or other media, or oral), including, but not limited to, research, plans, services, customer lists, Employer’s computer programs or computer software, marketing, finances or other business information that has been compiled, prepared, devised, developed, designed, discovered, or otherwise learned by Executive during the course of his employment and/or disclosed to Executive by Employer, either directly or indirectly, in writing, orally, or by observation of any business conduct. Confidential Information does not include any of the foregoing items that has become publicly known and made generally available through no wrongful act of Executive. Executive further agrees not to use improperly or disclose or bring onto the premises of Employer any trade secrets of another person or entity during the term of this Agreement.

7.2.     Return of Property. Executive agrees that upon termination of employment with Employer, Executive will deliver to Employer all devices, records, data, disks, computer files, notes, reports, proposals, lists, correspondence, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by Executive pursuant to employment with Employer or otherwise belonging to Employer, its successors or assigns.

7.3.     Employment Information. Executive represents and warrants to Employer that information provided by Executive in connection with his employment and any supplemental information provided to Employer is complete, true and materially correct in all respects. Executive has not omitted any information that is or may reasonably be considered necessary or useful to evaluate the information provided by Executive to Employer. Executive shall immediately notify Employer in writing of any change in the accuracy or completeness of all such information.

7.4.     Other Agreements. Executive represents that the performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Executive in confidence or in trust prior to employment with Employer. Executive has not and shall not: (a) disclose or use in the course of his employment with Employer, any proprietary or trade-secret information belonging to another; or (b) enter into any oral or written agreement in conflict with this Agreement.

7.5     Communications with Government Authorities. Nothing in this in this Agreement is intended to discourage or restrict Executive from communicating with, or making a report with, any governmental authority regarding a good faith belief of any violations of law or regulations based on information that Executive acquired through lawful means in the course of his employment, including such disclosures protected or required by any whistleblower law or regulation of the Securities and Exchange Commission, the Department of Labor, or any other appropriate governmental authority. Furthermore, nothing in this Agreement is intended to discourage or restrict Executive from reporting any theft of trade secrets pursuant to the Defend Trade Secrets Act of 2016 (the “DTSA”) or other applicable state or federal law. The DTSA prohibits retaliation against an employee, contractor or consultant because of whistleblower activity in connection with the disclosure of trade secrets, so long as any such disclosure is made either (A) in confidence to an attorney or a federal, state, or local government official and solely to report or investigate a suspected violation of the law, or (B) under seal in a complaint or other document filed in a lawsuit or other proceeding. Executive agrees that if Executive believes that any Employer employee, consultant, contractor or any third party has misappropriated or improperly used or disclosed trade secrets or Confidential Information, Executive will report such activity to Employer’s Chief Executive Officer or otherwise in accordance with any communication protocols or policies established by the Employer.

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8.             Duty of Loyalty; Fiduciary Duty; Covenant Not to Unfairly Compete.

8.1     Obligations During Employment. During the term of this Agreement, Executive has a duty of loyalty and a fiduciary duty to Employer. Executive shall not, directly or indirectly, whether as a partner, employee, creditor, stockholder, or otherwise, promote, participate, or engage in any activity or other business which is directly competitive to the current operations of Employer or the currently contemplated future operations of Employer other than as a holder of not more than five percent (5%) of the securities of a privately held corporation. The obligation of Executive not to compete with Employer shall not prohibit Executive from owning or purchasing any corporate securities that are regularly traded on a recognized stock exchange or on over-the-counter market.

8.2     Obligations Post-Employment. To the fullest extent permitted by law and in addition to the obligations set forth in Section 7 above, upon the termination of Executive’s employment with Employer for any reason, Executive shall not use any of Employer’s confidential proprietary or trade secrets information to directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or any other individual or representative capacity, engage or participate in any business, wherever located, that is in direct competition with the business of Employer. Nothing in this Agreement shall prohibit Executive from purchasing or owning not more than five percent (5%) of securities of any privately held corporation or any securities of any corporate securities that are regularly traded on a recognized stock exchange or on over-the-counter market, provided that such ownership represents a passive investment and that Executive is not a controlling person of, or a member of a group that controls, such corporation. This paragraph does not, in any way, restrict or impede the Executive from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order. The Executive shall promptly provide written notice of any such order to the Chief Executive Officer of Employer.

9.         Inventions; Ownership Rights. Executive agrees that all ideas, techniques, inventions, systems, formulas, discoveries, technical information, programs, know-how, prototypes and similar developments (“Developments”) developed, created, discovered, made, written or obtained by Executive in the course of or as a result, directly or indirectly, of performance of his duties hereunder, and all industrial property, copyrights, patent rights, trade secrets, moral rights and other forms of protection thereof that are inherent therein, shall be and remain the property of Employer. Executive agrees to execute or cause to be executed such assignments and applications, registrations and other documents and to take such other action as may be requested by Employer to enable Employer to protect its rights to any such Developments. If Employer requires Executive’s assistance under this Section 9 after termination of this Agreement, Executive shall be compensated for his time actually spent in providing such assistance at an hourly rate equivalent to the prevailing rate for such services and as agreed upon by the parties.

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10.           Non-Solicitation; Post-Termination Cooperation .

10.1     Customers. During the term of this Agreement, Executive has a duty of loyalty and a fiduciary duty to Employer. While employed by Employer, Executive shall not divert or attempt to divert (by solicitation or other means), whether directly or indirectly, Employer’s customers for the purpose of inducing or encouraging them to sever their relationship with Employer or to solicit them in connection with any product or service competing with those products and services offered and sold by Employer. Also, to the fullest extent permissible under applicable law, following termination of Executive’s employment with Employer for any reason, Executive agrees not use any of Employer’s confidential proprietary or trade secrets information to directly or indirectly divert or attempt to divert (by solicitation or other means) Employer’s customers for the purpose of inducing or encouraging them to sever their relationship with Employer or to solicit them in connection with any product or service competing with those products and services offered and sold by Employer.

10.2     Employees. To the fullest extent permissible under applicable law, Executive agrees that both during the term of this Agreement, and for a period of two (2) years after the Termination Date, Executive shall not take any action to induce employees or independent contractors of Employer to sever their relationship with Employer and accept an employment or an independent contractor relationship with any other business. However, this obligation will not affect any responsibility Executive may have as an employee of Employer with respect to the bona fide hiring and firing of Employer personnel.

10.4     Post-Termination Cooperation. For a period of one (1) month following any termination of this Agreement, Executive will make himself available and assist Employer, at Employer’s expense, as reasonably requested, with respect to prior services, transition of duties, and intellectual property filings and protection.

11.        Arbitration; Remedies. Executive and Employer agree that any dispute between the parties (including any affiliate, successor, predecessor, contractors, employees, and agents of Employer) that may arise from Executive’s employment with Employer or termination of Executive’s employment with Employer, and/or regarding the rights or obligations of the parties under this Agreement, will be submitted to binding arbitration. The arbitration requirement applies to all statutory, contractual, and/or common law claims arising from the employment relationship including, but not limited to, claims arising under Title VII of the Civil Rights Act of 1964; the Age Discrimination in Employment Act; the Equal Pay act of 1963; the California Fair Employment and Housing Act; the California Labor Code; the Fair Labor Standards Act, the American With Disabilities Act, and other applicable federal and state employment laws. Both Employer and Employee shall be precluded from bringing or raising in court or another forum any dispute that was or could have been submitted to binding arbitration. This arbitration requirement does not apply to claims for workers’ compensation benefits, claims arising under ERISA, or claims for any provisional or injunctive relief remedies as set forth in the California Code of Civil Procedure (or any statute or law of similar effect concerning provisional or injunctive relief remedies in any other applicable jurisdiction). In fact, the parties agree that, in the event of a breach or threatened breach of Sections 7-10 of this Agreement by Executive, monetary damages alone would not be an adequate remedy to Employer for the injury that would result from such breach, and that Employer shall be entitled to apply to any court of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of such provisions of this Agreement. Executive further agrees that any such injunctive relief obtained by Employer shall be in addition to monetary damages.

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Exhibit J

Binding arbitration under this Agreement shall be conducted in Sacramento County, California in accordance with the California Arbitration Act, Code of Civil Procedure sections 1280, et. seq. The arbitration shall be conducted before a neutral arbitrator selected by both parties and shall otherwise be conducted in accordance with the American Arbitration Association’s “National Rules for the Resolution of Employment Disputes”. Where required by law, Employer shall pay all additional costs peculiar to the arbitration to the extent such costs would not otherwise be incurred in a court proceeding. Each party shall pay their own attorney’s fees and costs. The parties will be permitted to conduct discovery as provided by the California Code of Civil Procedure. The arbitrator shall, within thirty (30) days after the conclusion of the arbitration, issue a written award setting forth the factual and legal bases for his decision and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

NOTE: THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP.

12.           Actions Contrary to Law; Blue Pencil. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, or regulation, contrary to which the parties have no legal right to contract, then the latter shall prevail; but in such event, the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements. The parties hereby acknowledge that the restrictions set forth in Sections 7-10 have been specifically negotiated and agreed to by the parties hereto and if the scope or enforceability of any such section is in any way disputed at any time, and should a court find that such restrictions are overly broad, the court may modify and enforce the covenant to the extent that it believes to be reasonable under the circumstances.

13.           Internal Revenue Code.

13.1     Section 280G. Notwithstanding any other provision of this Agreement to the contrary, if the right to receive or benefit from any payments under this Agreement, including Sections 6.2 or 6.3, either alone or together with other payments that Executive has a right to receive from Employer, would constitute a “parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)), all such payments will be reduced to the largest amount that will result in no portion being subject to the excise tax imposed by Section 4999 of the Code.

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Exhibit J

13.2     Section 162(m). Notwithstanding any provision of this Agreement to the contrary, if Employer determines that compliance with Section 162(m) of the Code is required or desired, all payments made under this Agreement to Executive will comply with the requirements of Section 162(m) of the Code.

14.           Section 409A Compliance.

14.1     Conditions to Payment. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. Any payments to be made under this Agreement upon a termination of employment shall only be made if such termination of employment constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, Employer makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall Employer be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A.

14.2     Specified Employee. Notwithstanding any other provision of this Agreement, if at the time of the Executive’s termination of employment, he is a “specified employee”, determined in accordance with Section 409A, any payments and benefits provided under this Agreement that constitute “nonqualified deferred compensation” subject to Section 409A that are provided to the Executive on account of his separation from service shall not be paid until the first payroll date to occur following the six-month anniversary of the Executive’s termination date (“Specified Employee Payment Date”). The aggregate amount of any payments that would otherwise have been made during such six-month period shall be paid in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule. If the Executive dies during the six-month period, any delayed payments shall be paid to the Executive’s estate in a lump sum upon the Executive’s death.

14.3     Reimbursement. To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following: (a) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (b) any reimbursement of an eligible expense shall be paid to the Executive on or before the last day of the calendar year following the calendar year in which the expense was incurred; and (c) any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.

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Exhibit J

15.           Miscellaneous.

15.1.     Notices. All notices and demands of every kind shall be personally delivered or sent by first class mail to the parties at the addresses appearing below or at such other addresses as either party may designate in writing, delivered or mailed in accordance with the terms of this Agreement. Any such notice or demand shall be effective immediately upon personal delivery or three (3) days after deposit in the United States mail, as the case may be.

EMPLOYER:     Cesca Therapeutics

                             2711 Citrus Road

                             Rancho Cordova, CA 95742

EXECUTIVE:     Philip Coelho

                             1550 12th Ave

                             Sacramento, CA 95818

15.2.     Attorneys’ Fees; Prejudgment Interest. If the services of an attorney are required by any party to secure the performance hereof or otherwise upon the breach or default of another party to this Agreement, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Agreement or the rights and duties of any person in relation thereto, to the extent permitted by law, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and other expenses, in addition to any other relief to which such party may be entitled. Any award of damages following judicial remedy or arbitration as a result of the breach of this Agreement or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum amount of interest allowed by law.

15.3.     Choice of Law, Jurisdiction, Venue. This Agreement is drafted to be effective in the State of California, and shall be construed in accordance with California law. The exclusive jurisdiction and venue of any legal action by either party under this Agreement shall be the County of Sacramento, California.

15.4.     Amendment, Waiver. No amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by Executive and Employer. A waiver of any term or condition of this Agreement shall not be construed as a general waiver by Employer. Failure of either Employer or Executive to enforce any provision or provisions of this Agreement shall not waive any enforcement of any continuing breach of the same provision or provisions or any breach of any provision or provisions of this Agreement.

15.5     Change in the Time and Form of Payment. Any amendment that proposes to delay the time or form of the payment of any deferred compensation payable pursuant to the terms of this Agreement shall be subject to the following restrictions:

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Exhibit J

(a)     Any election to amend the terms of this Agreement to defer the time or form of payment of deferred compensation hereunder shall not take effect for twelve (12) months after the date on which the election to amend the time of form of payment is made: and

(b)     Any election to amend the terms of this Agreement to defer the payment of deferred compensation payable hereunder shall require that the first payment of any deferred compensation payable hereunder be deferred for a period of not less than five (5) years from the date such payment would have been made but for the amendment of the Agreement to defer the payment date.

15.6.       Assignment; Succession. It is hereby agreed that Executive’s rights and obligations under this Agreement are personal and not assignable. Further, neither Executive, nor beneficiary, nor any other person entitled to payments hereunder shall have the power to transfer, assign, anticipate, mortgage or otherwise encumber in advance any of such payments, nor shall such payments be subject to seizure for the payment of public or private debts, judgment, alimony or separate maintenance or be transferable by operation of law in event of bankruptcy, insolvency or otherwise. This Agreement contains the entire agreement and understanding between the parties to it and shall be binding on and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties hereto.

15.7.      Independent Covenants. All provisions herein concerning unfair competition and confidentiality shall be deemed independent covenants and shall be enforceable without regard to any breach by Employer unless such breach by Employer is willful and egregious.

15.8.     Entire Agreement. This document constitutes the entire agreement between the parties, all oral agreements being merged herein, and supersedes all prior representations. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties relating to the subject matter of this Agreement that are not fully expressed herein.

15.9.       Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement which can be given effect without the invalid provision shall continue in full force and effect and shall in no way be impaired or invalidated.

15.10.     Captions. All captions of sections and paragraphs in this Agreement are for reference only and shall not be considered in construing this Agreement.

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Exhibit J

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH AFFECTS YOUR LEGAL RIGHTS AND MAY BE ENFORCED BY THE PARTIES.

EMPLOYER: THERMOGENESIS CORP.

Xiaochun “Chris” Xu Chief Executive Officer

EXECUTIVE:
Philip Coelho

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Exhibit J

EXHIBIT A

FORM OF GENERAL RELEASE

General Release and Waiver

This General Release and Waiver (“Release”) is made and entered into as of ________________________ (the “Release Date”), by and between THERMOGENESIS CORP., a Delaware corporation (“Employer”), and Philip Coelho (“Executive,”). Employer and/or Executive may hereinafter be referred to individually as a "Party" or collectively as the "Parties."

In consideration of the mutual covenants hereinafter set forth, the Parties hereby agree as follows:

1.             Separation. Executive’s employment with Employer ended effective ______________________.

2.           Payment and Benefits. In consideration of the promises made in this Release, Employer has agreed to pay Executive the benefits described in Sections 6.2 and 6.3 of that certain Executive Employment Agreement made and entered into as of July 7, 2017, by and between the Parties (the “Employment Agreement”). Executive understands and acknowledges that the benefits described in this Section 2 constitute benefits in excess of those to which Executive would be entitled without entering into this Release. Executive acknowledges that such benefits are being provided by Employer as consideration for Executive entering into this Release, including the release of claims and waiver of rights provided in Section 3 of this Release.

3.             Release of Claims and Waiver of Rights.

(a)     Executive, on Executive’s own behalf and that of Executive’s spouse, heirs, executors or administrators, assigns, insurers, attorneys and other persons or entities acting or purporting to act on Executive’s behalf (the “Executive’s Parties”), hereby irrevocably and unconditionally release, acquit and forever discharge Employer, its affiliates, subsidiaries, directors, officers, employees, shareholders, partners, agents, representatives, predecessors, successors, assigns, insurers, attorneys, benefit plans sponsored by Employer and said plans’ fiduciaries, agents and trustees (the “Released Parties”), from any and all actions, cause of action, suits, claims, obligations, liabilities, debts, demands, contentions, damages, judgments, levies and executions of any kind, whether in law or in equity, known or unknown, which the Executive’s Parties have, have had, or may in the future claim to have against the Released Parties by reason of, arising out of, related to, or resulting from Executive’s employment with Employer or the termination thereof. This release specifically includes without limitation any claims arising in tort or contract, any claim based on wrongful discharge, any claim based on breach of contract, any claim arising under federal, state or local law prohibiting race, sex, age, religion, national origin, handicap, disability or other forms of discrimination, any claim arising under federal, state or local law concerning employment practices, and any claim relating to compensation or benefits. This specifically includes, without limitation, any claim which the Executive has or has had under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, as amended, and the Employee Retirement Income Security Act of 1974, as amended. It is understood and agreed that the waiver of benefits and claims contained in this section does not include: (i) a waiver of the right to payment of any vested, nonforfeitable benefits to which the Executive or a beneficiary of the Executive may be entitled under the terms and provisions of any employee benefit plan of Employer which have accrued as of the separation date; (ii) a waiver of the right to benefits and payment of consideration to which Executive may be entitled under the Employment Agreement or any of the agreements contemplated thereby; and (iii) a waiver of any rights to indemnification under the Certificate of Incorporation or Bylaws of the Employer or an subsidiary of Employer or under applicable law and regulation. Executive acknowledges that he is only entitled to the severance benefits and compensation set forth in the Employment Agreement, and that all other claims for any other benefits or compensation are hereby waived, except those expressly stated in the preceding sentence.

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Exhibit J

Nothing in this Release shall be deemed to require the waiver or release of any claim that may not be released or waived under applicable federal or state law.

(b)     Executive hereby acknowledges that he understands that under this Release he is releasing any known or unknown claims he may have arising out of, related to, or resulting from Executive’s employment with Employer or the termination thereof (the "Released Claims"). He therefore acknowledges that he has read and understands Section 1542 of the California Civil Code, which reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Executive expressly waives and relinquishes all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to the Released Claims.

4.            Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Executive acknowledges that the consideration given for this Release is in addition to anything of value to which Executive already is entitled. Executive further acknowledges that Executive has been advised by this writing that:

(a)     the release and waiver granted herein does not relate to claims under the ADEA which may arise after this Release is executed;

(b)     Executive should consult with an attorney prior to executing this Release;

(c)     Executive has at least twenty-one (21) days within which to consider this Release as it relates to claims under the ADEA, although Executive may accept the terms of this Release at any time within those 21 days and earlier execute this Release;

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Exhibit J

(d)     Executive has seven (7) days following the execution of this Release to revoke this Release as it relates to claims under the ADEA; and

(e)     This Release will not be effective as it relates to claims under the ADEA until the revocation period has expired, which will be the eighth (8th) day after this Release is executed by both Parties, and the severance payments described in the Employment Agreement will not be paid until this Release has become effective and all statutory revocation periods have expired.

5.            Non-Disparagement. The parties agree to treat each other respectfully and professionally and not disparage the other party, and the other party’s officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that both the Executive and Employer will respond accurately and fully to any question, inquiry or request for information when required by the legal process.

6.            No Admissions. Employer denies that it or any of its employees or agents has taken any improper action against Executive. Nothing contained herein shall be deemed as an admission by Employer of any liability of any kind to Executive, all such liability being expressly denied. Further, this Release shall not be admissible in any proceeding as evidence of improper action by Employer or any of its employees or agents.

7.             Non-Waiver. Employer’s waiver of a breach of this Release by Executive shall not be construed or operate as a waiver of any subsequent breach by Executive of the same or of any other provision of this Release.

8.            Restrictive Covenants. Executive understands that the covenants in Sections 7-10 of the Employment Agreement survive the termination of his employment with Employer.

9.            Amendment, Waiver. No amendment or variation of the terms of this Release shall be valid unless made in writing and signed by Executive and Employer. A waiver of any term or condition of this Agreement shall not be construed as a general waiver by Employer. Failure of either Employer or Executive to enforce any provision or provisions of this Agreement shall not waive any enforcement of any continuing breach of the same provision or provisions or any breach of any provision or provisions of this Agreement.

10.          Acknowledgments. Executive understands that nothing contained in this Release limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Executive further understands that this Release does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to Employer. This Release does not limit Executive’s right to receive an award for information provided to any Government Agencies. Nothing in this Release shall prevent Executive’s participation in any legal proceedings against the Employer or any Released Party in compliance with a summons that requires such participation, or Executive’s initiation of or participation in administrative proceedings or investigations of the EEOC or other governmental agencies; provided, however, that this Release shall prevent Executive from receiving any monetary or financial damages or recoveries from Employer or any Released Party or reinstatement with the Employer in connection with any such proceedings or investigations which is not based on recovering or receiving an award paid by a Government Agency. Executive represents that Executive has not filed or asserted any claims whatsoever against Employer or any Released Party. Executive is not aware of any conduct by Employer or any Released Party that may violate any federal, state or local law, rule or regulation.

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Exhibit J

11.     Construction. The terms set forth in Section 11 and Sections 15.1, 15.2, 15.3, 15.7 and 15.9 of the Employment Agreement shall apply to this Release, provided that the word “Release” shall take the place of the word “Agreement” in such Sections, where applicable.

[Remainder of page left blank intentionally. Signature page follows.]

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Exhibit J

IN WITNESS WHEREOF, the Parties have executed this Release as of dates set forth below their respective signatures below.

EMPLOYER: THERMOGENESIS CORP.	EXECUTIVE:

By: Xiaochun “Chris” Xu Chief Executive Officer	Philip Coehlo

Date:	Date:

[Signature Page to General Release and Waiver]

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